EXHIBIT D

                       AMENDED AND RESTATED LOAN AGREEMENT
                             dated November 8, 1996
              as further amended and restated on December 18, 1998,
                     September 27, 1999 and November 4, 1999

A M O N G :

                                GERDAU STEEL INC.
                           GERDAU COURTICE STEEL INC.
                              GERDAU MRM STEEL INC.
                                  as Borrowers

                              CHASE SECURITIES INC.
                            SALOMON SMITH BARNEY INC.
                            THE TORONTO-DOMINION BANK
                               as Joint Arrangers
                              and Joint Bookrunners

                          THE INSTITUTIONS NAMED HEREIN
                                   as Lenders

                            THE TORONTO-DOMINION BANK
                                    as Agent

TORY TORY DESLAURIERS & BINNINGTON                       FASKEN CAMPBELL GODFREY
3000 Aetna Tower                                     Toronto Dominion Bank Tower
P.O. Box 270, Stn. Toronto Dominion         P.O. Box 20, Toronto-Dominion Centre
Toronto, Ontario                                                Toronto, Ontario
M5K 1N2                                                                  M5K 1N6

(Borrowers' Counsel)                                            (Banks' Counsel)

                                                                       EXHIBIT D

                       AMENDED AND RESTATED LOAN AGREEMENT

            THIS AGREEMENT dated as of November 8, 1996 as further amended and restated by agreements dated as of December 18, 1998, September 27, 1999 and November 4, 1999.

A M O N G :

                  GERDAU COURTICE STEEL INC., a corporation continued pursuant to the laws of the Province of Saskatchewan

                  - and -

                  GERDAU MRM STEEL INC., a corporation continued pursuant to the laws of the Province of Saskatchewan

                  - and -

                  GERDAU STEEL INC., a corporation incorporated pursuant to the laws of Canada

                  - and -

                  THE INSTITUTIONS NAMED HEREIN AS LENDERS

                  - and -

                  THE TORONTO-DOMINION BANK, as Agent

RECITALS:

A. By Letter of Offer and Term Sheet (collectively, the "1989 Term Sheet") dated October 31, 1989, The Toronto-Dominion Bank ("TD") established certain term and operating facilities in favour of Courtice on and subject to the terms and conditions set out in the 1989 Term Sheet;

B. Each of Courtice and MRM subsequently requested TD to provide Courtice and MRM with certain additional financing relating to the purchase by Courtice of preference shares in the capital of MRM Holdings and in connection with the acquisition by MRM of the MRM Steel and the Mandak Metal divisions of The Canam Manac Group Inc.;

C. TD agreed to provide such financing on and subject to the terms and conditions set out in a Letter of Offer and Term Sheet (the "1995 Term Sheet") dated June 19, 1995 between the TD and Courtice;

D. Courtice, MRM, MRM Holdings, Gerdau Steel and TD amended the terms and conditions of the Original Facilities referred to and defined in the 1989 Term Sheet and incorporated them, as amended, into an amended and restated loan agreement dated June 23, 1995 (the "Original Amended and Restated Loan Agreement" which expression includes the first amending agreement thereto dated as of September 26, 1995) which also sets out the terms and conditions relating to the Revolver Facility (as it then was) and the term facility established under the 1995 Term Sheet;

E. On or about September 27, 1995 MRM arranged for Tellib to lend to MRM U.S. $38,000,000 (the "Tellib Advance") on the basis that the repayment of such Tellib Advance and payment of interest thereon would be postponed in favour of TD in form and substance satisfactory to TD;

F. Each Gerdau Canada Group Member subsequently requested TD to provide or arrange for additional credit facilities in the aggregate amount of Cdn. $35,000,000, reconstitute the Revolver Facility and the 1995 Term Facility, allow MRM to borrow U.S. $38,000,000 under such reconstituted facilities and permit MRM to repay the Tellib Advance (partly or wholly funded) from the proceeds of that borrowing;

G. By letter of offer (the "Syndication Offer") dated September 25, 1996 TD agreed to arrange the credit facilities requested by the Gerdau Canada Group referred to above;

H. The parties thereto amended the terms and conditions of the Original Amended and Restated Loan Agreement and incorporated them, as amended, into an agreement dated as of November 8, 1996 (the "First Syndicated Amended and Restated Loan Agreement") which also set out the terms and conditions relating to the reconstituted facilities established pursuant to the Syndication Offer;

I. The Borrowers at that time (the "Prior Borrowers") and Guarantors at that time requested the Lenders at that time (the "Prior Lenders"), and the Prior Lenders agreed, to amend and restate the terms and conditions of the First Syndicated Amended and Restated Loan Agreement and in that regard the parties to the First Syndicated Amended and Restated Loan Agreement entered into an agreement dated as of December 18, 1998 (the "Prior Loan Agreement").

J. Pursuant to the Prior Loan Agreement the Prior Lenders agreed to make loans and other credit available to the Prior Borrowers in the aggregate amount of up to Cdn.$85,000,000 under the Revolver Facility (as defined therein) and up to Cdn.$65,000,000 under the Term Facility (as defined therein).

K. Pursuant to a loan transfer agreement dated September 27, 1999, the Lenders party to this Agreement became the only lenders under the Prior Loan Agreement entitled to be paid the entirety of the Advances (as defined in the Prior Loan Agreement) payable under the Prior Loan Agreement.

L. The Prior Borrowers requested the Lenders to reallocate the amounts available under the then existing Revolver Facility and Term Facility (each as defined in the Prior Loan Agreement) by reducing the Revolver Facility to Cdn.$75,000,000 and increasing the Term Facility to Cdn.$200,000,000 and allow Gerdau Steel to become a Borrower. The increase in the existing Credit Facilities (as defined in the Prior Loan Agreement) was requested by the Prior Borrowers and Gerdau Steel to permit them to finance the acquisition of 176 issued and outstanding shares of common stock in FLS Holdings, Inc. (representing 88% of all such issued and outstanding common stock), which in turn owns 9,000,000 issued and outstanding shares of common stock in AmeriSteel Corporation (representing approximately 85% of all such issued and outstanding common stock).

M. In response to the request from the Prior Borrowers and Gerdau Steel, the Lenders amended and restated the terms and conditions of the Prior Loan Agreement to provide the Credit Facilities outlined in more detail in the existing Amended and Restated Loan Agreement dated as of September 27, 1999 (the "Existing Loan Agreement").

N. The parties have agreed to certain minor modifications to the Existing Loan Agreement so that it reads in its entirety in the form of this Agreement.

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree to amend and restate the terms of the Credit Facilities as referred to and defined in the Prior Loan Agreement in the manner set out in this amended and restated loan agreement, subject to the following terms and conditions:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1. Definitions

            For the purposes of this Agreement:

      "Acceptance Date" means, with respect to any Bankers' Acceptance, the date upon which the Bankers' Acceptance is issued, being the first day of the relevant term for such Bankers' Acceptance;

      "Acceptance Fee" means the acceptance fee payable on the amount of each Bankers' Acceptance, calculated and payable in the manner provided for in
      Section 7.5.8;

      "Acceptance Proceeds" for any Lender means the net cash proceeds realized on the purchase by the Lender of its participation in an issue of Bankers' Acceptances pursuant to this Agreement after deduction of the applicable Acceptance Fee payable thereon;

      "Advance" means any amount of credit advanced or to be advanced (as the context requires) by the Lenders to a Borrower pursuant to this Agreement, whether by way of cash advance, acceptance of drafts or issue of a Standby Credit, or any relevant portion thereof (as the context requires);

      "Affected Lender" has the defined meaning assigned to it in Section 5.3, 7.7, 7.8 or 14.10.1, as applicable;

      "Affiliate" means any Person which is not a Gerdau Canada Group Member and
      (i) which, directly or indirectly, Controls, is Controlled by or is under common Control with, any Gerdau Canada Group Member, (ii) which beneficially owns or Controls 10% or more of the Voting Capital Stock, on a fully diluted basis, of any Gerdau Canada Group Member, (iii) of which 10% or more of the Voting Capital Stock, on a fully diluted basis, is beneficially owned or Controlled by any Gerdau Canada Group Member or (iv) any Senior Officer or director of any Person referred to in any of clauses
      (i), (ii) and (iii) of this definition;

      "Agency Fee Agreement" means the agency fee agreement between Gerdau Steel and the Agent dated as of September 27, 1999 providing for the payment of certain agency fees to the Agent;

      "Agent" means TD acting for its own benefit and in its capacity as administration agent for the ratable benefit of the Lenders, or (as the context requires) any replacement administration agent that is a Lender and is appointed pursuant to the provisions of Section 13.15.1;

      "Agreement" means this amended and restated loan agreement, or (as the context requires) the Prior Loan Agreement, as amended and restated by this amended and restated loan agreement; the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof, and the expression "article" and "section" followed by a number or by a number and letter, and "schedule" followed by a letter, mean and refer to the specified article or section of or schedule to this Agreement, except as otherwise specifically provided herein;

      "Amending Agreement No. 1" means the agreement dated June 27, 1995 between Courtice and TD amending the Courtice Debenture;

      "Amending Agreement No. 2" means the agreement dated June 27, 1995 between Courtice and TD amending the Courtice Supplemental Debenture;

      "Amending Agreement No. 3" means the agreement dated November 8, 1996 between Courtice and TD amending the Courtice Debenture as amended by Amending Agreement No. 1;

      "Amending Agreement No. 4" means the agreement dated November 8, 1996 between MRM and TD amending the MRM Debenture;

      "AmeriSteel" means AmeriSteel Corporation, a Florida corporation at September 27, 1999, and any successor of it;

      "Applicable Law" means, in respect of any Person, property, transaction or event, all applicable treaties, laws, statutes, codes, rules, by-laws and regulations, and all applicable official directives, orders, guidelines, policies, Permits, judgments and decrees of Governmental Bodies;

      "Applicable Margin" means, at any time, the rate per annum (expressed as a percentage per annum on the basis of a 360 day year, in the case of LIBOR Loans, on the basis of a 365 day year, in the case of Bankers' Acceptances, and on the basis of a 365 or 366 day year, as applicable, in each other case) determined in accordance with the table set forth below with reference to the Total Debt/EBITDA Ratio most recently certified to the Lenders pursuant to Section 6.2.3.11 or 11.1.1.10:

                                                   LIBOR Loan,
                                                Standby Credit &
                              Prime Rate &          Bankers'
          Total Debt/        Base Rate Loan        Acceptance         Commitment Fee
          EBITDA Ratio     Applicable Margin    Applicable Margin   Applicable Margin
          ------------     -----------------    -----------------   -----------------
           < =  1.50:1            1.25%               2.25%               0.50%

      > 1.50:1 < = 2.50:1         1.75%               2.75%               0.75%


            > 2.50:1              2.25%               3.25%              0.875%

      The Total Debt/EBITDA Ratio as at September 27, 1999 is set forth in the Compliance Certificate delivered pursuant to Section 6.2.13.11 with reference to the four Fiscal Quarters ending on June 30, 1999. The Applicable Margin as from September 27, 1999 shall be determined accordingly. Changes in the Applicable Margin shall take effect as of the third Banking Day following the date Gerdau Steel delivers a Compliance Certificate to the Lenders pursuant to Section 11.1.1.10 which, when delivered, discloses a Total Debt/EBITDA Ratio giving rise to such changes. If Gerdau Steel fails to deliver a Compliance Certificate by the date required to do so under Section 11.1.1.10, the Total Debt/EBITDA Ratio shall be deemed to be greater than 2.50:1 until such failure is cured;

      "Auditors" means Ernst & Young or such other firm of chartered accountants not unacceptable to the Agent, acting reasonably, as the Borrowers may designate to the Agent in writing from time to time;

      "Availability Period" means the period from and including the Term Drawdown Date to, but excluding the Revolver Facility Due Date;

      "Award" means any judgment, decree, injunction, rule, award or order of any Governmental Body or arbitrator;

      "Bankers' Acceptance" means a draft (either a bill of exchange or depository bill) in Canadian dollars (in such form as a Lender may require) drawn by a Borrower and accepted by a Lender for delivery in accordance with this Agreement;

      "Banking Day" means a day on which banks are generally open for business and on which dealings in foreign currency and exchange between banks may be carried on in Toronto, Ontario and New York, New York and, in respect of LIBOR Loans, in London, England;

      "BA Reference Rate" means (i) for each Lender that is a Schedule I Canadian chartered bank, the CDOR BA Rate and (ii) for each Lender that is not a Schedule I Canadian chartered bank, the CDOR BA Rate plus one-tenth percent (0.10%) per annum;

      "Base Rate" means the rate determined by the Agent to be the greater of
      (i) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 or 366 day year, as applicable) established by the Swing Line Lender as the reference rate of interest for the determination of interest rates that the Swing Line Lender charges to customers of varying degrees of creditworthiness for U.S. dollar loans made by it in Canada and (ii) the sum of (A) the Federal Funds Rate plus (B) 1.00%. On request, the Agent shall determine and give notice to a Borrower of the Base Rate from time to time and such notice shall be conclusive and binding on the parties hereto for all purposes, absent manifest error;

      "Base Rate Loan" means an Advance made by way of loan in U.S. dollars bearing interest based on the Base Rate;

      "Borrowers" means Gerdau Steel, Courtice and MRM;

      "Borrower's Counsel" means (i) in the Province of Ontario, Tory Tory DesLauriers & Binnington, (ii) in the State of New York, Greenberg Traurig, (iii) in England, Allen & Overy, (iv) in each other relevant jurisdiction, such firm of solicitors of recognized local standing as Gerdau Steel may select and (v) each additional or replacement firm of solicitors of recognized local standing as Gerdau Steel may select from time to time;

      "Borrowing" means a Conversion, Drawdown or Rollover as the context requires;

      "Borrowing Base" at any time means an amount equal to the sum of the Receivables Borrowing Base and the Inventories Borrowing Base, as determined from the most current Borrowing Base Report;

      "Borrowing Base Report" at any time means a report of Gerdau Steel substantially in the form of Schedule G signed by a Senior Officer of Gerdau Steel setting out a statement as at such time of: (i) the Receivables Borrowing Base; (ii) the Inventories Borrowing Base; and (iii) the calculation of the Borrowing Base;

      "Borrowing Date" means a Conversion Date, Drawdown Date or Rollover Date, as the context requires;

      "Borrowing Notice" means a Conversion Notice, Drawdown Notice or Rollover Notice, as the context requires;

      "Branch of Account" means (i) with respect to the Agent, such branch or office as the Agent shall designate in writing to Gerdau Steel and the other Lenders to be the Agent's Branch of Account for the purposes of this Agreement and (ii) with respect to the Issuing Bank, the Swing Line Lender or a Hedging Lender, such branch or office as such Lender shall designate in writing to Gerdau Steel and the Agent to be such Lender's Branch of Account for the purposes of this Agreement;

      "Business" means (i) in relation to Courtice or any Subsidiary of Courtice, the principal business carried on by it and its Subsidiaries which is comprised of the steel products manufacturing and fabricating business, (ii) in relation to MRM or any Subsidiary of MRM, the principal business carried on by it and its Subsidiaries which is comprised of the steel products manufacturing and fabricating business and the scrap metal recycling business, (iii) in relation to Gerdau Steel, the only business carried on by it which is the holding of Capital Stock in its Subsidiaries, and (iv) in relation to any Subsidiary of Gerdau Steel, the applicable businesses identified in (i), (ii) or (iii);

      "Business Affairs" means the Business Assets, affairs, liabilities, financial condition, prospects and results of operations of a specified Person;

      "Business Assets" means the business, operations, undertaking, property and assets of a specified Person;

      "Canadian dollars", "Cdn. $", "dollars" or "$" means lawful currency of Canada;

      "Canadian Dollar Value" means, in relation to any amount of money or any particular Advance at any time, the value thereof at such time in Canadian dollars, determined as follows:

      (a) for an amount or Advance which is denominated in Canadian dollars, the Canadian dollar amount thereof; and

      (b) for an amount or Advance which is denominated in foreign currency, the Equivalent Amount thereof in Canadian dollars;

      "Capital Expenditure Limit" means (i) for the 1999 Fiscal Year, Cdn.$45,000,000, (ii) for the 2000 Fiscal Year, the sum of (A) Cdn.$25,000,000 plus (B) the lesser of (1) Cdn.$10,000,000 or (2) the amount, if any, by which (x) Cdn.$45,000,000 exceeds (y) the actual aggregate amount of all Capital Expenditures made by the Gerdau Canada Group during the 1999 Fiscal Year or, if (x) does not exceed (y), nil and
      (iii) for any Fiscal Year subsequent to the 2000 Fiscal Year, the sum of
      (A) Cdn.$25,000,000 plus (B) the lesser of (1) Cdn.$10,000,000 or (2) the amount, if any, by which (x) Cdn.$25,000,000 exceeds (y) the actual aggregate amount of all Capital Expenditures made by the Gerdau Canada Group during the immediately prior Fiscal Year or, if (x) does not exceed
      (y), nil;

      "Capital Expenditures" for any accounting period of Gerdau Steel means (without duplication) any expenditure (whether payable in cash or other property or accrued as a liability) that, in conformity with GAAP, would be required to be classified as a capital expenditure. For certainty, Capital Expenditures includes (i) the cost of assets acquired under capital leases and (ii) expenditures for equipment which is purchased simultaneously with the trade-in of existing equipment owned by any Gerdau Canada Group Member, to the extent the gross purchase price of the purchased equipment exceeds the book value of the equipment being traded in at such time. Capital Expenditures, however, excludes expenditures made in connection with the replacement or restoration of buildings, fixtures or equipment to the extent reimbursed or financed from insurance or expropriation proceeds;

      "Capital Stock" means common shares, preferred shares or other equivalent equity interests (howsoever designated) of capital stock of a body corporate, equity preferred or common interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent such ownership interest;

      "Cash Collateral Account" has the defined meaning assigned to it in
      Section 7.6.10;

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the government of the United States of America or Canada, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $1,000,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest;

      "Cash Interest Expense" for any accounting period of Gerdau Steel means the sum (without duplication) of (i) total consolidated interest expense of the Gerdau Canada Group plus (ii) all dividends payable on Preferred Shares of any Gerdau Canada Group Member to any Person that is not a Gerdau Canada Group Member, in each case, actually paid in respect of such accounting period;

      "CDOR BA Rate" means the yearly rate of interest determined by the Agent to be equivalent to the average of the discount rates (rounded up to two decimal places) applicable to banker's acceptances denominated in Canadian Dollars for any specified maturity quoted on the Reuters Money Market CDOR page on the day of determination (or on the preceding day, if such day is not a Banking Day). If the Agent is unable to determine such an average rate, the CDOR BA Rate will be determined by the Agent with reference to such rate or the average of such rates (rounded up to two decimal places) quoted by such Reference Lender or Reference Lenders as the Agent may select;

      "Certificate" from any Person means a written certificate of the Person signed by a Senior Officer;

      "Change in Law" means the introduction of, any change in, or the coming into effect of, any Applicable Law (whether or not having the force of law), or any change in the interpretation, administration or application thereof by any Governmental Body, or compliance by any Lender (or any Holding Body Corporate of any Lender) with any Applicable Law or the request or direction of any Governmental Body (whether or not having the force of law);

      "Clean-Up" means the remediation, containment, removal, treatment, neutralization or inactivation of any Contaminant;

      "Commitment" of any Lender means the Lenders' Revolver Commitment or Term Commitment, or both of them, as applicable;

      "Commitment Fee" means the commitment fee payable pursuant to Section 8.1;

      "Commitment Letter" means the commitment letter dated September 21, 1999 between the Joint Arrangers and Joint Bookrunners, the Agent, the Lenders and the Borrowers pursuant to which this Agreement is being entered into;

      "Compliance Certificate" in respect of an accounting period of Gerdau Steel means a Certificate of Gerdau Steel substantially in the form attached as Schedule I setting out, among other things, a statement for such accounting period of the calculations of the financial tests set out in Section 11.1.1.13;

      "Confirmed Loan Documents" means the Loan Documents (as defined in the Prior Loan Agreement);

      "Contaminant" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may (i) impair the quality of the environment for any use that can be made of it, (ii) injure or damage property or plant or animal life, (iii) harm or materially discomfort any Person, (iv) adversely affect the health of any individual, (v) impair the safety of any individual, (vi) render any property or plant or animal life unfit for use by man, (vii) cause loss of enjoyment of normal use of property, or (viii) interfere with the normal course of business, and includes any "Contaminant" within the meaning assigned to such term in any Environmental Law;

      "Control", "Controls" and "Controlled" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Capital Stock, by contract or otherwise;

      "Co-Syndication Agents" means The Chase Manhattan Bank of Canada and Citibank Canada, and any of their respective successors;

      "Conversion" means the conversion of the method for calculating interest or fees on an Advance from one Type to another, and includes a conversion to or from an issue of Bankers' Acceptances;

      "Conversion Date" means, in respect of any Advance, the Banking Day on which a Conversion thereof is made;

      "Conversion Notice" means a notice substantially in the form of Schedule C given to the Agent in accordance with the terms hereof;

      "Core Related Business" means a business activity which in the opinion of the Majority Lenders acting reasonably, is of the same nature as a principal business activity carried on by any of the Gerdau Canada Group, excluding the animal hide business of Porter, as of September 27, 1999 as part of their respective Businesses;

      "Courtice" means Gerdau Courtice Steel Inc., a corporation continued pursuant to the laws of the Province of Saskatchewan as at September 27, 1999, such corporation when it was a Canada corporation, or its successors, as the context requires;

      "Courtice Amended and Restated Debenture Delivery Agreement" means the agreement dated as of November 8, 1996 made between Courtice and the Agent confirming the delivery to the Agent of the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, and the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2, as amended and restated as of September 27, 1999;

      "Courtice Debenture" means the Cdn. $50,000,000 secured demand debenture dated October 31, 1989 granted by Courtice to TD;

      "Courtice Debenture Pledge Agreement" means the pledge agreement relating to the Courtice Debenture dated October 31, 1989 made between Courtice and TD;

      "Courtice/Gerdau Steel Guarantee" means Courtice's guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by Courtice to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Courtice and the Agent;

      "Courtice/MRM Guarantee" means Courtice's guarantee of MRM's Loan Obligations to each Lender initially given by Courtice to TD pursuant to a guarantee dated July 20, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Courtice and the Agent;

      "Courtice Guarantees" means the Courtice/Gerdau Steel Guarantee and the Courtice/MRM Guarantee, and "Courtice Guarantee" means one of them;

      "Courtice Supplemental Debenture" means the Cdn. $50,000,000 secured demand debenture dated June 21, 1990 granted by Courtice to TD;

      "Credit Facilities" means the Revolver Facility and the Term Facility;

      "Currency" means Canadian dollars, U.S. dollars or other foreign currency;

      "Debentures" means the Courtice Debenture, the Courtice Supplemental Debenture and the MRM Debenture, and "Debenture" means any of them;

      "Debenture Delivery Agreements" means the Courtice Amended and Restated Debenture Delivery Agreement and the MRM Amended and Restated Debenture Delivery Agreement, collectively, and "Debenture Delivery Agreement" means one of them;

      "Debt" of any Person at any time means liabilities of such Person and its Subsidiaries which, in accordance with GAAP, would be classified upon the consolidated balance sheet of such Person prepared as at such time as indebtedness for borrowed money, including bank indebtedness, long-term debt, capital lease obligations and indebtedness to affiliates or other financial indebtedness;

      "Debt Service Cost" for any accounting period of Gerdau Steel means the sum (without duplication) of the amounts for such accounting period of (i) Cash Interest Expense, plus (ii) all scheduled repayments of Indebtedness (which, for certainty, shall exclude repayments under bank indebtedness (such as the Revolver Facility) which is repayable on demand or within one year from the date of borrowing) which any Gerdau Canada Group Member is required to make during such accounting period;

      "Debt Service Coverage Ratio" for any accounting period of Gerdau Steel means the ratio of (i) the sum of (A) EBITDA for such accounting period minus (B) the aggregate amount of all Capital Expenditures incurred in respect of such accounting period minus (C) Income Taxes incurred and actually paid in respect of such accounting period to (ii) the Debt Service Cost for such accounting period;

      "Default" means any event which with the lapse of time, giving of notice, making of a determination, or any combination thereof, would constitute an Event of Default;

      "Derivative" means any transaction referred to in clause (a) or (b) of the definition of "Specified Transaction" contained in Section 14 of the Master ISDA Agreement;

      "Derivative Exposure" for any Person at any time means the amount, if any, which would be payable by such Person to its counterparty (determined by the Agent or (if it is the relevant counterparty) a Hedging Lender in accordance with the Agent's or such Hedging Lender's customary practices) pursuant to Section 6(e) of the Master ISDA Agreement governing such Derivatives in respect of all Derivatives entered into between such Person and such counterparty if an Early Termination Date (as defined in Section 14 of the Master ISDA Agreement) were to occur at such time and such Derivatives were governed by a Master ISDA Agreement;

      "Designated Account" means the Canadian dollar or U.S. dollar current account maintained by the Relevant Borrower at the Branch of Account of the Swing Line Lender and designated by the Swing Line Lender as such for the purposes of this Agreement;

      "Drawdown" means a fresh Advance which is not derived from a Conversion or Rollover;

      "Drawdown Date" means any Banking Day on which a Drawdown is made;

      "Drawdown Notice" means a notice substantially in the form of Schedule B given to the Agent in accordance with the terms hereof;

      "Due Dates" means the Final Term Facility Due Date and the Revolver Facility Due Date, and "Due Date" means the applicable one of them;

      "EBIT" for any accounting period of Gerdau Steel means the consolidated net income of Gerdau Steel for such accounting period before interest and Income Taxes, and before unusual or extraordinary items;

      "EBITDA" for any accounting period of Gerdau Steel means the consolidated net income of Gerdau Steel for such accounting period before interest, Income Taxes, depreciation and amortization, and before extraordinary and unusual items;

      "Eligible Hedging Instrument" has the defined meaning assigned to it in
      Section 4.1.3;

      "Eligible Inventory" of any Person means, at any time, that portion of the Person's inventories determined on a consolidated basis from its most recent balance sheet comprised of all raw materials, consumables, finished goods and billets; provided that any inventory that is not subject to the Security or is subject to a Lien in favour of any other Person, other than the Syndicate, shall not be taken into account in determining Eligible Inventory;

      "Eligible Receivables" of any Person means, at any time, the aggregate outstanding balances, net of allowance for credit losses, of all receivables owned by such Person representing unconditional obligations to pay, arising from sales, leases or rentals by such Person to any other Persons in the ordinary course of its business, existing at that time, and as determined in accordance with GAAP, provided however that the outstanding balance of any receivable shall not be taken into account in determining Eligible Receivables if: (i) at that time any amount owing in respect of the relevant receivable has been outstanding for more than 90 days; (ii) the relevant receivable is from an Affiliate, a Non-Qualifying Subsidiary or a Gerdau S.A. Group Member; (iii) the relevant receivable is subject to claims of off-set, set-off, counterclaim or cross-claim, in which event it shall not be taken into account to the extent of the actual so claimed; (iv) the relevant receivable is owed by a Person in receivership or bankruptcy or subject to insolvency proceedings; or (v) the relevant receivable is not subject to the Security or is subject to a Lien in favour of any other Person, other than the Syndicate;

      "Environmental Law" means, in relation to any Person, property, transaction or event, all treaties, federal, provincial or local laws, statutes, regulations, municipal by-laws, ordinances, rules, orders, requirements, guidelines or policies which apply to such Person, property, transaction or event and which relate to or otherwise impose liability or standards of conduct concerning health or safety, mining or reclamation of mined lands, discharges, emissions, releases or threatened releases of noises, odours, pollutants, Contaminants or Hazardous Substances whether as matter or energy, into ambient air, water or land, or otherwise relates to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, Clean-Up, transport or handling of pollutants, Contaminants, or hazardous, toxic or other wastes, substances or materials, or other environmental matters, including The Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), The Transportation of Dangerous Goods Handling and Transportation Act (Canada), The Dangerous Goods Transportation Act (Ontario), The Environmental Protection Act (Ontario), the Ontario Water Resources Act, The Environment Act (Manitoba), The Dangerous Goods Handling and Transportation Act (Manitoba), The Ground Water & Water Well Act (Manitoba), The High-Level Radioactive Waste Act (Manitoba), The Ozone Depleting Substances Act (Manitoba), The Public Health Act (Manitoba), The Waste Reduction and Prevention Act (Manitoba), The Workplace Safety and Health Act (Manitoba), The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any similar law which applies to such Person, property, transaction or event in any jurisdiction in which any of the Business Assets of the Gerdau S.A. Group are situated or any of the Business of the Gerdau S.A. Group is conducted;

      "Equivalent Amount" on any date means the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate;

      "Event of Default" has the meaning attributed to such term in Section
      12.1;

      "Federal Funds Rate" for any period means a fluctuating annual rate of interest (expressed as a percentage per annum on the basis of a 360 day year) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a business day in New York, New York, for the next preceding such business day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent;

      "Final Term Facility Due Date" means September 27, 2004 or such earlier date as the entire balance of the Advances under the Term Facility may become due whether by acceleration or otherwise;

      "First Syndicated Amended and Restated Loan Agreement" has the defined meaning assigned to it in Recital H of this Agreement;

      "Fiscal Quarter" means one of Gerdau Steel's four three-month accounting periods comprising a Fiscal Year;

      "Fiscal Year" means the 12 month accounting period of Gerdau Steel ending December 31st of each calendar year;

      "FLS" means FLS Holdings Inc., a Florida corporation at September 27, 1999, or any successor of it;

      "Free Cash Flow" for any accounting period of Gerdau Steel means the sum determined as (i) EBITDA less (ii) Debt Service Cost less (iii) Income Taxes incurred and actually paid less (iv) Capital Expenditures incurred, in each case, in respect of such accounting period;

      "GAAP" means generally accepted accounting principles determined in accordance with Section 1.12;

      "Gerdau Canada Group Facilities" means all plants, mills and other facilities (including all real property on which such facilities are situated), containment ponds, containers, vehicles, pipelines, rail transportation systems, rail cars, motor vessels, trailers, storage or holding tanks, caverns and other machinery and equipment owned, leased, managed, controlled or operated by any Gerdau Canada Group Member;

      "Gerdau Canada Group Member" at any time means any one of Gerdau Steel and its consolidated Subsidiaries, including each Borrower (whether or not it remains a Subsidiary of Gerdau Steel), but excluding any Non-Qualifying Subsidiary; and "Gerdau Canada Group" means all Gerdau Canada Group Members;

      "Gerdau S.A." means Gerdau S.A., a Brazilian corporation at the date hereof, and any successor of it;

      "Gerdau S.A. Group Member" at any time means the Gerdau Canada Group and Gerdau USA, FLS and AmeriSteel and their respective Subsidiaries;

      "Gerdau S.A. Guarantee" means the guarantee of Gerdau S.A. listed in Schedule L;

      "Gerdau S.A. Trust Deeds" means collectively (a) a Trust Deed dated as of November 23, 1993 (as amended and supplemented) among Metalurgica Gerdau S.A., as issuer, Gerdau S.A., as the sole remaining guarantor, and The Law Debenture Trust Corporation p.l.c., as trustee, providing for the issue of U.S.$100,000,000 10.25% Notes due 2001, and (b) an Indenture dated as of May 22, 1996 (as amended and supplemented) among Metalurgica Gerdau S.A., as issuer, Gerdau S.A., as the sole remaining guarantor, the Chase Manhattan Bank, New York, as trustee, registrar and transfer agent, Chase Manhattan Bank Luxembourg S.A., as paying agent and transfer agent, and Chase Trust Bank (Japan) as principal paying agent, providing for the issue of U.S.$130,000,000 11.25% Notes due 2004;

      "Gerdau Steel" means Gerdau Steel Inc., formerly known as Gerdau Canada Inc., a corporation incorporated pursuant to the laws of Canada at September 27, 1999, and its successors;

      "Gerdau Steel Guarantees" means the Gerdau Steel/Courtice Guarantee and the Gerdau Steel/MRM Guarantee, and "Gerdau Steel Guarantee" means any one of them;

      "Gerdau Steel/Courtice Guarantee" means Gerdau Steel's guarantee of Courtice's Loan Obligations to each Lender initially given by Gerdau Steel to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Gerdau Steel and the Agent;

      "Gerdau Steel/MRM Guarantee" means Gerdau Steel's guarantee of MRM's Loan Obligations to each Lender initially given by Gerdau Steel to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Gerdau Steel and the Agent;

      "Gerdau USA" means Gerdau USA Inc., a Delaware corporation at September 27, 1999, and its successors;

      "Governmental Body" means any international tribunal, body or authority, government, parliament, legislature or local authority, or any regulatory authority, ministry, agency, commission, tribunal or board of any government, parliament, legislature or local authority, or any court or administrative tribunal or (without limitation to the foregoing) any other law, regulation or rulemaking entity (including any world, regional or central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing;

      "Hazardous Substance" means any material, substance or matter which (i) constitutes a hazardous substance, hazardous waste, toxic substance, Contaminant, dangerous good, ozone depleting substance or pollutant within the meaning of any applicable Environmental Law or (ii) is regulated or controlled as a hazardous substance, hazardous waste, toxic substance, pollutant, Contaminant, dangerous good or other regulated or controlled material, substance or matter pursuant to any Environmental Law;

      "Hedging Lenders" means TD and each other Lender as may have agreed with any of the Borrowers to make Derivatives available to a Borrower in accordance with the provisions of Article 4, and "Hedging Lender" means any of them;

      "Holding Body Corporate" means, in respect of any body corporate, any Person which, directly or indirectly, Controls such body corporate;

      "Income Taxes" means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes and income taxes of any foreign jurisdiction;

      "Indebtedness" means, with respect to any Person at any particular time, (without duplication) obligations of such Person or any of its Subsidiaries to pay (in whole or in part) any of the following amounts at such time:

      (i)     Debt;

      (ii) indebtedness, actual or contingent, arising under or in respect of any note purchase, purchase of accounts, factoring, securitization or discounting arrangement;

      (iii) the principal amount of, and premiums and capitalized interest payable in respect of, indebtedness for the deferred purchase price of property or services;

      (iv) the principal amount of, and premiums and capitalized interest payable in respect of, indebtedness payable under or in respect of any Lien upon any property acquired (whether or not assumed);

      (v)     Derivative Exposure;

      (vi)    the redemption or retraction price of any Preferred Shares;

      (vii) the capital portion of any other transaction that is not Debt having the commercial effect of borrowing; or

      (viii) any amount payable under any direct or indirect guarantee of any amount of the nature described in any of clauses (i) to (vii) above,

      and for greater certainty, trade payables, expenses (other than capital lease payments) accrued in the ordinary course of business and customer advance payments and deposits received in the ordinary course of business shall not constitute Indebtedness;

      "Intellectual Property Rights" means any rights under any contract or Applicable Law, including the Patent Act (Canada), Copyright Act (Canada) and Trade-Mark Act (Canada), which provides a right to any Gerdau Canada Group Member in either (i) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (ii) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how;

      "Interest Payment Date" means:

      (a) with respect to each Prime Rate Loan and Base Rate Loan and any period of time elapsed in any calendar month, each day on which a principal payment of such Loan is due hereunder and, in addition thereto, the first Banking Day of the immediately following calendar month; and

      (b) with respect to each LIBOR Loan, the last day of each Interest Period applicable thereto and, with respect to each LIBOR Loan with an Interest Period longer than three months, the day which falls three months after the relevant Borrowing Date of the LIBOR Loan and each day which falls every three months thereafter (or the next following Banking Day if any such day is not a Banking Day);

      "Interest Period" means with respect to each LIBOR Loan, (i) each of the periods for which a LIBOR Loan is outstanding, being, subject to availability, one, two, three or six months, as selected by the Relevant Borrower, the first of which Interest Periods will start on and include the relevant Borrowing Date of the LIBOR Loan, and the remainder of which will start on and include the last day of the preceding Interest Period,
      (ii) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended until the next Banking Day unless such Banking Day falls in another calendar month, in which case it will end on the preceding Banking Day and (iii) the Agent may extend or shorten Interest Periods in accordance with its prevailing market practice for LIBOR Loans or to ensure that any scheduled repayment or mandatory prepayment of LIBOR Loans takes place on the last day of an Interest Period; provided that in any case the last day of each Interest Period shall also be the first day of the next Interest Period; and further provided that the last day of each Interest Period hereunder shall be on or prior to the applicable Due Date of such Loan;

      "Inventories Borrowing Base" as at any time means the lesser of (i) Cdn.$40,000,000 or (ii) the amount equal to 50% of the Canadian Dollar Value (determined at the lower of cost on a first-in, first-out basis or market value) of Eligible Inventory, subject to adjustment in accordance with Section 2.1.4;

      "Investment" means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business) or contribution of capital to any other Person or any acquisition of Capital Stock, deposit accounts, certificates of deposit, mutual funds, bonds, notes, debentures or other securities of any other Person or any structured notes or Derivatives;

      "Issuing Bank" means TD or (as the context requires) any replacement of such issuing bank that is a Lender and is appointed pursuant to the provisions of Section 13.15.3;

      "Joint Arrangers and Joint Bookrunners" means Chase Securities Inc., Salomon Smith Barney Inc. and The Toronto-Dominion Bank, and any of their respective successors;

      "Lenders" means any one or more or all (as the context requires) of the financial institutions listed as such in Schedule A (as amended and replaced from time to time in accordance with Section 14.5.5), and "Lender" means any of them;

      "Lenders' Brazilian Counsel" means Veirano e Advogados Associados of Rio de Janeiro, Brazil or such other counsel as the Agent may designate;

      "Lenders' Counsel" means Lenders' Brazilian Counsel, Lenders' Manitoba Counsel, Lenders' Ontario Counsel, Lenders' Quebec Counsel, Lenders' Saskatchewan Counsel, Lenders' U.S. Counsel and such other counsel in such other jurisdictions as the Agent may designate;

      "Lender's Own Taxes" means Income Taxes or capital or franchise taxes imposed on a Lender by a Governmental Body of a jurisdiction in which the Lender is subject to taxation because the Lender is incorporated, has a permanent establishment or a fixed place of business in such jurisdiction or is resident or engaged in a trade or business in such jurisdiction for reasons other than it has executed, delivered, performed its obligations under, has received or is entitled to receive payments under, or has enforced any Loan Document;

      "Lenders' Manitoba Counsel" means Thompson Dorfman Sweatman or such other counsel as the Agent may designate;

      "Lenders' Ontario Counsel" means Fasken Campbell Godfrey of Toronto, Ontario or such other counsel as the Agent may designate;

      "Lenders' Quebec Counsel" means Martineau Walker of Montreal, Quebec or such other counsel as the Agent may designate;

      "Lenders' Saskatchewan Counsel" means McKercher, McKercher & Whitmore or such other counsel as the Agent may designate;

      "Lenders' U.S. Counsel" means Winston & Strawn or such other counsel as the Agent may designate;

      "Lending Office" of a Lender means the office of the Lenders set out in Schedule A (as amended and replaced from time to time in accordance with Section 14.5.5);

      "LIBO Rate" means, for any Interest Period and LIBOR Loan, the rate of interest (expressed as a percentage per annum on the basis of a 360 day year) as determined by the Agent to be the average of the rates of interest (rounded up to the next higher multiple of one-sixteenth percent (0.0625%)) for deposits in U.S. dollars in a representative amount which appears on the Page 3750 of the Dow Jones Telerate Service (or any similar such reference service selected by the Agent) as of 11:00 a.m. (London time) on the second London Banking Day prior to the first day of such Interest Period and for a period similar to such Interest Period. If the Agent is unable to determine such an average rate, LIBO Rate will be determined by the Agent with reference to the rate or the average of the rates of interest (rounded up to the next higher multiple of one-sixteenth percent (0.0625%)) at which the Reference Lender or Reference Lenders selected by the Agent are offering U.S. Dollar deposits in a representative amount to prime banks in the London interbank market for such Interest Period;

      "LIBOR Loan" means an Advance made by way of loan in U.S. dollars bearing interest based on the LIBO Rate;

      "Lien" means any mortgage, lien, pledge, assignment, charge, security interest, lease, trust or other arrangement intended as security, title retention agreement, conditional sale, rights reserved in any Governmental Body, registered lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance and includes any contractual restriction which, if contravened, may give rise to an encumbrance;

      "Litigation" means any grievance, investigation, litigation, legal action, lawsuit or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Body or arbitrator;

      "Loan" means a Prime Rate Loan, LIBOR Loan or Base Rate Loan, as the context requires;

      "Loan Documents" means the Prior Security, the Confirmed Loan Documents, the New Loan Documents, and each other agreement, document or instrument executed and delivered to any of the Lenders under or pursuant to any thereof, and "Loan Document" means any one of the Loan Documents;

      "Loan Obligations" means the Indebtedness and other obligations of each Borrower owing to the Syndicate incurred under or pursuant to this Agreement or any other Loan Document, and any item or part of any thereof;

      "Loan Transfer Agreement" has the defined meaning assigned in Subsection 14.5.4;

      "Long Term Debt" means all Indebtedness of Gerdau Steel on a consolidated basis, other than (i) Indebtedness payable on demand or maturing within 12 months after the date as of which determination is made, but includes Indebtedness which is not payable on demand and which may at the option of the debtor be extended or renewed so as to mature 12 months or more from the date of determination and (ii) Subordinated Debt. Notwithstanding the foregoing, the current portion of Long Term Debt will not be included in Long Term Debt;

      "London Banking Day" means a day on which dealings in U.S. Dollar deposits may be transacted in the London interbank market;

      "Majority Lenders" means Lenders whose Commitments amount to at least 66-2/3% of the Total Commitment, unless an Event of Default has occurred which has not been waived by the Required Lenders, in which event "Majority Lenders" means Lenders whose Rateable Shares in outstanding Advances under the Credit Facilities amounts to at least 66-2/3% of the total Outstanding Amount of such Advances;

      "Material Adverse Change" means any change, effect, event, occurrence or change in the state of facts that has or could reasonably be expected to have a Material Adverse Effect;

      "Material Adverse Effect" means an effect which, in the judgment of the Majority Lenders, (i) impairs, in a material adverse way, any Gerdau S.A. Group Member's or any other Person's ability to perform its obligations under any Loan Document to which it is a party, (ii) prejudices, restricts or renders unenforceable or ineffective, in a material adverse way, any Security or any of the rights intended or purported to be granted under or pursuant to any Loan Document to or for the benefit of the Syndicate, or
      (iii) results in a material adverse change in any of the Business Affairs of Gerdau S.A. or the Gerdau Canada Group taken as a whole or (iv) results in a material loss, diminution or destruction of the Business or any substantial part of the Business Assets (either physically or in value) of Gerdau S.A. or the Gerdau Canada Group taken as a whole which is not substantially compensated for by insurance or expropriation proceeds;

      "Master ISDA Agreement" has the defined meaning assigned to it in Section 4.1.4;

      "Maturity Date" means the last day of an Interest Period applicable to a LIBOR Loan or of the term of any Banker's Acceptance or the expiry date of a Standby Credit (as applicable);

      "Maximum Amount" in the case of the Revolver Facility, means the Revolver Amount and in the case of the Term Facility, means the Maximum Term Amount;

      "Maximum Term Amount" means Cdn. $200,000,000, as such amount may be modified or reduced from time to time pursuant to the provisions of this Agreement;

      "Moody's" means Moody's Investors Service, Inc.;

      "Mortgaged Property" means all of the property, assets and undertaking of each Gerdau S.A. Group Member of every nature and kind, both present and future, real and personal, tangible and intangible, including all proceeds of any such property, assets or undertaking to the extent the same is intended to be subject to the Liens constituted by the Security by the express terms of the Security or this Agreement, and any item or part thereof;

      "MRM" means Gerdau MRM Steel Inc., a corporation continued pursuant to the laws of the Province of Saskatchewan as at September 27, 1999, such corporation when it was a Canada corporation, or its successors, as the context requires;

      "MRM Debenture" means the Cdn. $80,000,000 secured demand debenture dated June 27, 1995 granted by MRM to TD;

      "MRM Debenture Delivery Agreement" means the agreement dated as of November 8, 1996 made between MRM and the Agent confirming the delivery to the Agent of the MRM Debenture, as amended by Amending Agreement No. 4, as amended and restated as of September 27, 1999;

      "MRM/Courtice Guarantee" means MRM's guarantee of Courtice's Loan Obligations to each Lender initially given by MRM to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM and the Agent;

      "MRM/Gerdau Steel Guarantee" means MRM's guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by MRM to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM and the Agent;

      "MRM Guarantees" means the MRM/Courtice Guarantee and the MRM/Gerdau Steel Guarantee, and "MRM Guarantee" means any one of them;

      "MRM Holdings" means Gerdau MRM Holdings Inc., a corporation incorporated pursuant to the laws of Canada, and its successors;

      "MRM Holdings/Gerdau Steel Guarantee" means MRM Holdings' guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by MRM Holdings to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated November 8, 1996 between MRM Holdings and the Agent;

      "MRM Holdings/MRM Guarantee" means MRM Holdings' guarantee of MRM's Loan Obligations to each Lender initially given by MRM Holdings to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM Holdings and the Agent;

      "MRM Holdings Guarantees" means the MRM Holdings/Gerdau Steel Guarantee and the MRM Holdings/MRM Guarantee, and "MRM Holdings Guarantee" means any one of them;

      "MRM Working Capital General Security Agreement" means the general security agreement dated November 8, 1996 granted by MRM in favour of the Agent creating a security interest in the working capital of MRM securing MRM's Loan Obligations, but limited to the amount of the Canadian Dollar equivalent of U.S. $20,000,000;

      "Net Asset Disposal Proceeds" means with respect to any asset disposal, the sum of cash or Cash Equivalent Investments received from such asset disposal, net of (i) all costs and expenses incurred in effecting such disposal, including legal expenses and commissions payable to any Person that is not a Gerdau Canada Group Member or an Affiliate, (ii) all payments made on any Indebtedness which is secured by such asset pursuant to a Permitted Lien upon or with respect to such asset or which must, by the terms of such Lien, in order to obtain the necessary consent to such asset disposal, or by Applicable Law, be repaid out of the proceeds from such asset disposal and (iii) cash or Cash Equivalent Investments derived from such asset disposal that is reinvested in capital assets within 30 days of such disposal. Notwithstanding the foregoing, if any asset disposal is made to an Affiliate or if not made at arm's length, Net Asset Disposal Proceeds shall be the greater of (x) the fair market value of such asset disposed (net of disposal costs as determined above) as certified by Gerdau Steel's Auditors or (y) the amount determined in the preceding sentence of this definition;

      "New Loan Documents" means this Agreement and each agreement, document and instrument executed and delivered to the Agent pursuant to Article 6;

      "Non-Qualifying Investment" means (i) any Investment (whether by way of loan, investment in equity securities or otherwise) made by any Gerdau Canada Group Member in any Person that is not a Gerdau Canada Group Member and that is not principally engaged in a Core Related Business or more than 10% of its assets is not located in Canada or the United States (such as Siderurgica AZA S.A., a Chilean company as at the date hereof) or (ii) any purchase of (A) assets which are not used principally in a Core Related Business or 10% or more of which are not located in Canada or the United States or (B) a business that is not a Core Related Business or 10% or more of the assets of which are not located in Canada or the United States;

      "Non-Qualifying Subsidiary" means (i) any Subsidiary of Gerdau Steel that is a Non-Qualifying Investment and (ii) any of Gerdau USA, FLS, AmeriSteel and their respective Subsidiaries;

      "1989 Term Sheet" has the defined meaning assigned to it in Recital A of this Agreement;

      "1995 Term Sheet" has the defined meaning assigned to it in Recital C of this Agreement;

      "Obligors" means the Borrowers, MRM Holdings, Gerdau S.A., FLS, Gerdau USA, Porter and any other Person that guarantees payment of the Loan Obligations, and "Obligor" means any of them;

      "Original Amended and Restated Loan Agreement" has the defined meaning assigned to it in Recital D of this Agreement;

      "Outstanding Amount" when used in relation to any outstanding Advance at any time means (i) its aggregate face amount if it is an issue of Bankers' Acceptances, (ii) the maximum amount remaining available to be drawn under it if it is a Standby Credit denominated in Canadian dollars, (iii) the Canadian Dollar Value in Canadian dollars of the maximum amount remaining available to be drawn under it if it is a Standby Credit denominated in any Currency other than Canadian dollars, (iv) its outstanding principal balance if it is a Prime Rate Loan and (v) the Canadian Dollar Value in Canadian dollars of its outstanding principal balance if it is a LIBOR Loan or a Base Rate Loan; and when used in relation to a Lender's share in any outstanding Advance at any time it means such Lender's Rateable Share of the Outstanding Amount of such Advance;

      "Participant" has the defined meaning assigned to it in Section 14.5.3;

      "Permits" means authorizations, exemptions, permits, licences, approvals, franchises, no-action letters, rulings, filings and registrations;

      "Permitted Liens" means, in relation to any Gerdau S.A. Group Member, the following:

      (i) liens in respect of vacation pay, worker's compensation, unemployment insurance, source deductions, unremitted sales or goods and services taxes or similar statutory obligations, but only if the obligations secured by such liens are not overdue;

      (ii) liens for assessments or governmental charges or levies not at the time overdue or, if overdue, the validity or amount of which is being contested in good faith by appropriate proceedings and in respect of which adequate steps have been taken in the opinion of the Majority Lenders (which may include cash being paid to or pledged with the relevant Governmental Body) to prevent penalties, interest and enforcement proceedings and adequate reserves in accordance with GAAP have been recorded on the consolidated balance sheet of Gerdau Steel;

      (iii) rights reserved to or vested in any governmental body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any property or to require annual or other payments as a condition to the continuance thereof;

      (iv) construction, mechanics', carriers', warehousemen's and materialmen's liens and liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which such Gerdau S.A. Group Member has not received written notice of a lien;

      (v) liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by such Gerdau S.A. Group Member, execution thereon has been stayed and continues to be stayed and such liens do not, in the aggregate, materially detract from the value of such Gerdau S.A. Group Member's property in the aggregate or materially impair the use thereof in its Business;

      (vi) good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than contracts of Indebtedness), leases, surety, customs, performance bonds (relating to obligations that do not constitute Indebtedness) and other similar obligations;

      (vii) deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in (iv) above;

      (viii) deposits of cash securities in connection with any appeal, review or contestation of any security or lien, or any matter giving rise to any security or lien, described in (ii) or (v) above;

      (ix) zoning restrictions, easements, rights of way, leases or other similar encumbrances or privileges in respect of real property which in the aggregate do not materially impair the use of such property by such Gerdau S.A. Group Member in the operation of its Business;

      (x) Purchase Money Mortgages securing up to Cdn.$10,000,000, or the Equivalent Amount in foreign currency, of Indebtedness in the aggregate for the entire Gerdau Canada Group outstanding at any time;

      (xi) security given by such Gerdau S.A. Group Member to a public utility or any governmental body, when required by such utility or governmental body in connection with the operations of such Gerdau S.A. Group Member in the ordinary course of its Business;

      (xii) the reservation in any original grants from the Crown or other Governmental Body of any land or interest therein and statutory exceptions to title;

      (xiii) defects or irregularities of title to real property which are of a minor nature and which will not in the aggregate materially impair the value of the real property of such Gerdau S.A. Group Member or interfere in any material respect with the use of such real property for the purposes for which it is held;

      (xiv) the reversionary interests of landlords under leases of real property that are not capital leases with a Gerdau S.A. Group Member as tenant;

      (xv) the tenancy rights of tenants under leases of real property with a Gerdau S.A. Group Member as landlord;

      (xvi) the interests (including security interests) of lessors under operating leases of personal property which do not constitute Indebtedness of a Gerdau S.A. Group Member;

      (xvii) any security or lien, other than a construction lien, payment of which has been provided for by deposit with the Agent of an amount in cash, or the obtaining of a surety bond or standby credit satisfactory to the Agent, sufficient in either case to pay or discharge such security or lien or upon other terms satisfactory to the Agent;

      (xviii) any Lien granted to TD or the Agent in connection with the Security; and

      (xix) any other lien which the Agent approves in writing as a Permitted Lien;

      "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company, corporation or other body corporate with or without share capital, unincorporated association, trust, estate, trustee, executor, administrator or other legal personal representative or Governmental Body;

      "Porter" means Porter Bros. Corporation, a corporation incorporated pursuant to the laws of North Dakota at the date hereof, and its successors;

      "Porter Guarantee" means the guarantee of MRM's Loan Obligations to each Lender initially given by Porter in favour of the Agent, dated June 27, 1995, as amended September 26, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Porter and the Agent;

      "Preferred Shares" means Capital Stock of a specified Person that may be redeemed on or before the Due Date of either Credit Facility or that are retractable at the option of the holder at any time on or before either such Due Date;

      "Prime Rate" means the rate determined by the Agent (rounded up to two decimal places) to be the greater of (i) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 or 366 day year, as applicable) established by the Swing Line Lender from time to time as the reference rate of interest for determination of interest rates that the Swing Line Lender charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada and (ii) the sum of (A) the yearly rate of interest to which the one month CDOR Rate is equivalent plus (B) 1.00%. On request, the Agent shall give notice to the Borrowers of the Prime Rate from time to time and such notice shall be conclusive and binding on the parties hereto for all purposes absent manifest error;

      "Prime Rate Loan" means an Advance made by way of loan which bears interest based upon the Prime Rate;

      "Prior Borrower" has the defined meaning assigned to it in Recital I of this Agreement;

      "Prior Lenders" has the defined meaning assigned to it in the Recital I of this Agreement;

      "Prior Loan Agreement" has the defined meaning assigned to it in the recitals to this Agreement;

      "Prior Security" means the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2 , the MRM Debenture, as amended by Amending Agreement No. 4 and the MRM Working Capital General Security Agreement and the other Security constituted by the other New Loan Documents (as defined in the Prior Loan Agreement);

      "Purchase Money Mortgage" means any Lien created, issued or assumed by any Gerdau Canada Group Member to secure Indebtedness assumed by such Gerdau Canada Group Member as part of or issued or incurred to provide funds to pay the purchase price (including installation cost) of, any real or personal property that is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property (or in connection with the refinancing of an existing Purchase Money Mortgage, if the principal amount has not increased and the Lien continues to be limited to such property);

      "Rateable Share" of any Lender means:

      (i) in relation to any outstanding Advance, the proportion borne by such Lender's share of the Advance to the full amount of such Advance;

      (ii) in relation to the Revolver Facility, the proportion of such Lender's Revolver Commitment to the Total Revolver Commitment;

      (iii) in relation to the Term Facility, the proportion of such Lender's Term Commitment to the Total Term Commitment; and

      (iv) in relation to any other matter, the proportion borne by (A) the sum of (1) such Lender's Term Commitment plus (2) such Lender's Revolver Commitment to (B) the sum of (1) the Total Term Commitment plus (2) the Total Revolver Commitment;

      "Receivables Borrowing Base" at any time means an amount equal to 80% of the face amount of all Eligible Receivables. In determining the Receivables Borrowing Base, receivables denominated in foreign currency will be calculated at their Equivalent Amount in Canadian Dollars at the date of determination and any receivable may be excluded in accordance with Section 2.1.4;

      "Real Estate" means, in relation to any Person, all real property at any time owned, leased, managed, controlled or operated by the Person, including the Gerdau Canada Group Facilities and Third Party Facilities thereon and appurtenances comprising or used in connection therewith, and any item or part thereof;

      "Real Property" means the real property owned by Courtice more particularly described in Schedule J and the real property owned by MRM and more particularly described in Schedule K;

      "Reference Lender" means TD acting in its capacity as reference lender under this Agreement, or (as the context requires) any replacement of such reference lender appointed pursuant to the provisions of Section 13.15.2;

      "Registration" means any notice to or filing, recording or registration with any Governmental Body having jurisdiction with respect to any specified Person, transaction or event, or any of such Person's Business Affairs;

      "Regulation D" means Regulation D of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the U.S. Federal Reserve System;

      "Regulation U" means Regulation U of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the U.S. Federal Reserve System;

      "Relevant Borrower" means, in relation to any Borrowing, the Borrower that delivered the Borrowing Notice for such Borrowing to the Agent and to whom such Borrowing has been or is to be made (as the context requires) by the Lenders pursuant to this Agreement;

      "Repayment Notice" means a notice in the form of or to substantially similar effect as Schedule M, given to the Agent by the Relevant Borrower pursuant to any relevant provision of this Agreement;

      "Required Lenders" means the Majority Lenders or all Lenders (as the context requires);

      "Revolver Amount" means Cdn. $75,000,000, as such amount may be reduced from time to time pursuant to the provisions of this Agreement;

      "Revolver Commitment" of any Lender means the proportion of the Revolver Facility set forth opposite the Lenders' name in Schedule A (as amended and replaced from time to time in accordance with Section 15.5.6) which such Lender has severally agreed to make available to the Borrowers pursuant to this Agreement, and "Total Revolver Commitments" of Lenders means the total sum of them for such Lenders;

      "Revolver Facility" means the revolving credit facility made available to the Borrowers pursuant to Article 2;

      "Revolver Facility Due Date" in respect of any Lender means September 25, 2000 or any extension of such date made pursuant to Section 2.6 provided that, if any such day is not a Banking Day, the Revolver Facility Due Date shall be the preceding Banking Day;

      "Rollover" means the continuation of a LIBOR Loan (or any portion thereof) for a succeeding Interest Period, or a new issue of Bankers' Acceptances on the Maturity Date of a maturing issue of Bankers' Acceptances, in accordance with the provisions hereof;

      "Rollover Date" means a Banking Day on which a Rollover of all or a portion of an Advance is made;

      "Rollover Notice" means a notice substantially in the form of Schedule D given to the Agent in accordance with the terms hereof;

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.;

      "Sales Taxes" means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and state and provincial sales taxes;

      "Security" means the Liens and guarantees held from time to time by the Syndicate securing or intended to secure the payment or performance of the Loan Obligations (including any guarantee thereof) pursuant to the Security Documents, including the security constituted by the Prior Security;

      "Security Documents" at any time means the agreements, documents and instruments listed in Schedule L and each additional agreement, document and instrument delivered to or for the benefit of the Syndicate at or before such time to secure or guarantee, directly or indirectly, the payment or performance of any of the Loan Obligations;

      "Senior Officer" of any Person means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer, a Senior Vice President, a Vice President, the Secretary or the Controller of such Person, or any other officer of such Person who performs the function normally expected of an individual holding any of the aforesaid offices;

      "Solvent" means, when used with respect to a Person, that (i) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (ii) such Person is able to pay its debts or obligations in the ordinary course as they mature and
      (iii) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning;

      "Spot Rate" as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency") means the Bank of Canada noon rate of exchange on the immediately preceding date for the purchase of such original currency with such other currency (and if neither currency is Canadian Dollars, purchasing Canadian Dollars first with such other currency and using the Canadian Dollars purchased to purchase the original currency);

      "Standby Credit" means a documentary credit, letter of guarantee or standby letter of credit, as the context requires;

      "Standby Credit Disbursement" means any amount paid by the Issuing Bank under or otherwise in respect of any Standby Credit, including all amounts which the Relevant Borrower is obligated to indemnify the Issuing Bank against pursuant to Section 7.6.4.2;

      "Subordinated Debt" means obligations of the nature referred to in clause
      (i) of the definition "Indebtedness" of any Gerdau S.A. Group Member, the payment and performance of which have been postponed and subordinated to the payment of the Loan Obligations pursuant to a postponement and subordination agreement with the Syndicate in form and substance satisfactory to the Agent (acting on instructions of the Majority Lenders acting reasonably);

      "Subsidiary" of any Person means any Person (i) which is Controlled by such first Person or (ii) a majority of whose Voting Capital Stock, on a fully diluted basis, is owned beneficially or Controlled by such first Person;

      "Substantial Portion" means, with respect to the assets of any Gerdau S.A. Group Member, assets which (i) represents more than 10% of the consolidated assets of the Gerdau S.A. Group Member as would be shown in the consolidated financial statements of the Gerdau S.A. Group Member as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) are responsible for more than

      10% of the consolidated net sales or of the consolidated net income of the Gerdau S.A. Group Member as reflected in the financial statements referred to in clause (i) above;

      "Supplemental Debenture Pledge Agreement" means the pledge agreement relating to the Courtice Supplemental Debenture dated June 21, 1990 between Courtice and TD;

      "Swing Line" means the portion of the Revolver Facility made available to the Borrowers pursuant to Section 2.9;

      "Swing Line Advance" means an Advance made pursuant to the Swing Line;

      "Swing Line Amount" means Cdn.$10,000,000 as such amount may be reduced from time to time pursuant to the provisions of this Agreement;

      "Swing Line Commitment" means the portion of the Swing Line Lender's Revolver Commitment which the Swing Line Lender has agreed to make available to the Borrowers pursuant to the Swing Line in the Swing Line Amount;

      "Swing Line Lender" means TD acting in its capacity as the swing line lender or (as the context requires) any replacement of such swing line lender that is a Lender and is appointed pursuant to Section 13.15.3;

      "Swing Line Loan" means a Loan owing to the Swing Line Lender pursuant to
      Section 2.9 under the Swing Line;

      "Syndicate" means the Agent and the Lenders, or (as the context so admits) each and any of them;

      "Syndication Offer" has the defined meaning assigned to it in Recital G of this Agreement;

      "Tangible Net Worth" means the sum of (1) the paid up share capital of Gerdau Steel plus (2) the retained earnings of Gerdau Steel plus (3) the amount of any deferred translation gain plus (4) the principal amount of all Subordinated Debt of Gerdau Steel minus (5) any retained earnings deficit minus (6) the amount of any deferred translation loss minus (7) the amount of all intangibles of each Gerdau Canada Group Member minus (8) the amount of all deferred charges (including deferred income taxes) minus
      (9) the amount of all Indebtedness owing to any Gerdau Canada Group Member by an Affiliate minus (10) all Non-Qualifying Investments, as each such amount (to the extent applicable) would be expressed on a consolidated balance sheet of Gerdau Steel.

      "Target Shares" means 88% of the 9,000,000 issued and outstanding shares in the capital stock of AmeriSteel owned by FLS;

      "Taxes" means all taxes of any kind or nature whatsoever including federal large corporation taxes, provincial capital taxes, realty taxes (including utility charges which are collectible like realty taxes), business taxes, property transfer taxes, Income Taxes, Sales Taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within Canada, or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

      "TD" means The Toronto-Dominion Bank, and its successors;

      "Tellib" means Tellib Trade Corp. Ltd., a company incorporated under the laws of the British Virgin Islands at the date hereof, and its successors and assigns;

      "Tellib Advance" has the defined meaning assigned to it in Recital E of this Agreement;

      "Term Commitment" of any Lender means the proportion of the Term Facility set forth opposite the Lender's name in Schedule A (as amended and replaced from time to time pursuant to Section 14.5.5) which such Lender has severally agreed to make available to the Borrowers pursuant to this Agreement, and "Total Term Commitments" of Lenders means the total sum of them for such Lenders;

      "Term Drawdown Date" means September 27, 1999, or such later date as the Lenders may in their discretion consent to;

      "Term Facility" means the term credit facility made available to the Borrowers pursuant to Article 3;

      "Third Party Facilities" means all plants, mills and other facilities (including all real property on which such facilities are situated), containers, vehicles, rail cars, motor vessels, trailers, storage or holding tanks and other machinery and equipment owned, leased, managed, controlled or operated by any agent of any Gerdau Canada Group Member or any third party contracting with any Gerdau Canada Group Member in which inventory, Hazardous Materials or Waste owned, managed or controlled by any Gerdau Canada Group Member is manufactured, processed, generated, received, stored, treated, transported, otherwise handled or disposed of;

      "Total Commitment" means the sum of the Total Term Commitment and the Total Revolver Commitment;

      "Total Debt/EBITDA Ratio" for any accounting period of four consecutive Fiscal Quarters ending after the date hereof means the ratio of (i) the sum of (A) the total amount of all Debt of Gerdau Steel as at the end of such accounting period less (B) all

      Subordinated Debt of Gerdau Steel as at such time to (ii) EBITDA for such accounting period;

      "Transferee" has the defined meaning assigned in Subsection 14.5.4;

      "Type" means, with respect to any Advance, other than a Standby Credit, its nature as a Prime Rate Loan, LIBOR Loan, Base Rate Loan or an issue of Bankers' Acceptances;

      "United States" means the continental United States of America, Alaska and Hawaii;

      "U.S. dollars" or "U.S. $" means lawful money of the United States of America;

      "U.S. Dollar Equivalent" means, in relation to any particular amount of money in Canadian dollars at any particular time, the value thereof at such time in U.S. dollars determined at the Spot Rate;

      "Voting Capital Stock" means Capital Stock of a Person which carries voting rights or the right to Control such Person under any circumstances, provided that Capital Stock which carries the right to vote or Control conditionally upon the happening of an event shall not be considered Voting Capital Stock until the occurrence of such event and then only during the continuance of such event;

      "Waste" means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse or such other wastes as are designated as such under any Environmental Law;

      "Wholly-Owned Subsidiary" of a Person means any Subsidiary, all of the outstanding Capital Stock of which, shall at the time be owned or Controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person;

      "Withholding Tax" means any Tax that is imposed by Applicable Law in respect of any payment made pursuant to this Agreement, other than any Lender's Own Taxes; and

      "$" means Cdn.$ or U.S.$, as the context requires.

1.2.        Additional References

            To the extent the context so admits, any reference in this Agreement to:

      "affiliate" shall be construed in the same manner it is used in the Business Corporations Act (Ontario);

      "arm's length" shall be construed in the same manner it is used in the Income Tax Act (Canada);

      "dispose" shall be construed as lease, sell, transfer or otherwise dispose of any property, whether in a single transaction or in a series of related transactions (other than the payment of money), and "disposed" and "disposal" shall be construed in like manner;

      "fair market value" shall be construed as the highest price, expressed in terms of money and moneys worth, available in an open and unrestricted market between informed and prudent parties, each acting at arm's length, where neither party is under any compulsion to act;

      "guarantee" shall be construed as any guarantee, indemnity, letter of comfort or other assurance made in respect of any Indebtedness, other obligation or financial condition of another, including (i) any purchase or repurchase agreement, (ii) any obligation to supply funds or services or invest in such other, or (iii) any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless another against loss, or maintaining another's solvency or financial viability; but excluding endorsements on notes, bills and cheques presented to financial institutions for collection or deposit in the ordinary course of business, and "guaranteed" and "guarantees" shall be construed in like manner;

      "include", "includes" and "including" shall be construed to be followed by the statement "without limitation" and none of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

      "losses and expenses" shall be construed as losses, costs, expenses, damages, penalties, causes of action, actions, judgments, suits, proceedings, claims, claims over, demands and liabilities, including any applicable court costs and legal fees and disbursements on a solicitor and client scale, and "loss and expense" shall be construed in like manner;

      "rate of exchange" shall be construed so as to include any premiums or costs payable in connection with any currency conversion being effected;

      "rights" shall be construed as rights, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or not, now existing or arising hereafter), whether arising by contract or statute, at law, in equity or otherwise, and "right" shall be construed in like manner;

      "obligations" shall be construed as indebtedness, obligations, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or not, now existing or arising hereafter), whether arising by contract or statute, at law, in equity or otherwise, and "obliged", "obligation" and "obligated" shall be construed in like manner; and

      "successor" of a body corporate shall be construed so as to include (i) any amalgamated or other corporation of which such body corporate or any of its successors is one of the amalgamating or merging corporations, (ii) any corporation resulting from any court approved arrangement of which such body corporate or any of its successors is party, (iii) any corporation resulting from the continuance of such body corporate or any successor of it under the laws of another jurisdiction of incorporation and (iv) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any corporation referred to in clause (i), (ii) or (iii).

1.3. Gender and Number

            In this Agreement, words importing the singular (including defined terms) include the plural and vice versa (the necessary changes being made to fit the context) and words importing gender include all genders.

1.4. Interest Act

            For purposes of the Interest Act (Canada): (i) where in any Loan Document a rate of interest is calculated on a basis other than a full calendar year, the yearly rate of interest to which that rate is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is the number of days comprising such other basis; (ii) the annual rate of interest to which each Acceptance Fee, CDOR BA Rate or BA Reference Rate or other rate of interest calculated with reference to bankers' acceptances referred to in this Agreement is equivalent is such Acceptance Fee, CDOR BA Rate or BA Reference Rate or other rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is 365 and (iii) the annual rate of interest to which each LIBO Rate or Federal Funds Rate referred to in this Agreement is equivalent, is such LIBO Rate or Federal Funds Rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is 360.

1.5. Invalidity, etc.

            Each of the provisions contained in any Loan Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of such Loan Document or of any other Loan Document.

1.6. Headings, etc.

            The division of this Agreement into articles and sections, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.7. Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.8. Attornment

            Each of the Borrowers and MRM Holdings irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Provinces of Ontario, Manitoba and Saskatchewan for all matters arising out of or in connection with any of this Agreement and the other Loan Documents. Each of the Borrowers and MRM Holdings irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any such court ("Local Proceeding"), (ii) any claim that any Local Proceeding has been brought in an inconvenient forum and (iii) the right to object, with respect to any Local Proceeding that such court does not have jurisdiction over such party. Nothing in any Loan Document will be interpreted or applied to preclude any Lender from bringing a suit, action or proceeding in respect of any Loan Document in any other jurisdiction. Each of the Borrowers and MRM Holdings irrevocably designates and appoints each of Courtice and MRM as its agent ("Process Agent") to accept and acknowledge on its behalf any and all process which may be served in connection any Local Proceeding, such service being conclusively acknowledged by it to be effective and binding service on it in every respect whether or not it shall be doing or shall have at any time done business in Ontario, Manitoba or Saskatchewan. Each of the Borrowers and MRM Holdings conclusively acknowledges and agrees that service of process in any Local Proceeding by leaving a copy of such process with an officer, director or agent of the Process Agent or with any person who appears to be in control or management of any place of business of the Process Agent shall be good and sufficient personal service of such process on such Gerdau Canada Group Member. Each of the Borrowers and MRM Holdings further irrevocably consents to the service of process out of the Ontario, Manitoba or Saskatchewan courts by mailing a copy thereof, by registered mail, postage prepaid to such Gerdau Canada Group Member at the address, or by sending a telecopy thereof to such Gerdau Canada Group Member at the telecopier number, for the time being prescribed by Section 16.4. Each Borrower confirms to the Syndicate that it has accepted its appointment to act as process agent on behalf of each other Gerdau S.A. Group Member contained in any Loan Document to which each such other Gerdau S.A. Group Member is party which may be served in connection with any Local Proceeding arising out of or relating to any such other Loan Document. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to any Drawdown, each Borrower covenants and agrees to maintain each such appointment as such process agent.

1.9. References

            Except as otherwise specifically provided, reference in this Agreement to any contract, agreement or any other instrument shall be deemed to include references to the same as amended, supplemented, restated, amended and restated or novated from time to time provided that, in the case of any Loan Document, the Agent or Lender party thereto has given its written consent to each such amendment, supplement, restatement, amendment and restatement or novation. Reference in this Agreement to any enactment, including any statute, law, by-law, regulation, ordinance, code or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.10. Currency

            Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in Canadian dollars.

1.11. This Agreement to Govern

            If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions hereof shall govern and apply to the extent of the inconsistency. Notwithstanding the foregoing, this Section shall not apply to limit, restrict, prejudice or otherwise affect or impair in any way the rights of any Lender under the terms of any of the Security after the Liens thereby constituted shall have become enforceable in accordance with the terms thereof. For greater certainty, notwithstanding that any other Loan Document may provide for payment on demand, the Loan Obligations shall only be payable as stipulated herein.

1.12. Generally Accepted Accounting Principles

            Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with generally accepted accounting principles consistently applied. References herein to "generally accepted accounting principles" and "GAAP" mean, for all principles stated from time to time in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated; save and except that, for the purposes of all computations required to be made pursuant to this Agreement to determine each of the financial tests contained in Section 11.1.1.13 including each defined term and component item taken into account in determining such financial tests shall be computed solely with reference to the Gerdau Canada Group, and shall disregard Non-Qualifying Investments and Non-Qualifying Subsidiaries.

1.13. Computation of Time Periods

            Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.14. Actions on Days Other Than Banking Days

            Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken during the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day. If the payment of any amount is deferred for any period under this Section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

1.15. Verbal Instructions

            Notwithstanding any other provision herein regarding the delivery of notices by a Borrower, the Agent shall in its sole discretion be entitled to act upon the verbal instructions of the Relevant Borrower, or any Person reasonably believed by the Agent to be a Person authorized by the Relevant Borrower to give instructions, regarding any request for a Drawdown, Conversion or Rollover. All such verbal instructions shall be at the risk of the Relevant Borrower and must be confirmed in writing by the Relevant Borrower forthwith after the verbal instruction is given. The Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or willful misconduct by the Agent.

                                   ARTICLE 2.
                                REVOLVER FACILITY

2.1. Establishment of Revolver Facility

        2.1.1. The Lenders severally confirm, on the terms and conditions set out herein, the establishment of a revolving credit facility (the "Revolver Facility") in favour of the Borrowers in the amount equal to the lesser of (a) the Borrowing Base or (b) the Revolver Amount, to be used by each Borrower to finance in part the indirect acquisition of the Target Shares, as well as for other general corporate purposes of the Gerdau Canada Group. Each Lender agrees to participate in each Drawdown, Conversion and Rollover under the Revolver Facility in accordance with its Rateable Share. However, except for temporary excesses arising from the Agent's allocation of Bankers' Acceptances comprised in any issue of Bankers' Acceptances made in accordance with Section 13.20.1, the aggregate Outstanding Amount of a Lender's participation in all Advances under the Revolver Facility shall not exceed its Revolver Commitment.

        2.1.2. The Revolver Facility is available, at the option of a Borrower, by way of: (i) Prime Rate Loans in Canadian dollars;
                  (ii) Bankers' Acceptances in Canadian dollars; (iii) Base Rate Loans in U.S. dollars; (iv) LIBOR Loans in U.S. dollars; and
                  (v) subject to the provisions of Section 7.6, Standby Credits in Canadian dollars or U.S. dollars.

        2.1.3. On the Term Drawdown Date, (i) the Revolver Facility will be treated as having been drawn by the Relevant Borrower by way of all Advances outstanding under the Revolver Facility (as referred to and defined in the Prior Loan Agreement) and (ii) each such Advance shall be treated as an Advance made by the Lenders to the Relevant Borrower under this Agreement, of the same Type and tenor, under the Revolver Facility.

        2.1.4 Following receipt of a Borrowing Base Report, the Majority Lenders may disallow any particular receivable or inventory included in the calculation of the Borrowing Base, which in the credit judgment of the Majority Lenders, does not qualify as an Eligible Receivable or Eligible Inventory and the Borrowing Base shall be adjusted accordingly. If the Borrowing Base (whether by reason of any such adjustment or otherwise) is less than the Outstanding Amount of all Advances under the Revolver Facility, the Borrowers shall immediately pay to the Lenders an amount (or the Equivalent Amount in Canadian Dollars) which is greater than or equal to such excess to be applied by the Lenders in the manner stipulated in Section 2.5.2.

2.2. Availability and Revolving Nature of Revolver Facility

            During the Availability Period, a Borrower may borrow, repay and reborrow Advances under the Revolver Facility on a revolving basis, subject to the terms and conditions set out herein; provided that Gerdau Steel shall ensure that the aggregate Outstanding Amount of all Advances under the Revolver Facility does not exceed the Revolver Amount at any time and the aggregate Outstanding Amount of all outstanding Standby Credits does not exceed Cdn. $4,000,000.

2.3. Interest and Acceptance Fees on Advances under the Revolver Facility

            Interest on Prime Rate Loans shall be payable in Canadian dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Prime Rate Loans made under the Revolver Facility at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Acceptance Fees shall be payable in Canadian dollars on the relevant Borrowing Date based on the face amount of the Bankers' Acceptance issued under the Revolver Facility at a rate per annum equal to the Applicable Margin. Interest on Base Rate Loans shall be payable in U.S. dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Base Rate Loans made under the Revolver Facility at a rate per annum equal to the Base Rate plus the Applicable Margin. Interest on LIBOR Loans shall be payable in U.S. dollars on each Interest Payment Date applicable thereto on each LIBOR Loan made under the Revolver Facility at a rate per annum equal to the LIBO Rate for each applicable Interest Period plus the Applicable Margin.

2.4. Repayment under Revolver Facility

            Subject to Section 12.2, all Advances remaining outstanding under the Revolver Facility are due and payable on the Due Date of the Revolver Facility, together with all interest and other amounts accrued and unpaid thereon.

2.5. Mandatory Repayment

        2.5.1. In the event the Outstanding Amount of all Advances outstanding under the Revolver Facility at any time exceeds the lesser of (i) the Revolver Amount or (ii) the Borrowing Base, (the "Facility Limit"), the Borrowers, without the Agent being required to make demand therefor, shall forthwith make the necessary payments or repayments to the Lenders to reduce the Outstanding Amount of the Advances outstanding under the Revolver Facility to an amount equal to or less than the Facility Limit.

        2.5.2. On the date of each reduction of each Lender's Revolver Commitment pursuant to Section 2.7, each Borrower shall repay to such Lender such amount on account of such Lender's Rateable Share of Advances made to such Borrower under the Revolver Facility as may be required to ensure that the Outstanding Amount of such Lender's Rateable Share of all Advances under the Revolver Facility does not exceed its Revolver Commitment at that time after giving effect to that reduction. Such Lender shall apply any such amount so repaid as follows:

                  (a) first, to repay its Rateable Share of Loans under the Revolver Facility;

                  (b) second, to prepay to the Lender the obligations of each Relevant Borrower under Section 7.5.9 in respect of Bankers' Acceptances issued for such Borrower's account under the Revolver Facility; and

                  (c) third, to be credited to the Cash Collateral Account and held as cash collateral by the Agent to secure the payment and performance of the Relevant Borrower's obligations under Section 7.6 in respect of outstanding Standby Credits until such Standby Credits expire or are drawn upon, whereupon the amounts so credited will be applied by the Agent to pay such obligations in respect of such drawing or (if not so required by the Majority Lenders), subject to Section 12.2, returned to the Relevant Borrower.

2.6. Annual Review

            Provided that no Event of Default shall have occurred and be continuing, Gerdau Steel may, by notice in writing to the Agent given no more than 60 days but no less than 30 days before the then effective Due Date for the Revolver Facility (the "Current Maturity Date"), request an extension of the Current Maturity Date by a period of 364 days. Promptly upon receipt of an Extension Request the Agent shall notify each Lender and shall request each Lender to approve the Extension Request within 30 days. Each Lender may, within 30 days from the date of receipt of such notice from the Agent, notify the Agent in writing of its election to extend or not extend the Current Maturity Date as requested by the Borrowers, which election shall be in the sole and absolute discretion of each Lender. If a Lender agrees to an extension of the Current Maturity Date requested by the Borrowers, the Revolver Facility Due Date shall automatically and without any further action by any Person be extended by a period of 364 days for that Lender, except in the circumstances described below. If, within such 30 days a Lender does not approve in writing the extension of the Current Maturity Date (a "Non-Extending Lender"), the Revolver Facility Due Date shall not be so extended for that Lender, but shall remain as the Current Maturity Date then in effect for that Lender. Any other Lender or new Lender selected by the Borrowers (in consultation with the Agent) may, subject to
Section 14.5, take up the Revolver Commitment of a Non-Extending Lender effective from the Current Maturity Date. Notwithstanding the foregoing, if in relation to any extension request less than the Majority

Lenders agree to extend the Revolver Facility Due Date, then the then Current Maturity Date for all Lenders shall not be extended, but shall remain as the Revolver Facility Due Date then in effect. For greater certainty, the Borrowers may request extensions under this Section every 364 days from the Current Maturity Date.

2.7. Prepayment and Cancellation of Revolver Facility

        2.7.1. Prepayment. Subject to the terms and conditions of this Agreement, each Borrower may from time to time by giving not less than three Banking Days express written notice to the Agent, prepay Advances (other than Bankers' Acceptances and Standby Credits) outstanding under the Revolver Facility, without penalty, except that LIBOR Loans may not be prepaid prior to the end of their applicable Interest Periods unless the Borrower compensates the Lenders in accordance with
                  Section 8.3.

        2.7.2. Cancellation. Gerdau Steel shall have the right at any time and from time to time to cancel all or any portion of the Revolver Commitment. Such right may only be exercised by Gerdau Steel delivering a notice to the Agent specifying the proposed effective date of such cancellation (which must be no less than 30 days thereafter) and the amount of the Total Revolver Commitment to be cancelled (which must be in a principal amount of Cdn.$5,000,000 or a multiple of Cdn.$1,000,000 in excess thereof. The Revolver Commitment shall be permanently reduced on the effective date of each such cancellation in the amount so cancelled.

2.8. Minimum Advance

            Unless the Agent otherwise agrees, an Advance (or any portion thereof) by way of Prime Rate Loan under the Revolver Facility (other than any Swing Line Advance) shall be for a minimum principal amount of Cdn.$5,000,000 or a higher principal amount which is a whole number multiple of Cdn.$1,000,000. An Advance (or any portion thereof) by way of an issue of Bankers' Acceptances under the Revolver Facility shall be in a minimum aggregate face amount (subject to availability) of Cdn. $5,000,000 and in whole number multiples of Cdn.$1,000,000. An Advance (or any portion thereof) by way of Base Rate Loan (other than any Swing Line Advance) or LIBOR Loan shall be in a minimum principal amount (subject to availability) of U.S.$5,000,000. Each Advance under the Revolver Facility (other than any Swing Line Advance) will be made pursuant to a notice received from a Borrower complying with the provisions of Section 7.4.

2.9. Swing Line Advances

        2.9.1. Commitment. The Swing Line Lender establishes a committed revolving operating credit facility in favour of the Borrowers to finance the day-to-day working capital requirement for the Borrowers and other Gerdau Canada Group Members arising in the ordinary course of their operations, as well as for other general corporate purposes of the Gerdau Canada Group. Each Borrower shall so apply all amounts borrowed by it under the Swing Line Facility.

        2.9.2. Overdrafts. Each Advance (other than a Standby Credit) under the Swing Line shall be made by the Swing Line Lender on an overdraft basis by debiting the Canadian dollar or U.S. dollar Designated Account of the Relevant Borrower. The amount of such overdraft from time to time shall be deemed to be a Prime Rate Loan (to the extent of the debit balance in the Canadian dollar Designated Account) and a Base Rate Loan (to the extent of the debit balance in the U.S. dollar Designated Account). The Borrowers shall ensure that the aggregate Outstanding Amount of all outstanding Advances made by the Swing Line Lender under this Section does not exceed the Swing Line Amount at any time.

        2.9.3. Standby Credit Disbursements. Upon making any Standby Credit Disbursement, the Swing Line Lender will promptly notify the Agent and the Relevant Borrower of the Swing Line Loan resulting from that payment pursuant to Section 7.6.4.2;

        2.9.4. Relationship to Revolver Commitment. Except as otherwise provided in Section 13.26, for the purposes of each other Section of this Agreement, the amount of the Revolver Commitment of the Swing Line Lender and the Total Revolver Commitment shall be reduced by the Swing Line Amount and the Rateable Shares of the Lenders in each Borrowing made under the Revolver Facility (excluding the Swing Line) shall be adjusted proportionately.

        2.9.5. Reduction of Swing Line Amount. If the Revolver Commitment of the Swing Line Lender determined in accordance with Subsection
                2.9.4 is reduced to nil, each further reduction of the Revolver Commitment of the Swing Line Lender determined without regard for Section 2.9.4 will reduce the Swing Line Amount by the amount of such reduction.

        2.9.6. Transitional Provision: On the Term Drawdown Date, (i) the Swing Line will be treated as having been drawn by the Relevant Borrower by each outstanding Swing Line Loan (as referred to and defined in the Prior Loan Agreement) and (ii) each Swing Line Loan shall be treated as a Swing Line Advance made by the Swing Line Lender to the Relevant Borrower of the same Type and tenor under this Agreement.

2.10. Advances

            Any Advance from the Lenders requested by a Borrower in accordance with Section 2.8 will, subject to the terms and conditions herein, be made by the Lenders pursuant to this Section 2.10 and shall be made up of any combination of any of the following Advances:

        2.10.1. by way of Prime Rate Loans, each in a minimum principal amount of Cdn.$5,000,000;

        2.10.2. by way of Bankers' Acceptances, each issue in a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000;

        2.10.3. by way of Base Rate Loans, each in a minimum principal amount of U.S.$5,000,000; and

        2.10.4. by way of LIBOR Loans, each in a minimum principal amount (subject to availability) of U.S.$5,000,000.

                                   ARTICLE 3.
                                  TERM FACILITY

3.1. Establishment of Term Facility

        3.1.1. The Lenders severally confirm, on the terms and conditions set out herein, the establishment of a non-revolving term credit facility (the "Term Facility") in favour of the Borrowers in the amount of the Maximum Term Amount to be used by each Borrower to finance in part the acquisition of the Target Shares. Each Lender agrees to participate in each Drawdown, Conversion and Rollover under the Term Facility in accordance with its Rateable Share. However, except for temporary excesses arising from the Agent's allocation of Bankers' Acceptances comprised in any issue of Bankers' Acceptances made in accordance with Section 13.20.1, the aggregate Outstanding Amount of a Lender's participation in all Advances under the Term Facility shall not exceed its Term Commitment.

        3.1.2. The Term Facility is available, at the option of a Borrower, by way of: (i) Prime Rate Loans in Canadian dollars; (ii) Bankers' Acceptances in Canadian dollars; (iii) Base Rate Loans in U.S. dollars and (iv) LIBOR Loans in U.S. dollars.

        3.1.3. On the Term Drawdown Date, (i) the Term Facility will be treated as having been drawn by the Relevant Borrower by way of all Advances outstanding under the Term Facility (as referred to and defined in the Prior Loan Agreement) and (ii) each such Advance shall be treated as an Advance made by the Lenders to the

                Relevant Borrower under this Agreement of the same Type and tenor under the Term Facility.

3.2. Availability and Non-Revolving Nature of Term Facility

            Each Borrower may, subject to the terms and conditions of this Agreement, borrow Advances under the Term Facility on the Term Drawdown Date on a non-revolving basis having an initial Outstanding Amount which, when added to the Outstanding Amount of all other Advances referred to in Section 3.1.3, does not exceed the Maximum Term Amount. Any part of an Advance under the Term Facility which is repaid may not be reborrowed and (other than any such repayment pursuant to Section 7.9) shall constitute a permanent reduction of the Term Facility. Each such repayment shall, to the extent thereof, reduce the Term Commitments of the Lenders pro rata.

3.3. Repayment of Term Facility

            Subject to Section 12.2, all Loans outstanding under the Term Facility shall be repaid by the Borrowers making the following instalment payments to the Agent for the account of the Lenders:

        3.3.1. Reductions. The Total Term Commitment shall permanently reduce at the end of the Term Drawdown Date by the amount, if any, by which the Total Term Commitment exceeds the Outstanding Amount of all Advances outstanding under the Term Facility on such date. The Borrowers shall not be entitled to any further Drawdowns under the Term Facility after the Term Drawdown Date.

        3.3.2. Scheduled Instalments. Subject to Section 12.2, the Borrowers shall repay all Advances outstanding under the Term Facility in consecutive semi-annual instalments on each day falling 12, 18, 24, 30, 36, 42, 48, 54 and 60 months after the Term Drawdown Date in the following Outstanding Amounts (and the Total Term Commitment shall permanently reduce on each such date by each such amount):

                                                 Outstanding Amount
                  Instalment                  of Repayment Instalment
                  ----------                  -----------------------
                      1                           Cdn.$30,000,000
                      2                           Cdn.$17,500,000
                      3                           Cdn.$17,500,000
                      4                           Cdn.$17,500,000
                      5                           Cdn.$17,500,000
                      6                           Cdn.$17,500,000
                      7                           Cdn.$17,500,000
                      8                           Cdn.$32,500,000
                      9                           Cdn.$32,500,000

        3.3.3. Free Cash Flow Reductions. On the 30th Banking Day falling after the day Gerdau Steel delivers the audited annual financial statements of Gerdau Steel to the Agent for each Fiscal Year starting with the 2000 Fiscal Year pursuant to Section 11.1.1.10.1, the Relevant Borrowers with Advances under the Term Facility shall repay Advances in the Outstanding Amount equal to
                (i) seventy-five percent (75%) of Free Cash Flow if such Fiscal Year is the 2000 Fiscal Year and (ii) fifty percent (50%) of Free Cash Flow if such Fiscal Year is after the 2000 Fiscal Year, and the Total Term Commitment shall be permanently reduced on such date in like amount.

        3.3.4. Capital Asset Dispositions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member disposes of any capital assets having a book value exceeding Cdn.$5,000,000 by an amount equal to the Net Asset Disposal Proceeds of such disposal. If Gerdau Canada Group disposes of capital assets having an aggregate book value exceeding Cdn.$5,000,000 during any period of four consecutive Fiscal Quarters, then on the thirtieth day after the end of the last Fiscal Quarter in such period, the Total Term Commitment shall permanently reduce by the amount, if any, by which Net Asset Disposition Proceeds derived from such disposals exceeds the aggregate amount, if any, of each prior reduction to the Total Term Commitment made pursuant to this Section 3.3.4 in respect of capital asset disposals made during such four consecutive Fiscal Quarter period. The Borrowers shall promptly notify the Agent of full particulars pertaining to any capital asset disposal contemplated by this Section 3.3.4 and of any required repayment under this Section 3.3.4.

        3.3.5. Indebtedness Reductions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member incurs new Indebtedness, other than Indebtedness referred to in clause (x) of the definition of "Permitted Liens" and other than Indebtedness to any Person that is either Gerdau S.A. or another Gerdau Canada Group Member, by an amount equal to the sum of all cash and Cash Equivalent Investments received from such Indebtedness net of all costs and expenses incurred in effecting such Indebtedness, including legal expenses and underwriting fees and commissions payable to any Person that is not a Gerdau Canada Group Member or an Affiliate.

        3.3.6. Rights Offering Reductions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member issues Capital Stock, or any rights to acquire Capital Stock, (a "Rights Offering") to any Person that is not either Gerdau S.A. or another Gerdau Canada Group Member by an amount equal to the sum of all cash and Cash Equivalent Investments received from such Rights Offering net of all costs and expenses incurred in effecting such Rights Offering, including legal expenses and underwriting fees and commissions payable to any Person that is not a Gerdau Canada Group Member or an Affiliate.

        3.3.7. Voluntary Reductions. The Borrowers shall have the right at any time and from time to time to prepay and permanently cancel, without premium or penalty, all or any portion of the Total Term Commitment. Such right may only be exercised by Gerdau Steel delivering a notice to the Agent specifying the proposed effective date of prepayment and cancellation (which must be no less than three Banking Days thereafter) and the amount of the Total Term Commitment to be cancelled (which must be in a principal amount of Cdn.$5,000,000 or a multiple of Cdn.$1,000,000 in excess thereof). The Total Term Commitment shall be permanently reduced on the effective date of each such cancellation in the amount so cancelled.

        3.3.8. Prepayment of Affected Lenders. Gerdau Steel shall have the right to permanently cancel without premium or penalty all, but not part, of the Revolver Commitment and Term Commitment of each Affected Lender provided that no Default or Event of Default has occurred. Such right may only be exercised by Gerdau Steel delivering a notice to the Agent advising of such cancellation and specifying the effective date of cancellation which must be no less than five Banking Days after and no later than 30 days after the relevant Lender became an Affected Lender. Each Relevant Borrower shall prepay the Affected Lender's Rateable Share of all outstanding Advances on such effective date of cancellation and such Affected Lender shall be released from its obligations to lend hereunder.

        3.3.9. Mandatory Prepayments. On the date of each reduction of each Lender's Term Commitment pursuant to the foregoing provisions of this Article 3, each Borrower shall repay to each Lender such amount on account of such Lender's Rateable Share of Advances made to such Borrower under the Term Facility as may be required to ensure that the Outstanding Amount of such Lender's Rateable Share of all Advances under the Term Facility does not exceed its Term Commitment at that time after giving effect to that reduction. Such Lender shall apply any such amount so repaid as follows:

        (a) first, to repay its Rateable Share of Loans under the Term Facility; and

        (b) second, to prepay to the Lender the obligations of each Relevant Borrower under Section 7.5.9 in respect of Bankers' Acceptances issued for such Borrower's account under the Term Facility.

3.4. Interest and Acceptance Fees on Advances under the Term Facility

            Interest on Prime Rate Loans shall be payable in Canadian dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Prime Rate Loans made under the Term Facility at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Acceptance Fees shall be payable in Canadian dollars on the relevant Borrowing Date based on the face amount of Bankers' Acceptances under the Term Facility at a rate per annum equal to the Applicable Margin. Interest on Base Rate Loans shall be payable in U.S. dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Base Rate Loans made under the Term Facility at a rate per annum equal to the Base Rate plus the Applicable Margin. Interest on LIBOR Loans shall be payable in U.S. dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of each LIBOR Loan made under the Term Facility at a rate per annum equal to the LIBO Rate for each applicable Interest Period plus the Applicable Margin.

3.5. Prepayment of Term Facility

            Subject to the terms and conditions of this Agreement, each Borrower may from time to time by giving not less than three Banking Days express written notice to the Agent, prepay Prime Rate Loans and Base Rate Loans (but not Bankers' Acceptances) outstanding under the Term Facility, without penalty or prepay LIBOR Loans outstanding under the Term Facility, except that LIBOR Loans may not be prepaid prior to the end of their respective Interest Periods unless the Borrower compensates the Lenders in accordance with Section 8.3.

3.6. Minimum Advance

            Each Advance under the Term Facility shall be for a minimum aggregate amount of $10,000,000 (Canadian or U.S., as applicable) made up of any combination of the following Advances:

        3.6.1. by way of Prime Rate Loans, each in a minimum principal amount of Cdn.$5,000,000;

        3.6.2. by way of Bankers' Acceptances, each issue in a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000 and in whole number multiples of Cdn. $100,000;

        3.6.3. by way of Base Rate Loans, each in a minimum principal amount of U.S.$5,000,000; and

        3.6.4. by way of LIBOR Loans, each in a minimum principal amount (subject to availability) of U.S.$10,000,000.

3.7. Consolidation of Loans

            If for any reason (including payments and prepayments) the principal or aggregate face amount of any Advance made pursuant to the Term Facility falls below the minimum prescribed in Section 3.6 (a "Small Term Loan"), the Borrowers will cooperate with the Agent in consolidating such Small Term Loan with such other Advance under the Term Facility as the Agent may designate to form one Advance having an aggregate principal or face amount satisfying the requirements for Advances imposed under Section 3.6. Alternatively, the Relevant Borrower will immediately prepay Small Term Loans pursuant to Section 3.5.

                                   ARTICLE 4.
                               HEDGING FACILITIES

4.1. Prior Hedging Facility

        4.1.1. TD has established a discretionary hedging facility in favour of the Borrowers to be used by each Borrower for hedging its interest rate and Currency exposures on Advances under the Credit Facilities and for foreign exchange contracts, and for any other purpose permitted under this Agreement. TD is the only Hedging Lender as at the date of this Agreement.

        4.1.2. Any other Lender may establish a discretionary hedging facility in favour of the Borrowers to be used by each Borrower for hedging its interest rate and Currency exposures on Advances under the Credit Facilities and for foreign exchange contracts, and for any other purpose permitted under this Agreement. Upon such establishment, the Lender concerned shall forthwith notify the Agent, whereupon it will become a Hedging Lender for the purposes of this Agreement.

        4.1.3. Each Hedging Instrument entered into between a Borrower and a Hedging Lender for a purpose permitted under this Agreement is referred to in this Agreement as an "Eligible Hedging Instrument".

        4.1.4. Each Hedging Instrument must be governed by a master netting agreement in the form published by the International Swaps and Derivatives Association, Inc. under which the Full Two Way Payments (as referred to and defined therein) method of termination applies, or in such other form as the Agent may approve (a "Master ISDA Agreement").

        4.1.5. As at the Term Drawdown, each Hedging Lender and Eligible Hedging Instrument under the Prior Loan Agreement shall be considered as a Hedging Lender and Eligible Hedging Instrument under this Agreement.

                                   ARTICLE 5.
                                     PAYMENT

5.1. Place of Payment

            All funds made available by the Lenders pursuant to the Credit Facilities shall be made or delivered to the Agent at the Agent's Branch of Account and then, subject to Sections 7.5.7 and 13.20, transferred to the relevant Designated Account. All payments of principal, interest and fees or other amounts payable by each Borrower to the Lenders hereunder shall be made or delivered to the Agent at the Agent's Branch of Account and then transferred to each Lender's Lending Office in accordance with each Lender's Rateable Share. All payments of principal, interest and fees or other amounts payable by each Borrower to the Swing Line Lender shall be made or delivered to the Swing Line Lender at its Branch of Account.

5.2. Application of Payments and Prepayments

            Before any Default or Event of Default occurs, the Agent shall appropriate and apply each payment made by a Borrower under this Agreement in and towards payment of such Loan Obligations as such Borrower shall designate to the Agent at the time of such payment or, failing such designation, in and towards such indebtedness or Loan Obligations of such Borrower as the Agent shall designate. After a Default or an Event of Default occurs, the Agent shall be entitled, subject to Article 13, to appropriate and apply each payment made by each Borrower under this Agreement in and towards payment of such indebtedness or Loan Obligations of a Borrower as the Agent shall designate, notwithstanding any designation made by a Borrower. Any amount of the Term Facility repaid pursuant to Section 3.3 or prepaid pursuant to Section 3.5 shall, to the extent thereof, satisfy the Borrower's repayment obligations under
Section 3.3.2 in inverse order of maturity.

5.3. Change in Circumstances

           If the introduction of or any Change in Law:

        5.3.1. subjects any Lender (or its Holding Body Corporate) to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments on any Lender (or its Holding Body Corporate) due to the Lenders (or its Holding Body Corporate) or increases any existing Taxes on payments of the Loan Obligations (other than the Lender's Own Taxes (or those of its Holding Body Corporate));

        5.3.2. imposes, modifies or deems applicable reserve, liquidity, cash, margin, capital, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by, any Lender (or those of its Holding Body Corporate), or any unutilized portion of any Credit Facility or any obligations of any Lender under any Loan Document;

        5.3.3. imposes on any Lender (or its Holding Body Corporate) any Taxes on reserves or deemed reserves in respect of the undrawn portion of any Credit Facility;

        5.3.4. imposes on any Lender (or its Holding Body Corporate) or requires there to be maintained by any Lender (or its Holding Body Corporate) any capital adequacy or additional capital requirement (including a requirement which affects the Lenders' (or its Holding Body Corporate's) allocation of capital resources to its obligations) in respect of any Credit Facility, any Advance, any Derivative, this Agreement or the Lenders' obligations hereunder or imposes any other condition or requirement with respect to the maintenance by any Lender of a contingent liability with respect to any Credit Facility, any Advance or any Derivative hereunder; or

        5.3.5. imposes on any Lender (or its Holding Body Corporate) any other condition or requirement with respect to this Agreement or a Credit Facility (other than the Lender's Own Taxes (or those of its Holding Body Corporate));

and, in the sole determination of such Lender (the "Affected Lender"), such occurrence has the effect of:

        5.3.6. increasing the cost to the Affected Lender (or its Holding Body Corporate) of the Affected Lender agreeing to make or making, maintaining or funding a Credit Facility, any Advance, any Derivative or any portion of any thereof;

        5.3.7. reducing the amount of the Loan Obligations or the net income received by the Affected Lender in respect of this Agreement, a Credit Facility, any Advance, any Derivative, or any portion of any thereof;

        5.3.8. directly or indirectly reducing the effective return to the Affected Lender (or its Holding Body Corporate) under this Agreement on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a higher rate of Income Tax being imposed on the Affected Lender's (or its Holding Body Corporate's) overall income); or

        5.3.9. causing the Affected Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by the Affected Lender hereunder, then, upon demand from time to time being made to the Relevant Borrowers by the Agent on behalf of the Affected Lender, accompanied in each case by a certificate of the Affected Lender documenting the relevant calculations of the compensation being claimed by the Affected Lender (which certificate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error), the Borrowers shall forthwith pay to the Agent for the account of the Affected Lender such additional amounts as are set out in each such certificate in order to fully compensate the Affected Lender (or its Holding Body Corporate) for such additional cost, reduction, payment, foregone interest or other return. The amount payable by each Borrower under this Section 5.3 shall be made in proportion to its share of the aggregate Outstanding Amount of all outstanding Advances under the Credit Facilities, unless the Agent otherwise agrees.

5.4. Payments Generally

            All payments to be made by a Borrower in respect of Advances (in respect of principal, interest, fees or otherwise) shall be made by the Relevant Borrower to the Agent for the account of the Lender or Lenders concerned or to the Swing Line Lender (as applicable) no later than 11:00 a.m. (Toronto time) on the due date thereof (i) to the accounts of the Agent specified therefor by the Agent at the Agent's Branch of Account or (ii) to the Swing Line Lender by transfer to the Designated Accounts, in each case at the applicable Branch of Account, or, in any such case, to such other accounts as may be specified by such Lender to the Relevant Borrower from time to time. If a payment is not made by such time it shall be considered to have been made on the next Banking Day, unless the Lender concerned agrees, in its sole discretion, to accept a payment at a later time as being effective on the date it is made. All payments to be made by a Borrower shall be made by way of certified cheque, bank draft or other immediately available funds, freely transferable, cleared funds for value on the due date.

5.5. Repayment Notice

            Each Relevant Borrower shall deliver a Repayment Notice to the Agent at least five Banking Days before any required repayment is made pursuant to any provision of this Agreement.

5.6. Netting of Payments

            If on any date amounts would be payable under this Agreement in the same currency by the Relevant Borrower to the Lenders and by the Lenders to the Relevant Borrower, then, on such date, upon notice from the Agent stating that netting is to apply to such payments, each such party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Relevant Borrower to the Lenders exceeds the aggregate amount that would otherwise have been payable by the Lenders to the Relevant Borrower or vice versa, such obligations shall be replaced by an obligation upon the Relevant Borrower or the Lenders by whom the larger aggregate amount would have been payable to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

                                   ARTICLE 6.
                             CONDITIONS TO ADVANCES

6.1. General

            No Borrower shall be entitled to obtain an Advance under any Credit Facility pursuant to this Agreement until an Implementation Notice is given and then only upon satisfaction of and compliance with the following terms and conditions:

        6.1.1. the representations and warranties set forth in Article 10 are true and accurate in all material respects on the date of execution and delivery of this Agreement and all continue to be true and accurate in all material respects on the date of the Advance in question and, in respect of an Advance under the Term Facility, the Agent shall have received a Certificate of Gerdau Steel to such effect;

        6.1.2. no Default or Event of Default shall have occurred and be continuing on the requested date of Advance and, in respect of an Advance under the Term Facility, the Agent shall have received a Certificate of Gerdau Steel to such effect;

        6.1.3. the Agent shall have received any required Drawdown Notice in accordance with Section 7.4; and

        6.1.4. the aggregate Outstanding Amount of all Advances outstanding under a Credit Facility, following the making of the Advance in question and having regard to any repayments of principal to be made on the date of the Advance in question, shall not exceed the Maximum Amount of such Credit Facility.

6.2. Conditions Precedent

            The amendments to and restatement of the Prior Loan Agreement set out in this Agreement shall not take effect unless and until the Agent confirms in writing to the Borrowers (the "Implementation Notice") that the Agent has received each of the following agreements, documents and instruments (each in form and substance satisfactory to the Agent), or it has received some, but not all, of them and it is prepared to waive receipt of the balance of them for the purposes of allowing such amendments and restatement to take effect:

        6.2.1. the Agent shall have received a duly executed copy of this Agreement and each of the agreements. documents and instruments listed in Schedule L, together with any Mortgaged Property being delivered to the Agent pursuant to any Security comprised therein, (including share certificates representing the Gerdau USA shares, FLS shares and the Target Shares);

        6.2.2. the Agent shall have received an opinion of Borrowers' Counsel addressed to the Lenders and Lenders' Counsel regarding the Gerdau S.A. Group Members, this Agreement and the other Loan Documents to which each of the Gerdau S.A. Group Members is party, each in form and substance satisfactory to the Agent;

        6.2.3. the Agent shall have received the following in form and substance satisfactory to the Agent:

                6.2.3.1. a Certificate of each Borrower dated the date of this Agreement certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                           6.2.3.1.1. the articles and by-laws of each Borrower and any unanimous shareholder agreement pertaining to each Borrower;

                           6.2.3.1.2. a certificate of incumbency, including sample signatures of officers and directors, of each Borrower; and

                           6.2.3.1.3. the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by each Borrower to authorize the execution, delivery and performance of the New Loan Documents to which it is a party;

                           provided that in lieu of attaching the documents described in Subsections 6.2.3.1.1 and 6.2.3.1.2 a Certificate may confirm that the previous copies of such documents delivered to the Lenders pursuant to the Prior Loan Agreement are in full force and effect, unamended;

                6.2.3.2. a certificate of compliance or status (as applicable) in respect of each Gerdau Canada Group Member dated on or about the date of this Agreement;

                6.2.3.3. certificates for each other Gerdau S.A. Group Member that is providing Security to the Syndicate substantially equivalent or analogous to the certificates of Gerdau Steel (including attachments) referred to in paragraphs 6.2.3.1 and 6.2.3.2 above;

                6.2.3.4. certified copies of the insurance policies evidencing the insurance required to be maintained by each Gerdau Canada Group Member under Section 9.6;

                6.2.3.5. certified copies of all Permits required to enable the Borrowers and each other Gerdau S.A. Group Member providing Security to the Syndicate to execute, deliver, incur and perform its obligations under each Loan Document to which it is a party and consummate the transactions contemplated thereby;

                6.2.3.6. evidence that all Registrations and other actions as may be necessary or desirable in the judgment of the Lenders' Counsel to perfect, preserve and protect the Security and its priority have been effected;

                6.2.3.7. copies of the amendments to the Gerdau S.A. Trust Deeds which permit the creation of the Indebtedness hereunder and the Liens constituted by the Security;

                6.2.3.8. evidence that at least US$32,000,000 has been advanced to Gerdau Steel by Affiliates by way of subscription for Capital Stock of Gerdau Steel for the purpose of financing in part the purchase price of the Target Shares;

                6.2.3.9. evidence that the balance of sale owing to Kyoei Steel, Ltd. in respect of the Target Shares has been secured in a manner satisfactory to Kyoei Steel, Ltd. and the Lenders;

                6.2.3.10. opinions from the Borrower's Counsel in respect of each Gerdau S.A. Group Member providing Security to the Syndicate, addressed to the Syndicate and the Lenders' Counsel, in respect of the laws of such jurisdictions, the Loan Documents, the Gerdau S.A. Trust Deeds and as to such matters and in such form as the Lenders may require;

                6.2.3.11. a Compliance Certificate for the period of four consecutive Fiscal Quarters ending June 30, 1999;

                6.2.3.12.  a Borrowing Base Report prepared as at August 31,
                           1999;

                6.2.3.13. an updated environmental questionnaire completed by each Borrower;

                6.2.3.14. satisfactory evidence that the New Loan Documents shall, if necessary or desirable, have been filed, registered and recorded where appropriate and as to the continued validity and priority of the Prior Security;

                6.2.3.15. such other agreements, documents and instruments as the Agent or the Swing Line Lender may reasonably require;

                6.2.3.16. a Certificate of each Borrower dated the date of the Implementation Notice confirming satisfaction of and compliance with the terms and conditions set out in this Section 6.2 as well as Sections 6.1.1 and 6.1.2;

                6.2.3.17. a Certificate of Gerdau Steel certifying that all of the conditions contained in paragraphs 6.1.1, 6.1.2 and 6.1.3 inclusive of Section 6.1 have been satisfied;

                6.2.3.18. a favourable report from the Lenders' Counsel to the Lenders as to all legal aspects in this transaction on which the Agent requires a report, including with respect to this Agreement, the Security, the other New Loan Documents and the opinions of the Borrowers' Counsel.

6.3. Effective Time

            The Credit Facilities set out in this Agreement shall only become available to the Borrowers pursuant to this Agreement if and when the Agent issues the Implementation Notice.

6.4. Effectiveness

            Upon the Agent delivering the Implementation Notice to the Borrowers, this Agreement shall amend and restate the Prior Loan Agreement in its entirety. The Prior Loan Agreement as amended and restated by this Agreement shall constitute one agreement, and the Prior Loan Agreement as so amended and restated is hereby ratified and confirmed by the parties hereto.

6.5. Provisions Taking Immediate Effect

            Notwithstanding any other provision of this Agreement, this
Section 6.5 and Section 8.2 of this Agreement shall take effect immediately upon the execution and delivery of this Agreement whether or not the Implementation Notice is ever issued.

6.6. Rights Unaffected

            This Agreement shall not waive, prejudice, delay or impair any rights of the Lenders or the Borrowers arising under the Prior Loan Agreement, the Security or otherwise, at law or in equity, which have accrued to the Lenders or the Borrowers, as the case may be, before the time the Implementation Notice is issued. All interest, fees and other amounts (other than principal) due or becoming due or owing as at the time the Implementation Notice is issued shall be paid after such time to the Lenders in accordance with the terms and conditions of this Agreement.

6.7. Date of Agreement

            References in this Agreement to the date of this Agreement, the date hereof and similar expressions shall be construed as references to the date this Agreement is executed and delivered by the parties hereto, namely September 27, 1999.

                                   ARTICLE 7.
                                    ADVANCES

7.1. Advance and Interest Payment Dates

            Upon timely fulfillment of and compliance with all applicable terms and conditions as set forth in this Agreement, the Agent (to the extent it has received funds from the Lenders) on behalf of the Lenders will make the requested amount of any Advance by way of Prime Rate Loan, Base Rate Loan or LIBOR Loan requested by the Relevant Borrower available to the Relevant Borrower on the Drawdown Date by crediting its Designated Account with such amount. The Relevant Borrower shall pay interest to the Swing Line Lender or to the Agent for the account of the Lenders (as applicable) at such Lender's Branch of Account on each Loan borrowed by the Relevant Borrower which is outstanding from time to time hereunder at the rate of interest applicable to such Loan as set out in this Agreement.

            Interest on each Prime Rate Loan, Base Rate Loan and LIBOR Loan shall be payable on each Interest Payment Date applicable thereto. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the Borrowing Date of such Loan or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, or the end of the Interest Period, as the case may be, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Loan made under a Credit Facility shall, upon the expiry of the Interest Period applicable to such LIBOR Loan, bear interest, payable on demand, calculated at the rates and in the manner applicable to Base Rate Loans made under the same Credit Facility.

            Interest calculated with reference to the Prime Rate or the Base Rate shall be calculated daily and compounded monthly on the basis of a year of 365 or 366 days, as applicable. Interest calculated with reference to the LIBO Rate shall be calculated daily and compounded at the end of the Interest Period applicable thereto, and if the Interest Period is longer than three months, every three months on the basis of a year of 360 days.

7.2. Payment of Interest

            Each Borrower shall pay to the Agent for the account of the applicable Lenders interest on each Loan borrowed by it in the manner and at the rates per annum determined in accordance with this Agreement. Interest payable hereunder shall be payable both before and after maturity, default and/or judgment, if any, until payment in full thereof, and interest shall accrue on overdue interest, if any, at the same rate, except as otherwise provided in
Section 7.1. Changes in the Prime Rate or the Base Rate shall cause an immediate adjustment of the interest payable hereunder with respect to Prime Rate Loans and Base Rate Loans, respectively, without the necessity of any notice to the Borrowers.

7.3. Conversions

            Subject to the other terms of this Agreement, the Relevant Borrower may from time to time convert all or any part of the outstanding amount of any Advance under the Term Facility (other than any Advance by way of Standby Credit or any Swing Line Loan) on its Maturity Date (in the case of a LIBOR Loan or an issue of Bankers' Acceptance) or at any time (in the case of Prime Rate Loan or a Base Rate Loan) into another form of Advance denominated in the same Currency under the Term Facility permitted by this Agreement by giving the Agent a Conversion Notice in accordance with Section 7.4 provided that any part of an Advance that is not converted and the resulting new Advance each comply with the amounts specified below:

        7.3.1. in the case of a Prime Rate Loan or Base Rate Loan, a minimum principal amount of $5,000,000 (Cdn. or U.S., as applicable);

        7.3.2. in the case of a LIBOR Loan, a minimum principal amount (subject to availability) of U.S.$10,000,000; and

        7.3.3. in the case of an issue of Bankers' Acceptances, a minimum aggregate face amount (subject to availability) of Cdn. $5,000,000 and in whole number multiples of Cdn. $1,000,000.

7.4. Notice of Advances, Payments, Conversions and Rollovers

            Each Borrowing Notice and Repayment Notice, as the case may be, shall be given no later than:

        7.4.1. on the third Banking Day prior to any Borrowing Date or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount of $50,000,000 (Cdn. or U.S., as applicable) or more;

        7.4.2. on the second Banking Day prior to any Borrowing Date or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount of $10,000,000 (Cdn. or U.S., as applicable) or more but less than $25,000,000 (Cdn. or U.S., as applicable);

        7.4.3. on the Banking Day before the Borrowing Date of any Prime Rate Loan or Base Rate Loan or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount less than $10,000,000 (Cdn. or U.S., as applicable);

        7.4.4. on the third Banking Day prior to the Borrowing Date or payment date of any LIBOR Loan; and

        7.4.5. on the second Banking Day prior to the Borrowing Date of any Bankers' Acceptances.

Notices shall be given not later than 10:00 a.m. (Toronto time) on the last available date for notice. If a notice is not given by such time, it shall be deemed to have been given on the next Banking Day. If a Conversion Notice is not given by 10:00 a.m. on the second Banking Day prior to a proposed Conversion, the Lenders may, in the case of a proposed Conversion to Bankers' Acceptances, decline to accept such Bankers' Acceptances and in the case of a proposed Conversion to a Prime Rate Loan, may charge, as liquidated damages, interest on the resulting Prime Rate Loan at a rate equal to 115% of the rate of interest otherwise applicable to such Prime Rate Loan under this Agreement for a period of two Banking Days from the maturity of the Bankers' Acceptances. Thereafter the rate of interest applicable to such Prime Rate Loan shall be the rate of interest otherwise applicable to such Loan, as set out in this Agreement. The foregoing provisions shall also apply if a Borrower requests a Rollover of Bankers' Acceptances to take place on the Maturity Date of another issue of Bankers' Acceptances but does not give a Rollover Notice by 10:00 a.m. on the second Banking Day prior to such Maturity Date. The Relevant Borrower agrees that such additional interest is a reasonable pre-estimate of loss to each Lender and not a penalty. Such increased interest is payable for the administrative expense incurred by each Lender and for the loss of protection against future interest rate risks suffered by each Lender as a result of a Borrower's failure to give any of these notices.

7.5. Bankers' Acceptances

            The following provisions shall apply to Advances obtained by way of the issuance of Bankers' Acceptances:

        7.5.1. all drafts required to be accepted by a Lender pursuant to this Agreement shall be in the form requested by such Lender, and, shall be executed and drawn by such Lender on behalf of the Relevant Borrower pursuant to the power of attorney contained in
                Section 7.5.3;

        7.5.2. any Borrowing Notice requesting an issue of Bankers' Acceptances shall include instructions from the Relevant Borrower stating that it wishes to have drafts accepted as Bankers' Acceptances under this Agreement and stating the aggregate face amount of and the term (being, subject to availability, one, two, three or six months) applicable to such drafts. The Relevant Borrower may notify the Agent by telephone of its instructions with respect to Bankers' Acceptances, provided it shall immediately thereafter confirm its telephone instructions given pursuant to this paragraph by a Borrowing Notice;

        7.5.3. each Borrower authorizes each Lender, and for this purpose appoints each Lender the lawful attorney of such Borrower, to complete, sign and endorse drafts on its behalf in handwritten or by facsimile or mechanical signature in accordance with each Borrowing Notice and, once so completed, signed and endorsed, and following acceptance of them as a Bankers' Acceptance under this Agreement, then purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Section 7.5. Drafts so completed, signed and endorsed and negotiated on behalf of each Borrower shall bind such Borrower as if so performed by an authorized officer of such Borrower;

        7.5.4. the face amount of each Bankers' Acceptance to be accepted by a Lender shall be a whole number multiple of Cdn. $100,000;

        7.5.5. the Agent shall have the discretion to restrict the term and the Maturity Date of an issue of Bankers' Acceptances. The Maturity Date of each issue of Bankers' Acceptances must be no later than the Due Date of the relevant Credit Facility. There shall not be more than ten (10) issues of Bankers' Acceptances maturing during any single calendar month under the Credit Facilities, unless the Agent otherwise agrees;

        7.5.6. each Lender shall purchase each Bankers' Acceptance accepted by it at a discount to yield (excluding the Acceptance Fee) an interest rate per annum equal to such Lender's BA Reference Rate on each Acceptance Date of Bankers' Acceptances issued pursuant to this Agreement. The obligation of the Relevant Borrower to pay to a Lender the face amount of each Bankers' Acceptance so purchased by it upon the maturity of such Bankers' Acceptance shall continue in full force and effect notwithstanding such purchase. A Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Bankers' Acceptance purchased by it;

        7.5.7. when Bankers' Acceptances are being issued, each Lender shall transfer to the Agent at the Agent's Branch of Account for value on the Acceptance Date immediately available Canadian dollars in an amount equal to the net proceeds of sale of all Bankers' Acceptances purchased by it on such Acceptance Date, net of the applicable Acceptance Fee in respect of such Bankers' Acceptances. Subject to Section 7.9, the Agent will transfer such amounts to the Relevant Borrower by depositing the same for value on the applicable Acceptance Date to the Designated Account of the Relevant Borrower;

        7.5.8. the Acceptance Fee applicable to each Bankers' Acceptance shall be calculated upon the principal face amount of such Bankers' Acceptance for the duration of its term on the basis of the actual number of days from the date of its acceptance by a Lender up to the Maturity Date of the Bankers' Acceptance calculated on the basis of a 365 day year at the rates per annum provided for in Section 2.3 or 3.4, as applicable;

        7.5.9. the Relevant Borrower shall provide for the payment to the Lenders at the Agent's Branch of Account of the full face amount of each issue of Bankers' Acceptance on its Maturity Date or, on the occurrence of an Event of Default, prior to its Maturity Date forthwith pursuant to Section 12.3. The Relevant Borrower shall not be entitled to prepay any Bankers' Acceptances. Where an issue of Bankers' Acceptances matures and the Relevant Borrower does not provide for payment or otherwise designate the manner in which payment is to be made in accordance with the provisions of this Agreement, the Borrower shall be deemed to have provided for payment of the aggregate face amount of such Bankers' Acceptances by Conversion into a Prime Rate Loan under the Credit Facility pursuant to which the Bankers' Acceptances were issued in a principal amount equal to the aggregate face amount of the Bankers' Acceptances on their Maturity Date;

       7.5.10. the Relevant Borrower shall not claim from any Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. In addition, the Relevant Borrower waives any demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour and any other notice or defence to payment which might otherwise exist if for any reason a Bankers' Acceptance is held by the Lender in its own right at the maturity thereof and the Relevant Borrower shall pay the Agent for the account of such Lender the face amount of any such Bankers' Acceptance on its Maturity Date;

       7.5.11. any executed drafts to be used as Bankers' Acceptances which are held by the Agent or a Lender need only be held in safekeeping with the same degree of care as if they were such Lender's own property and such Lender was keeping them at the place at which they are to be held. Each Borrower shall, by written notice to the Agent, designate the Persons authorized to give the Agent instructions regarding the manner in which drafts are to be completed and the time at which they are to be issued;

       7.5.12. the Relevant Borrower agrees to forthwith reimburse each Lender in full any amount paid by the Lender in respect of any Bankers' Acceptance accepted by the Lender hereunder on its behalf; however, the Relevant Borrower shall not be obliged to indemnify any Lender for any fees or expenses caused by the gross negligence or willful misconduct of such Lender;

       7.5.13. the obligations of each Borrower under this Section 7.5 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be fulfilled strictly in accordance with the terms of this Agreement under all circumstances including the following:

                7.5.13.1. any lack of validity or enforceability of any draft accepted by any Lender as a Bankers' Acceptance; or

                7.5.13.2. the existence of any claim, set-off, defence or otherwise which the Relevant Borrower may have at any time against the holder of a Bankers' Acceptance, any Lender or any other Person or entity whether in connection with this Agreement or otherwise;

       7.5.14. each Borrower shall execute and deliver such bankers' acceptances agreements, indemnities, directions, powers of attorney and other assurances as any Lender may reasonably require from time to time with respect to any issue of Bankers' Acceptances. Such documents shall take effect subject to Section 1.11;

       7.5.15. if any provision of this Agreement has the effect of requiring a Bankers' Acceptance to be prepaid, such prepayment is effected by paying to the Agent an amount in Canadian dollars equal to the face amount of such Bankers' Acceptance and the Agent paying the amount so received by it into an interest bearing account with it in the name of the Relevant Borrower from which the only withdrawal which may be made is to pay the Lender accepting such Bankers' Acceptance the face amount of such Bankers' Acceptance on its Maturity Date.

       7.5.16. If a Lender is not permitted by Applicable Law, or does not by virtue of customary market practice, accept drafts for the purpose of subsequent sale as a bankers' acceptance (a "Non-Acceptance Lender"), each time a Relevant Borrower gives a Borrowing Request for an issue of Bankers' Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Bankers' Acceptances pursuant to this Section 7.5, make an advance in Canadian dollars to the Relevant Borrower (a "B/A Equivalent Advance") in the amount equal to the Acceptance Proceeds which would be derived from a hypothetical sale of drafts accepted by it ("Notional Acceptances") in the aggregate face amount of its Rateable Share of such requested issue of Bankers' Acceptances at a discount rate that yields to such Non-Acceptance Lender (excluding the Acceptance Fee) an interest rate per annum equal to such Lender's BA Reference Rate. Any B/A Equivalent Advance shall be repayable on the maturity of such issue of Bankers' Acceptances. A Non-Acceptance Lender shall be entitled to deduct from the amount of its B/A Equivalent Advance to be paid to the Agent pursuant to Section 7.5.7 an amount equal to the Acceptance Fee determined in accordance with
                Section 7.5.8 that would have been payable to it with respect to the Notional Acceptances corresponding to the B/A Equivalent Advance. For the purposes of this Agreement each reference to an issue of Bankers' Acceptances shall be deemed to include, where relevant, B/A Equivalent Advances, with the necessary changes being made to fit the context.

7.6. Standby Credits

            The following provisions apply to Advances obtained by way of issuance of Standby Credits:

        7.6.1. A Standby Credit may be requested by a Borrower to be issued by the Issuing Bank under the Swing Line in Canadian dollars or U.S. dollars or, with the prior consent of the Agent and the Issuing Bank, any other Currency;

        7.6.2. The Issuing Bank shall have the right, in its sole discretion, to limit the Maturity Date of any Standby Credit. Following the occurrence of a Default or Event of Default, the Issuing Bank shall have the right, in its sole discretion, to extend the Maturity Date of any Standby Credit whether or not any other party requests or objects to such extension;

        7.6.3. Notwithstanding any other provision of this Section 7.6, no Borrower may request the issuance of any Standby Credit (i) if the aggregate Outstanding Amount of all Standby Credits outstanding under the Revolver Facility would, after the issuance of the Standby Credit in question, exceed Cdn. $4,000,000; or (ii) having a term which would extend beyond the Revolver Facility Due Date;

        7.6.4.  Reimbursement

                7.6.4.1. The Relevant Borrower unconditionally and irrevocably authorizes the Issuing Bank to pay the amount of any demand made on the Issuing Bank in accordance with the terms of any Standby Credit issued for its account on demand without requiring proof of the Relevant Borrower's agreement that the amount so demanded was due and notwithstanding that the Relevant Borrower may dispute the validity of any such demand or payment;

                7.6.4.2. The Relevant Borrower shall indemnify and save the Issuing Bank harmless from and against any and all payments and losses and expenses (other than lost profits) which it may suffer or incur arising in any manner whatsoever out of the issuance of any Standby Credit, including the making of, or refusal to make, any payments demanded thereunder (including any court costs and legal costs on a solicitor and client scale incurred in connection with any proceedings to restrain the Issuing Bank from making, or to compel the Issuing Bank to make, any such payment). This indemnity shall be unconditional, shall not be subject to any qualification or exception whatsoever and shall not be lessened, invalidated or otherwise prejudiced for any reason whatsoever including by reason of (i) any lack of validity or enforceability of the Standby Credit, (ii) any claim, set-off, defence or other right the Relevant Borrower may have against the beneficiary of the Standby Credit, including any claim that a demand for payment under the Standby Credit is fraudulent or (iii) any of the matters referred to in Section 7.6.5.

        7.6.5.  Issuing Bank Not Liable

                7.6.5.1. The Issuing Bank shall not have any responsibility or liability for, or duty to inquire into, the sufficiency, authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to it pursuant to any Standby Credit and the Relevant Borrower for whom such Standby Credit was issued fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Standby Credit with respect to the use by any beneficiary of any Standby Credit. The Issuing Bank shall not be responsible:

                           7.6.5.1.1. for the validity or genuineness of certificates or other documents delivered under or in connection with any Standby Credit that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

                           7.6.5.1.2. for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax, wireless or otherwise, whether or not they are in code;

                           7.6.5.1.3. for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Standby Credit;

                           7.6.5.1.4. for any failure or inability by the Issuing Bank or anyone else to make payment under any Standby Credit as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers;

                           7.6.5.1.5. for any other consequences arising from causes beyond the control of the Issuing Bank; or

                           7.6.5.1.6. any error, neglect or default of any correspondent of the Issuing Bank, or of any advising, confirming, negotiating or paying bank,

                           and none of the above shall lessen, invalidate or otherwise prejudice any of the rights of the Issuing Bank hereunder or the obligations of the Relevant Borrower under Section 7.6.4.2. In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the Issuing Bank in good faith in response to any demand for payment under a Standby Credit shall be deemed to have been properly made and shall be binding upon all parties hereto and shall not result in any liability of the Issuing Bank to the other parties hereto and shall not lessen, invalidate or otherwise prejudice the obligations of the Relevant Borrower under Section 7.6.4.2.

                7.6.5.2. Notwithstanding the provisions of this Section 7.6.5, no Borrower shall be responsible for, and the Issuing Bank shall not be relieved of responsibility for, any willful misconduct or gross negligence of or by the Issuing Bank.

        7.6.6. Payments Under Standby Credits: Each payment made by the Issuing Bank under or otherwise in respect of a Standby Credit which is not reimbursed to the Issuing Bank pursuant to Section 7.6.4.2 on the date such payment is made shall be deemed to constitute an Advance under the Swing Line on the date such payment is made and shall be repaid by the Relevant Borrower to the Swing Line Lender accordingly. Each such payment made in Canadian dollars shall be treated as a Prime Rate Loan. Each such payment made in U.S. dollars shall be treated as a Base Rate Loan. Each such payment made in any other Currency shall be treated as a Prime Rate Loan in the amount of the Canadian Dollar Value of such payment.

        7.6.7. Standby Credit Fees: The Relevant Borrower shall pay a fee to the Issuing Bank in advance on the date of issuance of each Standby Credit for the period from and including the date of issuance of the Standby Credit to and including the stated expiry date thereof, based on the stated amount of the Standby Credit on such issuance date. Such fee shall be payable in the Currency in which the applicable Standby Credit is denominated. The fee payable shall be determined as the product obtained by multiplying (i) the stated amount of such Standby Credit by (ii) the Applicable Margin and by (iii) the fraction of the number of days from the date of issue until the Maturity Date of such Standby Credit divided by the actual number of days in the year. In addition, the Relevant Borrower shall pay the Issuing Bank's prevailing scheduled rates for services (including advices, amendments and renewals) provided by the Issuing Bank pertaining to outstanding Standby Credits. All amounts paid to the Issuing Bank pursuant to this Section 7.6.7 shall be retained by the Issuing Bank for its own account.

        7.6.8. Acceleration: On the Revolver Facility Due Date or upon the Agent making a declaration under Section 12.2.2, the maximum amount of the contingent liability of the Issuing Bank under any Standby Credit which is then outstanding shall immediately become due and payable notwithstanding that the Issuing Bank has not at such date been required to make payment under any such Standby Credit. Any such amount shall be paid to the Agent and shall be credited to the Cash Collateral Account and held in the manner contemplated by Section 7.6.10 as security for the repayment of future indebtedness of that Borrower to the Issuing Bank in respect of each Standby Credit issued for its account which are drawn down, and, pending the expiry of all such outstanding Standby Credits, any such amounts held by the Agent shall bear interest at the rate established by the Agent from time to time as that payable in respect of 30 day term deposits of the Agent for monies of like amount.

        7.6.9. Conflict: Each Standby Credit shall be subject to the Issuing Bank's customary Standby Credit terms and procedures from time to time in effect and shall be in a form acceptable to the Issuing Bank. Each Borrower shall execute and deliver such standard form indemnities, bonds and other assurances as the Issuing Bank may reasonably require from time to time with respect to Standby Credits and such standard form indemnities, bonds and other assurances shall take effect subject to Section
                1.11. A Standby Credit shall in no event contain provisions requiring the Issuing Bank to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents.

        7.6.10. Prepayment: If any provision of this Agreement has the effect of requiring a Standby Credit to be prepaid, such prepayment is effected by providing the Agent with cash cover in the Currency in which that Standby Credit is denominated, by reducing, whether by partial cancellation or otherwise, (in accordance with the terms of this Agreement and the relevant Standby Credit) the amount that may be demanded under that Standby Credit (or by such amount automatically reducing in accordance with the terms of the relevant Standby Credit) or by canceling that Standby Credit by returning the original to the Issuing Bank together with written confirmation (in form and substance satisfactory to the Issuing Bank) from the beneficiary that the Issuing Bank has no further liability under that Standby Credit. "cash cover" is provided, in whole or in part, in respect of a Standby Credit at any time by paying an amount, in the Currency in which that Standby Credit is denominated, equal to the whole or a part of the maximum amount which may be drawn under such Standby Credit at such time to the Agent, to be held by the Agent pursuant to the Relevant Borrower's debenture listed in Schedule L and the Agent paying the amount so received by it into an interest bearing account with it in the name of the Relevant Borrower (a "Cash Collateral Account") from which the only withdrawals which may be made until the relevant Standby Credit is otherwise cancelled or expires or prepaid in its entirety are withdrawals to pay the Agent amounts due and payable to it under this Agreement following any payment made by it under such Standby Credit. If a Standby Credit is cancelled or expires or is returned to the Issuing Bank by the beneficiary for cancellation without payment, then, so long as no Event of Default has occurred, the Relevant Borrower shall thereafter be free to withdraw any remaining credit balance in the Cash Collateral Account.

7.7. LIBOR Loans - Market Disruption

            If at any time prior to the commencement of any Interest Period, any Lender (an "Affected Lender") shall have determined and gives notice to the Agent (which will promptly notify the Borrowers and the other Lenders) that it has become unlawful or impossible for that Lender to make, maintain or fund any LIBOR Loan or that the Lender's ability to make, maintain or fund such LIBOR Loan has been materially adversely affected because:

        7.7.1. of circumstances affecting the London interbank market or elsewhere which result in there not existing adequate and fair means for ascertaining the rate of interest applicable to such LIBOR Loan during such Interest Period;

        7.7.2. deposits in U.S. dollars are not being offered to a Lender in the London interbank market or elsewhere in sufficient amounts in the ordinary course of business; or

        7.7.3. any Change in Law or any change in national or international, financial, political or economic conditions or currency exchange rates or exchange control,

then, from and after the date of such determination for so long as such condition shall continue to exist, no Borrower shall have the right to obtain or maintain a participation in any LIBOR Loan from the Affected Lender. When the Affected Lender has made any such determination, upon notice thereof by the Agent to the Relevant Borrower, the Relevant Borrower shall on the last day of the then current Interest Period applicable to the participation of the Affected Lender in any LIBOR Loan owing by the Relevant Borrower to such Lender either
(i) repay to the Affected Lender its participation in such LIBOR Loan together with all unpaid interest accrued thereon to the date of repayment and all other amounts payable to the Affected Lender hereunder in respect of such LIBOR Loan or (ii) convert its participation in such LIBOR Loan to another form of Loan under the same Credit Facility in the same Currency.

7.8. Illegality

            If any Change in Law shall make it unlawful or impossible for any Lender (an "Affected Lender") to make, maintain or fund its participation in any Advance, such Affected Lender shall promptly give notice to the Agent which will promptly give notice to the Borrowers and the other Lenders. Upon the Agent giving such notice the obligation of the Affected Lender to make or continue its participation in such Advances, which it would be unlawful or impossible for such Lender to make or continue, shall be suspended for so long as such condition shall exist. Upon receipt of such notice the Relevant Borrower shall either (i) convert each participation of the Affected Lender in each affected Advance to another Type of Advance under the same Credit Facility in the same Currency or (ii) repay the Affected Lender's participation in such Advance together with all unpaid interest accrued thereon to the date of repayment and all other amounts payable hereunder to such Affected Lender in respect of such Advance, in either case (A) on the Maturity Date applicable to each such Advance, if the Affected Lender may lawfully continue to maintain and fund its participation in such Advance to such date, or (B) immediately if the Affected Lender may not lawfully continue to fund and maintain its participation in such Advance to such dates and the Relevant Borrower promptly shall pay any compensation owing to such Lender under Section 8.3 in consequence thereof. If the Relevant Borrower fails to select (i) or (ii), the Relevant Borrower shall be deemed to have selected to prepay such Affected Lender's participation in any affected Advance.

7.9. Facility Excesses by Reason of Foreign Currency Fluctuations

            If and each time the Agent determines (which determination shall be conclusive and bind the Borrowers, absent manifest error) that the Outstanding Amount of all Advances under either Credit Facility exceeds 102% of the Revolver Commitment or Total Term Commitment, as the case may be, by reason of fluctuations in exchange rates, the Agent may request (or if such excess is more than five percent (5%) of the Revolver Commitment or Total Term Commitment, as applicable, shall request) the Borrowers to repay the excess. Within five Banking Days of the receipt of any such request, each Relevant Borrower with Advances outstanding under the relevant Credit Facility shall repay to the Lenders such Advances outstanding under such Credit Facility as may be required to ensure that such excess is eliminated.

7.10. Evidence of Indebtedness

       7.10.1. The indebtedness of each Borrower to each Lender hereunder resulting from all Loans shall be evidenced by the loan accounts which shall be opened and maintained by the Agent. The Agent shall debit in its accounts the amount of all such indebtedness and shall credit therein each repayment of such indebtedness by appropriate entries. Entries recorded by the Agent or its employees on a loan history statement for each Borrower, shall be prima facie evidence thereof, absent manifest error. The failure of the Agent to record any such amount or date shall not affect the obligation of a Borrower to pay amounts due hereunder in accordance with this Agreement.

       7.10.2. Any Lender may request that its Rateable Share in Advances be evidenced by a promissory note (a "Note"). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Rateable Share of such Lender in all outstanding Advances evidenced by such Note and interest thereon shall at all times (including after any transfer pursuant to Section 14.5) be represented by one or more Notes payable to the order of the payee named therein or any Transferee, except to the extent that any such Lender or Transferee subsequently returns any such Note for cancellation and requests that its Rateable Share on outstanding Advances once again be evidenced as described in Subsection 7.10.1.

                                   ARTICLE 8.
                                FEES AND EXPENSES

8.1.  Commitment Fee

       8.1.1. Gerdau Steel shall pay to the Agent for the account of the Lenders a commitment fee in respect of the Revolver Facility calculated at the Applicable Margin. Such Applicable Margin shall be computed upon the amount by which the Maximum Amount of the Revolver Facility exceeds the daily aggregate Outstanding Amount of all Advances under the Revolver Facility.

       8.1.2. Gerdau Steel shall pay to the Swing Line Lender for its own account a commitment fee in respect of the Swing Line calculated at the Applicable Margin. Such Applicable Margin shall be computed upon the amount by which the Swing Line Amount exceeds the daily aggregate Outstanding Amount of all Advances under the Swing Line.

       8.1.3. Each commitment fee payable pursuant to this Section 8.1 shall be calculated for each calendar quarter from and after the date hereof until the Revolver Facility Due Date and shall be payable quarterly in arrears on the third Banking Day of the immediately following calendar quarter. The first payment of such fee shall be due and payable on the third Banking Day of the first calendar quarter commencing after the day the Implementation Notice is given.

8.2. Payment of Costs and Expenses

            Whether or not any Borrower obtains any Advances hereunder, the Borrowers shall pay to the Syndicate on demand all reasonable out-of-pocket costs and expenses of the

Syndicate and each of their respective agents, officers and employees and any receiver or receiver-manager appointed by the Agent or by a court in connection with this Agreement or any other Loan Document, including:

       8.2.1. the preparation, execution, filing and registration of this Agreement or any of the other New Loan Documents, any actual or proposed amendment or modification of any of the Loan Documents or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto;

       8.2.2. obtaining advice as to any Lender's rights or obligations under any of the Loan Documents; and

       8.2.3. the defence, establishment, protection or enforcement of any of the rights of any Lender under any of the Loan Documents including all costs and expenses of establishing the validity, enforceability and priority of, or of collection of amounts owing under, any of the Loan Documents or of any enforcement of the Security, and further including all of the fees, expenses and disbursements of the Lenders' Counsel, on a solicitor and client scale, incurred in connection with any of the foregoing, and including all Sales Taxes payable by any Lender (whether refundable or not) on all such fees, costs and expenses.

8.3. Indemnity

            The Relevant Borrower shall compensate each Lender for all losses and expenses including any losses and expenses sustained by any Lender in connection with the liquidation or re-employment in whole or in part of deposits or funds borrowed or acquired by the Lender to fund any Advance to the Relevant Borrower which the Lender may sustain or incur: (i) if for any reason a Drawdown, Conversion or Rollover does not occur on a date requested by such Borrower, (ii) if the Relevant Borrower fails to give any notice required to be given by it hereunder, in the manner and at the time specified herein, (iii) as a consequence of any failure by the Relevant Borrower to repay any Loan Obligations when required by the terms of this Agreement, or (iv) if the whole or any part of any Advance owing by the Relevant Borrower is paid to the Lender or converted to another form of Advance other than on the Maturity Date thereof. A certificate of a Lender provided to the Agent setting forth the amounts claimed by the Lender as compensation under this Section 8.3 in respect of such losses and expenses shall be conclusive and binding on the parties hereto, absent manifest error, and the Relevant Borrower shall forthwith pay to the Agent for the account of the Lender the amount of compensation set out in each such certificate.

8.4. Agency Fee

            Gerdau shall pay the Agent for its own account the agency fees stipulated in the Agency Fee Agreement at the times therein provided.

                                   ARTICLE 9.
                             SECURITY AND INSURANCE

9.1. Security

            In addition to the Prior Security, and as security for the due and punctual payment and performance of all Loan Obligations of each Borrower, the Borrowers shall deliver or cause to be delivered to and for the benefit of the Syndicate, the New Loan Documents at or before the Term Drawdown Date.

9.2. Perfection

            Each Borrower shall ensure that all the Security referred to in
Section 9.1 is executed and delivered and that the Liens created thereby are registered, filed, recorded and perfected at or prior to the time the Implementation Notice is given in all jurisdictions reasonably required by the Agent.

9.3. Security Effective Notwithstanding Date of Advance

            The Liens constituted or required to be created under the Security shall be effective and the undertakings therein in respect thereto shall be continuing, whether the monies hereby or thereby secured or any part thereof shall be advanced before or after or at the same time as the creation of any such Liens or before or after or upon the date of this Agreement. The Security shall not be affected by any payments on the Advances, or by the balance of the Advances fluctuating from time to time, but shall constitute continuing security to the Lenders for the Loan Obligations from time to time.

9.4. No Merger

            The security constituted by the Security shall not merge in any other security. No judgment obtained by the Agent shall in any way affect any of the provisions of this Agreement or the Security. For greater certainty, no judgment obtained by any Lender shall in any way affect the Obligation of any Borrower to pay interest and fees at the rates, times and in the manner provided in this Agreement.

9.5. Prior Security

        9.5.1. Each Borrower confirms that the Prior Security shall remain in full force and effect notwithstanding amendments to the Prior Loan Agreement reflected in this Agreement and shall continue to secure the Loan Obligations until repayment in full of all of the Loan Obligations. For greater certainty, (i) Courtice agrees with and confirms to the Lenders that as at the time the Implementation Notice is issued no amount shall have been paid by it in reduction of the amounts secured under the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, or the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2, and that such Security collectively shall secure Loan Obligations of Courtice in an aggregate principal amount of up to Cdn. $100,000,000 plus interest thereon at a rate of 20% per annum and (ii) MRM agrees with and confirms to the Lenders that as at the time the Implementation Notice is issued no amount shall have been paid by it in reduction of the amounts secured under the MRM Debenture, as amended by Amending Agreement No. 4, and that the MRM Debenture, as amended by Amending Agreement No. 4, shall secure Loan Obligations of MRM in an aggregate principal amount of up to Cdn. $80,000,000 plus interest thereon at the rate of 25% per annum.

        9.5.2. Each of the parties hereto acknowledges that the Lien by way of floating charge originally created under Section 3.01(b) of the MRM Debenture to the extent such Lien applied to the personal and moveable property of MRM that is not property of the nature described in subsection 3.01(a)(i) to (iv) of the MRM Debenture has been released.

9.6. Insurance

            Each Borrower will insure, with insurance companies and in scope satisfactory to the Agent, the Mortgaged Property, and during the term of this Agreement keep the Mortgaged Property so insured to the extent of its full insurable value, on a replacement cost basis, against "All-Risks", including loss or damage by fire, boiler explosion and other casualty, such policies to contain the usual "Extended Coverage" and "Replacement Cost" endorsements and the Agent shall be noted therein as a named insured and first loss payee. Each such policy shall bear endorsements and a mortgage clause in form and substance satisfactory to the Agent making all proceeds payable thereunder payable to the Agent as first loss payee. Further, each Borrower will at all times maintain general comprehensive liability insurance, with insurance companies and in scope satisfactory to the Agent, against, inter alia, claims for personal injury, death or property damage, such insurance to afford protection in an amount not less than FIVE MILLION DOLLARS. No Borrower will do or permit anything to be done whereby any of the aforementioned policies may be vitiated and will pay all premiums and sums of money necessary for maintaining every such insurance as aforesaid, as the same become due.

9.7. Partial Discharges of Security

            Unless an Event of Default has occurred, the Agent will from time to time upon request of a Borrower execute partial discharges of the Security prepared by the Borrower (in form and substance satisfactory to the Agent) with respect to any of its assets disposed of in accordance with Section 11.3.1.9.

9.8. Obligations Secured

            The parties acknowledge that certain of the Prior Security and other Loan Documents are in generic form and have not been customized for purposes of this transaction. Accordingly, the parties agree that notwithstanding anything to the contrary contained in such Prior Security or other Loan Documents, such Prior Security and other Loan Documents secure the applicable Obligor's Loan Obligations under this Agreement and/or each guarantee of each Borrower's Loan Obligations under this Agreement.

9.9. Additional Obligations Secured

            For the purposes of the Security and Section 13.25, the obligations owing by each Borrower to each Hedging Lender under each Hedging Instrument (whether or not it is an Eligible Hedging Instrument) shall be deemed to be Loan Obligations due and owing under or otherwise in respect of this Agreement and shall be guaranteed and secured by the Security.

9.10. Redemption of Security

            Upon and subject to (a) none of the Lenders being under any obligation to make advances or provide other financial accommodation to any of the Borrowers under or pursuant to this Agreement and (b) and the Loan Obligations having been repaid and discharged in full, as soon as reasonably practicable thereafter and at the request and cost of the Borrowers, the Agent shall (but subject to the rights and claims of any Person having prior right thereto) reassign to the Borrowers any remaining Mortgaged Property held by the Agent by or pursuant to this Agreement and release or otherwise discharge the Liens constituted by the Security, or at the specific request and direction of the Borrowers, assign any remaining Security to any Person designated by the Borrowers, in each case without representation or warranty of any kind.

                                   ARTICLE 10.
                         REPRESENTATIONS AND WARRANTIES

10.1. Representations and Warranties

            To induce the Lenders to make the Credit Facilities available to each Borrower, each Borrower represents and warrants, with respect to itself and (to the extent the context so admits) each other Gerdau S.A. Group Member, to and in favour of the Syndicate as follows:

       10.1.1. Incorporation and Status. It is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and up-to-date in the filing of all corporate and similar returns under the laws of its jurisdiction of incorporation; it has the corporate power and capacity to own its Business Assets and to carry on its business as presently carried on by it or as contemplated hereunder to be carried on by it.

       10.1.2. Power and Capacity. It has the corporate power and capacity to enter into each of the Loan Documents to which it is a party and to do all acts and things as are required or contemplated under each Loan Document to be done, observed and performed by it.

       10.1.3. Due Authorization. It has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Loan Documents to which it is a party;

       10.1.4. Due Execution. It has duly executed and delivered each Loan Document to which it is a party.

       10.1.5. No Contravention. The execution and delivery by it of each Loan Document to which it is a party and the performance by it of its obligations under each such Loan Document (i) does not and will not contravene, breach or result in any default under its constating documents or other organizational documents or under any material mortgage, lease, agreement or other legally binding instrument, Permit or Applicable Law to which it is a party or by which it or any of its Business Assets may be bound, (ii) will not obligate it to grant any Lien to any Person other than the Syndicate, (iii) will not result in or permit the acceleration of the maturity of any obligation under any material mortgage, lease, agreement or other legally binding instrument of or affecting it or its Business Assets, and (iv) will not violate any Award which is binding on it.

       10.1.6. No Consents Required. No authorization, consent or approval of, or filing with or notice to, any Person (including any Governmental Body) is required which has not been obtained in connection with the execution, delivery or performance by it of this Agreement or any of the other Loan Documents to which it is a party other than as agreed to in writing by the Agent.

       10.1.7. Enforceability. Each of the Loan Documents to which it is party constitutes a legal, valid and binding obligation enforceable against it, in accordance with its terms, subject only to bankruptcy, insolvency or other statutes affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion.

       10.1.8. Title. Subject only to Permitted Liens, it has good and marketable title to its real and personal property (including in the case of Courtice, the Real Property owned by it, and, in the case of MRM, the Real Property owned by it) free and clear of any Liens and no Person has an agreement or right to acquire any such property other than inventory in the ordinary course of business. The Real Property is all of the real property in which the Borrowers have any freehold interest as at the date hereof.

       10.1.9. Zoning and Other Matters Relating to Real Estate. The buildings and other structures located on the Real Estate owned or leased by it and the operation and maintenance thereof comply in all material respects with all Applicable Laws; none of such buildings or other structures encroaches upon any land not owned or leased by a Borrower; there are no restrictive covenants or Applicable Laws which in any way restrict or prohibit the use of such land, buildings or structures for the purposes for which they are presently being used, other than Permitted Liens; there are no expropriation or similar proceedings, actual or threatened, of which any Borrower has received notice against the Real Estate owned or leased by it, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

      10.1.10. No Work Orders. It is not aware of any work orders, directions or notices having been issued before the date hereof pursuant to any Applicable Law pertaining to its Real Estate or any environmental matters affecting its Real Estate. No work orders, directions or notices have been issued pursuant to any Applicable Law relating to its Real Estate or any environmental matters affecting its Business or its Real Estate, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same. It has not received any notification from any Governmental Body that any work, repairs, construction or capital expenditures are required to be made in respect of any Real Estate or any part thereof owned or leased by it as a condition of continued compliance with any Applicable Law or any Permit issued thereunder, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

      10.1.11. Financial Statements. Each of its most recent financial statements delivered to the Syndicate pursuant to the provisions of this Agreement, in the form delivered to the Syndicate, has (except for its quarterly financial statements) been audited by its Auditors and has been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated and fairly, in all material respects, presents its financial condition or business to which such financial statements relate and the financial information presented therein for the period and as at the date thereof. The notes to such financial statements do not contain any misstatement of a material fact nor do they omit to state a material fact required to make any statement contained therein not untrue or misleading. Since the date of the last financial statements delivered to the Agent, there has been no development which has had or will have a Material Adverse Effect.

      10.1.12. No Litigation. There is no Litigation against or involving it whether in progress or, to the best of its knowledge, threatened, which, if determined adversely to it, would have a Material Adverse Effect, other than any which has been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same. No event has occurred which might reasonably be expected to give rise to any such proceedings, and there is no Award outstanding against it which has or could have a Material Adverse Effect, other than any which has been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

      10.1.13. Permits, etc. It is duly registered and qualified and holds all Permits necessary or appropriate to carry on Business in all jurisdictions where the character of the properties owned by it or the nature of the Business transacted by it makes such registration or qualification necessary under the laws of such jurisdiction; all such Permits are in full force and effect; it is in compliance in all material respects with the terms and conditions of all such Permits applicable to it; and there are no proceedings in progress or to the best of its knowledge, pending or threatened which may reasonably be expected to result in the revocation, cancellation, suspension or any adverse modification of any of such Permits.

      10.1.14. Hazardous Substances. Its Business is being conducted in material compliance with Applicable Law of each jurisdiction in which its Business is carried on and its Business is in material compliance with applicable Environmental Law and for greater certainty and without limiting the generality of the foregoing:

                10.1.14.1. its Business has been operated and has received, handled, used, stored, treated, shipped and disposed of at all times all Hazardous Substances in material compliance with Environmental Law and there are no Hazardous Substances located on any of its Real Estate other than those on such property in material compliance with Environmental Law;

                10.1.14.2. there are no PCBs, including any monochlorinated biphenyl or polychlorinated biphenyl, or any mixture which contains one or more of them, in excess of concentrations of 50 parts per million or any equipment or containers containing PCB's in excess of concentrations of 50 parts per million on any of its Real Estate;

                10.1.14.3. none of the buildings or other structures located on any of its Real Estate contain any friable asbestos;

                10.1.14.4. there are no underground storage vessels located on any of its Real Estate; and

                10.1.14.5. there have been no unrectified spills, releases, deposits or discharges of any Hazardous Substances on or near any of its Real Estate, except in material compliance with Environmental Law, nor has any of its Real Estate been used at any time by any Person as a landfill or waste disposal site, except for the Real Estate of MRM which is used by MRM and has been used by MRM's predecessors in title in the course of metal recycling and steel manufacturing and fabricating carried out on MRM's Real Estate.

      10.1.15. Environmental Matters. Except as disclosed in Schedule N (none of which matters so disclosed are material):

                10.1.15.1.   There are no existing, pending or threatened:

                             10.1.15.1.1. claims, complaints, notices or requests received by it in writing or of which it is aware with respect to any alleged violation of or alleged liability under any Environmental Law relating to any of its Real Estate; or

                             10.1.15.1.2. governmental or court orders, including stop, clean up or preventative orders, directions or action requests notice of which has been received by it or which it is otherwise aware relating to environmental matters requiring any works, repairs, remediation, clean up, construction or capital expenditures with respect to any of its Real Estate;

                10.1.15.2. except with respect to shredder fluff and electric arc furnace dust on MRM's Real Estate, to the best of its knowledge, no condition exists at, on or under any of its Real Estate which with the passage of time, the giving of notice, the making of any determination, or any combination of the foregoing, has given rise to or is likely to give rise to material liability under any Environmental Law;

                10.1.15.3. each Borrower has made available for inspection and review on a confidential basis by representatives of the Agent and the Co-Syndication Agents all material environmental or operating documents or records which it is obliged to maintain under all Environmental Laws; and

                10.1.15.4. except for the Real Estate of MRM in respect of any period prior to June 23, 1995, all its Real Estate has been at all times owned, leased, managed, controlled and operated (as applicable) by it and, to the best of its knowledge, its predecessors in title in material compliance with all Environmental Laws.

      10.1.16. All Material Information Supplied. No information furnished by it to the Syndicate in connection with any of the Loan Documents contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made and as of the date made. Each financial forecast and projection ("Forecast") prepared by it and furnished to the Syndicate was based upon assumptions believed to be reasonable by it as of the date of preparation; there has been no material change in such assumptions or in the information on which such assumptions are based which has not been disclosed in writing to the Syndicate; it has no reason to believe that any such Forecast as it relates to periods ending after its date of preparation, when read in conjunction with the related assumptions and other information disclosed in writing to the Agent, fails to reflect its judgment as the most probable set of economic conditions its planned courses of action given these conditions, and such Forecast as it relates to periods already ended, does not reflect results which are materially higher than the anticipated actual results for such periods.

      10.1.17. No Material Adverse Change. Since the date of its most recent financial statements of Gerdau Steel furnished to the Syndicate, there has been no change in any of its Business Affairs which could have a Material Adverse Effect.

      10.1.18. Compliance with Laws. It is in compliance in all material respects with all Applicable Laws, non-compliance with which could give rise to a Material Adverse Change. It has obtained all Permits and made all Registrations necessary for the conduct of its Business.

      10.1.19. Unfunded Pension Liabilities. It does not have any unfunded liabilities in respect of which it is in default arising out of any employee pension plan or any other employee benefit plan to which it is a party or by which it is bound, and all requisite employer contributions required thereunder to date have been made. There is no Award outstanding and no pending or, to its knowledge, threatened Litigation against any such plan, any fiduciary thereof, or any Gerdau Canada Group Member with respect thereto which could have a Material Adverse Effect.

      10.1.20.  Intellectual Property:

                10.1.20.1.   Identification. Schedule O:

                             10.1.20.1.1. contains a complete list of all patents, subdivided into the categories (i) developed and owned by each Gerdau Canada Group Member,
                                             (ii) otherwise owned by each Gerdau
                                             Canada Group Member, (iii) licensed
                                             for use by each Gerdau Canada Group
                                             Member; and

                             10.1.20.1.2. contains a complete list of all trade marks subdivided into the categories (i) registered, owned and used by each Gerdau Canada Group Member, (ii) registered, owned but not currently used by each Gerdau Canada Group Member,
                                             (iii) unregistered, owned and used
                                             by each Gerdau Canada Group Member,
                                             (4) licensed for use by each Gerdau
                                             Canada Group Member.

                10.1.20.2.   Ownership.

                             10.1.20.2.1. except with respect to those rights in Intellectual Property Rights owned by third parties granted to a Gerdau Canada Group Member pursuant to a license as disclosed in Schedule O, each Gerdau Canada Group Member is the sole legal and beneficial owner of the
                                             Intellectual Property Rights set
                                             out in Schedule O, free and clear
                                             of all Liens whatsoever, except for
                                             Permitted Liens; and

                             10.1.20.2.2.    the Patent and Trade Mark
                                             registrations and any copyright
                                             registrations identified in
                                             Schedule O are valid and
                                             subsisting, and are in good
                                             standing, all required filings with
                                             any relevant governmental
                                             intellectual property office have
                                             been made and all required filing
                                             fees have been paid.

                10.1.20.3.   Licensing.

                             10.1.20.3.1. all licenses granted by each Gerdau Canada Group Member permitting third parties to use any
                                             Intellectual Property Rights of any
                                             Gerdau Canada Group Member (the
                                             "Licences") are set out in Schedule
                                             O;

                             10.1.20.3.2. all Licences are in full force and effect unamended, each Gerdau
                                             Canada Group Member party thereto
                                             has duly observed and performed all
                                             of its covenants and obligations
                                             under each of the Licenses and
                                             there has not been any default
                                             under or breach of any Licenses by
                                             the other parties thereto; and

                             10.1.20.3.3. no Gerdau Canada Group Member has granted any Licences to any Person other than the Licences disclosed in Schedule O.

      10.1.21.  Taxes and Claims. It has:

                10.1.21.1. delivered or caused to be delivered all Income Tax and Sales Tax returns and other Tax returns which are now due to the appropriate Governmental Body;

                10.1.21.2. paid and discharged all lawful claims for labour, material and supplies;

                10.1.21.3.   paid and discharged all Taxes payable by it;

                10.1.21.4. made provision for appropriate amounts in respect of any Taxes likely to be exigible in accordance with generally accepted accounting principles;

                10.1.21.5. withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes to the appropriate Governmental Body; and

                10.1.21.6. paid and discharged all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become a Lien upon any of the Mortgaged Property,

                and no assessment, appeal or claim is, as far as it is aware, being asserted or processed with respect to such claim, Taxes or obligations;

      10.1.22. Non-Default. It is not in default, in any respect which materially and adversely affects its Business Affairs in respect of any Award or demand of any Governmental Body or under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it is bound and no Default or Event of Default has occurred and is continuing.

      10.1.23.  Solvency. Each Gerdau S.A. Group Member is Solvent.

      10.1.24. Ownership of Subsidiaries. Attached as Schedule E is a chart, as at the date of this Agreement, identifying all of the direct and indirect Subsidiaries of Gerdau Steel as well as the number and percentage of all issued Capital Stock held by Gerdau Steel, directly or indirectly.

      10.1.25. Year 2000 Problem. Each Gerdau Canada Group Member has carefully reviewed and identified all material aspects of the Gerdau Canada Group's Business which could be adversely affected by the "Year 2000 Problem" (ie., the risk that computer applications may be unable to recognize and properly perform date sensitive functions for periods ending in the next millennium). The software used in the Gerdau Canada Group's Business is to the best of its knowledge Year 2000 Compliant. For this purpose, "Year 2000 Compliant" means:

                10.1.25.1. The software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values (whether forward or backward), and returns, generates, processes and displays date output and date values (collectively, the "Processes"), accurately, without interruptions, and in a consistent manner (without errors or omissions due to date selection), regardless of the date used, and whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

                10.1.25.2. The software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

                10.1.25.3. The software stores, processes and displays date information (including in user interfaces and data fields) in ways that are unambiguous as to the determination of the century in a defined, predetermined and appropriate manner.

      10.1.26. Employee Relations. There are no strikes, work stoppages or controversies pending or, to its knowledge, threatened between any Gerdau Canada Group Member and any of its employees (including unions representing employees), other than employee grievances arising in the ordinary course of business which would not reasonably be likely to result in work stoppages, and other than those disclosed in writing to the Lenders.

      10.1.27. Investment Company; Public Utility Holding Company. No Gerdau Canada Group Member is, and after giving effect to any Advance no Gerdau Canada Group Member will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended. No Gerdau Canada Group Member is subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended.

      10.1.28. Federal Reserve Regulations. No Gerdau Canada Group Member is engaged, directly or indirectly, principally or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). Neither the borrowing of any Advance hereunder, nor the use of the proceeds thereof, will (i) be used to purchase or carry any "margin stock" within the meaning of Regulation U, or (ii) violate or be inconsistent with the provisions of Regulation U. None of the assets which are subject to any limitation on sale, pledge or other restriction under the Loan Documents have been, or will be, margin stock.

      10.1.29. Chief Executive Office. The location of the chief executive office (as that term is used in Section 7(4) of the Personal Property Security Act (Ontario) of each Gerdau Canada Group Member is listed in Schedule P.

      10.1.30. Gerdau S.A. Trust Deeds: the execution, delivery and creation and performance of obligations under each Loan Document by each party thereto and the consummation of the transactions contemplated in each Loan Document (including the creation of the Security contemplated thereby) are permitted by, and do not and will not violate or breach any obligation under or give rise to any default, Potential Event of Default or Event of Default (each as defined in each Gerdau S.A. Trust Deed) or similar such event (howsoever described) under either Gerdau S.A. Trust Deed.

10.2. Survival of Representations and Warranties

            Each of the Borrowers covenants that the representations and warranties made by it in this Article 10 shall be true and correct on each day that this Agreement remains in force and effect, and all such representations and warranties shall be deemed to be made on each such day with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by or on behalf of any Lender; except that if any such representation and warranty is specifically given in respect of information as of a particular date or particular period of time and relates only to such information, then such representation and warranty shall continue to be given as at such date or for such period of time until the information to which it relates is updated at which point it shall continue to be given as of such updated date or period of time, and so forth from time to time.

10.3. Environmental Indemnity

            Each Borrower hereby agrees forthwith on demand to indemnify and save the Syndicate harmless, from and against any and all losses and expenses which the Syndicate may at any time or from time to time suffer or incur as a result of, in respect of, or arising out of any and all environmental claims or liabilities of any kind, including, but not limited to, any claims in nuisance, negligence, strict liability, or any other cause of action arising out of a discharge of a Contaminant into the natural environment and (to the extent permitted by applicable law) any fines or orders of any kind that may be levied or made pursuant to an Environmental Law, relating to, arising out of or in respect of any of the Business Assets of any Gerdau S.A. Group Member or the Business and whether or not any of the Syndicate is in charge, management or control of all or any part of any of the Business Assets of any Gerdau S.A. Group Member or the Business. Each reference above in this Section 10.3 to any of the Syndicate shall be deemed to include the Syndicate member and its directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors and all other representatives, and the Agent shall be constituted as the trustee of each such Person and shall hold and enforce their rights under this Section 10.3 for their respective benefits.

                                   ARTICLE 11.
                                    COVENANTS

11.1. Affirmative Covenants

      11.1.1. Borrowers' Covenants. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to any Drawdown, unless the Majority Lenders otherwise consent in writing, each Borrower covenants and agrees with the Syndicate that it will, and (where the context so admits) it will ensure that each Gerdau S.A. Group Member will, duly perform and comply with each of the following affirmative covenants:

                11.1.1.1. Punctual Payment. It shall pay or cause to be paid all Loan Obligations falling due hereunder on the dates and in the manner specified herein.

                11.1.1.2. Conduct of Business. It shall do or cause to be done all things necessary or desirable to maintain its corporate existence, in its present jurisdiction of incorporation, and to maintain its corporate power and capacity, to own its properties and assets, wherever located, and for it to carry on its Business in each jurisdiction in which it carries on Business or owns, leases, manages, controls or operates Business Assets.

                11.1.1.3. Preservation of Permits. It shall preserve and maintain all Permits and Registrations necessary or appropriate for it to carry on its Business or own, lease, manage, control or operate its Business Assets in each jurisdiction in which it carries on Business or owns, leases, manages, controls or operates Business Assets.

                11.1.1.4. Compliance with Applicable Law and Contracts. It shall comply with the requirements of all Applicable Law and all obligations which, if contravened, could give rise to a Lien over any of the Mortgaged Property or have a Material Adverse Effect and it shall comply with all insurance policies and all contracts to which it is a party or by which it or any of its Business Assets are bound, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect.

                11.1.1.5. Accounting Methods. It shall maintain a system of accounting which is established and administered in accordance with GAAP.

                11.1.1.6. Financial Records. It shall keep adequate records and books of account in which accurate and complete entries shall be made in accordance with GAAP reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of any property owned or leased by it.

                11.1.1.7. Maintenance of Mortgaged Property. It shall maintain its Mortgaged Property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make or cause to be made all necessary and appropriate repairs, renewals, replacements, additions and improvements thereto.

                11.1.1.8.    Payment of Taxes and Claims. It shall:

                             11.1.1.8.1. pay and discharge all lawful claims for labour, material and supplies;

                             11.1.1.8.2. deliver or cause to be delivered all Income Tax, Sales Tax and other Tax returns when they are due to the appropriate Governmental Body;

                             11.1.1.8.3. pay and discharge all Taxes payable by it;

                             11.1.1.8.4. withhold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate
                                             Governmental Body at the time and
                                             in the manner required; and

                             11.1.1.8.5. pay and discharge all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become a Lien upon any of the Mortgaged Property,

                             except that no such claim, Taxes (other than Taxes required to be withheld and remitted pursuant to the Income Tax Act (Canada), the Excise Tax Act (Canada) or any provincial legislation of comparable nature) or obligations need be paid, collected or remitted if (i) it is being actively and diligently contested in good faith by appropriate proceedings, (ii) reserves considered adequate by it and its Auditors shall have been set aside therefor on its books, and (iii) such claim, Taxes, or obligation shall not have resulted in a Lien other than a Permitted Lien, all enforcement proceedings shall have been stayed and appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings.

                11.1.1.9. Notice of Litigation and Other Matters. It shall as soon as it becomes aware of the same, give notice to the Agent of the following events:

                             11.1.1.9.1. the commencement of any Litigation against or in any other way relating adversely to it, or any of its Business Assets which, if adversely determined, could singly or when aggregated with all other such Litigation, have a Material Adverse Effect;

                             11.1.1.9.2. any amendment of its constating or other organizational documents;

                             11.1.1.9.3. any development which has had or could have a Material Adverse
                                             Effect upon its Business; and

                             11.1.1.9.4. any Default or Event of Default, or the occurrence or nonoccurrence of any event which constitutes, or which with the passage of time, the giving of notice, the making of any determination, or any combination thereof, would constitute, a material default under any other agreement to which it is a party or by which any of its Business Assets may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

                11.1.1.10. Delivery of Financial Statements and Information. It shall deliver or cause to be delivered to the Agent (in sufficient numbers to provide a copy for the Agent and each of the Lenders):

                             11.1.1.10.1. as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the annual consolidated financial statements of Gerdau Steel audited by its Auditors and unaudited consolidating financial statements of each Gerdau Canada Group Member, FLS and AmeriSteel for such Fiscal Year, each prepared in accordance with GAAP, together with a
                                             Compliance Certificate for such
                                             Fiscal Year, including a
                                             computation of Free Cash Flow;

                             11.1.1.10.2. as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, the unaudited quarterly consolidated financial statements of Gerdau Steel and consolidating financial statements of each Gerdau Canada Group Member, FLS and AmeriSteel for the current Fiscal Year to such Fiscal Quarter end, prepared in accordance with GAAP (subject to annual audit adjustments) consisting in each case of a balance sheet and statements of income and retained earnings (or deficit) and of changes in financial position together with a Compliance Certificate as at such Fiscal Quarter end;

                             11.1.1.10.3.    within 90 days after the
                                             commencement of each Fiscal Year,
                                             the budget and business plan of the
                                             Gerdau Canada Group for such Fiscal
                                             Year and the following four Fiscal
                                             Years, including (A) forecasts of
                                             projected disposals (including
                                             timing and amount thereof) on a
                                             consolidated basis of Gerdau Steel
                                             for each such Fiscal Year, (B)
                                             projected balance sheets and
                                             statements of income and cash flow
                                             and retained earnings (or deficit)
                                             and of changes in financial
                                             position prepared on a quarterly
                                             basis on a consolidated basis for
                                             each Gerdau Canada Group Member and
                                             (C) a qualitative analysis and
                                             commentary from the management on
                                             its proposed activities;

                             11.1.1.10.4. within 30 days of the close of each calendar month end, a Borrowing Base Report prepared as of such calendar month end attaching (A) an aged accounts receivable listing,
                                             (B) an inventory listing and (C) an
                                             aged accounts payable listing, in
                                             each case prepared as at such
                                             calendar month end;

                             11.1.1.10.5. within 45 days after receipt, a properly completed annual environmental questionnaire in such form and requesting details of such information as the Majority Lenders may require;

                             11.1.1.10.6. within 90 days after the end of each Fiscal Year, revised Schedules to this Agreement reflecting any changes occurring during such
                                             Fiscal Year in the information
                                             contained in such Schedules
                                             required to ensure that no
                                             representation or warranty
                                             contained in this Agreement is
                                             false or incorrect in any respect,
                                             and thereafter each reference in
                                             this Agreement to any such Schedule
                                             shall be deemed to refer to such
                                             revised Schedule as from the
                                             earliest of (A) the last day of
                                             such 90 day period or (B) the date
                                             of delivery of such Schedule to the
                                             Agent pursuant to this paragraph;
                                             and

                             11.1.1.10.7. from time to time, such additional information regarding any of its Business Affairs as the Agent may reasonably request.

                11.1.1.11. Information and Inspection. At any time and from time to time it shall permit any officer, agent or other representative of any Lender, at the expense of Gerdau Steel, to examine and make copies of any abstracts from the records and books of account of any Gerdau Canada Group Member and to discuss any of the Business Affairs of any Gerdau Canada Group Member with any of its directors, Senior Officers and with any of its Auditors or other consultants.

                11.1.1.12. Arm's Length Arrangements. Only enter into an agreement, transaction or other arrangement with an Affiliate if such agreement, transaction or arrangement is made on commercially reasonable terms at fair market value and consistent with commercial relations between Persons that deal at arm's length.

                11.1.1.13. Gerdau Steel Financial Tests. Ensure that the following financial tests are complied with at all times:

                             11.1.1.13.1. Current Ratio. Not permit the ratio of (A) the consolidated current assets of Gerdau Steel to (B) the sum of (1) the consolidated current liabilities of Gerdau Steel minus
                                             (2) the current portion of Long
                                             Term Debt to be less than 1.00:1 at
                                             any time.

                             11.1.1.13.2. Debt Service Coverage Ratio. Not permit the Debt Service Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 1.1:1 at any time.

                             11.1.1.13.3. Interest Coverage Ratio. Not permit the ratio for any period of four consecutive Fiscal Quarters of (A) the sum of (1) EBITDA minus (2) the aggregate amount of all Capital Expenditures incurred in respect of such period to (B) Cash Interest Expense to be less than 2.00:1 at any time.

                             11.1.1.13.4. Total Debt/EBITDA Ratio. Not permit the Total Debt/EBITDA Ratio for any period of four consecutive Fiscal Quarters ending on any Fiscal
                                             Quarter end to exceed the ratio
                                             limits set out below:

                             Fiscal Quarter                          Ratio Limit
                             --------------                          -----------

                             Each of the last 2 Fiscal Quarters of the
                             1999 Fiscal Year and the first 3 Fiscal
                             Quarters of the 2000 Fiscal Year           3.25:1

                             Each of the last Fiscal Quarter of the
                             2000 Fiscal Year and the first 3 Fiscal
                             Quarters of the 2001 Fiscal Year           2.75:1

                             Each of the last Fiscal Quarter of the
                             2001 Fiscal Year and the first 3 Fiscal
                             Quarters of the 2002 Fiscal Year           2.50:1

                             Each Fiscal Quarter ending on or after
                             December 31, 2002                          2.00:1

                             11.1.1.13.5. Term Debt/Capitalization Ratio. Not permit the ratio of (A) Long Term Debt of Gerdau Steel to (B) the sum of (1) Tangible Net Worth of Gerdau Steel plus (2) Long-Term Debt of Gerdau Steel to be greater than (I) at any time before December 31, 2001, 0.55:1 and (II) at any time on or after December 31, 2001, 0.40:1.

                             11.1.1.13.6. Tangible Net Worth. Not permit Tangible Net Worth to be less than the sum of (A) Cdn.$175,000,000 plus (B) 50% of the cumulative
                                             consolidated net income of Gerdau
                                             Steel earned after December 31,
                                             1999 plus (C) 100% of the net
                                             proceeds of each Rights Offering
                                             (as defined in Section 3.3.6) at
                                             any time.

                11.1.1.14. Comply with Environmental Laws. It shall cause its agents to (i) manage and operate all of its Real Estate in material compliance with Environmental Law, (ii) maintain all material Permits and Registrations required under Environmental Law in relation to all its Real Estate and remain in material compliance therewith and (iii) store, treat, transport, or otherwise dispose of all Hazardous Substances owned, managed or controlled by it in material compliance with Environmental Law.

                11.1.1.15. Environmental Reports. It shall forthwith notify the Agent of and:

                             11.1.1.15.1. promptly provide copies to the Agent of each environmental report prepared by or on its behalf in respect of any of its Real Estate and filed with any Governmental Body pursuant to Environmental Law; and

                             11.1.1.15.2.    promptly make available for
                                             inspection and review by the Agent
                                             (i) each environmental report
                                             prepared by or on its behalf in
                                             accordance with its regular
                                             environmental practices and
                                             procedures and (ii) the report on
                                             any environmental audit conducted
                                             on any of its Real Estate;

                11.1.1.16. Environmental Audits. If any information provided to the Agent leads the Agent to believe on reasonable grounds that a materially adverse environmental liability may have arisen, or a materially adverse change in an existing environmental condition may have occurred, with respect to any of its Real Estate, it shall promptly undertake such environmental audit or audits in scope, content, form and substance satisfactory to the Agent by independent consultants acceptable to the Agent as the Agent may reasonably request and promptly provide copies to the Agent of the report on such audit or audits; provided that, if any Governmental Body has taken or threatened any proceedings against it in respect of such environmental liability or condition, then it shall promptly undertake such audit as may be reasonably necessary to defend against such proceedings and properly analyze the nature and extent of the environmental liability or condition concerned and allow the Agent and its representatives to review the resulting report on such audit on a confidential basis.

                11.1.1.17. Work Orders. It will promptly advise the Agent if it receives notification from any Governmental Body requiring any work, repairs, construction or capital expenditures in respect of any of its Real Estate having an aggregate compliance cost exceeding Cdn. $200,000 or equivalent in foreign currency, and it will forthwith commence and diligently pursue such actions as may be required to comply with such notification.

                11.1.1.18. Lenders Copies. Upon request of the Agent, it will promptly provide the Agent with copies of the financial statements, reports, declarations, forecasts, questionnaires, Certificates and other information provided to the Agent pursuant to this Section 11.1.1 in sufficient numbers to allow the Agent to distribute one copy to each Lender.

                11.1.1.19. Derivatives. Ensure, on or before November 19, 1999, that at least fifty percent (50%) of the aggregate Outstanding Amount of all Advances under the Term Facility are fully hedged to fixed rates by interest rate swaps or other similar Derivatives for the first three years of the Term Facility and at least twenty-five percent (25%) of the aggregate Outstanding Amount of all Advances under the Term Facility are fully hedged to fixed interests by interest rate swaps or other similar Derivatives for the full term of the Term Facility.

11.2. Agent and Agent Entitled to Perform Covenants

            If a Default or an Event of Default has occurred and is continuing and if any Gerdau S.A. Group Member fails to perform any covenant contained in this Agreement or in any other provision of any Loan Document, the Agent may, but shall be under no obligation to, perform any such covenant capable of being performed by such Gerdau S.A. Group Member and if any such covenant requires the payment of money the Agent may make such payments. All sums so expended by the Agent shall be deemed to be a Prime Rate Loan (if the expenditure was made in Canadian dollars) or a Base Rate Loan (if the expenditure was made in United States dollars) under the Revolver Facility to Gerdau Steel and shall be repaid accordingly.

11.3. Negative Covenants of the Borrowers

      11.3.1. Borrowers' Negative Covenants. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to obtain any Drawdown, unless the Majority Lenders otherwise consent in writing, each Borrower covenants and agrees with the Syndicate that it will, and (where the context so admits) it will ensure that each Gerdau Canada Group Member will, duly perform and comply with each of the following negative covenants:

                11.3.1.1. Sale of Assets. Not dispose of any of its Business Assets, except for (i) dispositions made in the ordinary course of carrying on its day to day business for cash or Cash Equivalent Investments
                             (A) to Person's with whom it deals at arm's length at fair market value, (B) to an Affiliate in accordance with Subsection 11.1.1.12 or (C) to any other Gerdau Canada Group Member in accordance with Subsection 11.3.1.12 or (ii) disposals of assets in any period of four consecutive Fiscal Quarters having an aggregate book value of up to Cdn.$10,000,000.

                11.3.1.2. Negative Pledge. Not create, incur, assume or otherwise become liable upon or permit to exist any Lien on, against or with respect to any part of its Business Assets, except for Permitted Liens.

                11.3.1.3. No Merger; Amalgamations; etc. Not enter into any merger, amalgamation, arrangement, consolidation, liquidation, winding-up, dissolution or similar transaction, except that it may liquidate or dissolve voluntarily into and may merge, consolidate or amalgamate with and into any other Gerdau Canada Group Member so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

                11.3.1.4. Nature of Business. Not change the nature of the Gerdau Canada Group's Business or cease to carry on the Gerdau Canada Group's Business or any substantial part thereof; and not engage in any new business other than a business principally engaged in a Core Related Business.

                11.3.1.5. Limitation on Investments. Not make any new Investments, other than:

                             11.3.1.5.1.     Cash Equivalent Investments;

                             11.3.1.5.2.     Investments in Wholly-Owned
                                             Subsidiaries so long as:

                                             (A)  such Wholly-Owned Subsidiaries
                                                  are engaged in a Core Business
                                                  in Canada or the continental
                                                  United States of America; and

                                             (B)  such Wholly-Owned Subsidiaries
                                                  have granted Security to the
                                                  Syndicate in form and
                                                  substance satisfactory to the
                                                  Agent;

                             11.3.1.5.3.     Investments of up to Cdn.$2,000,000
                                             in Bradley Steel; and

                             11.3.1.5.4. Subordinated Debt in Gerdau USA to fund the purchase of FLS shares pursuant to the FLS shareholder agreement in an aggregate amount not to exceed US$15,500,000.

                11.3.1.6. Redemptions and Distributions; Dividends. Not declare, set apart for payment or pay any dividends or other distributions to shareholders that are not Gerdau Canada Group Members on any of its Capital Stock or redeem, retract, purchase for cancellation or retire or otherwise acquire for value in any manner any of its Capital Stock that is not held by Gerdau Canada Group Members or otherwise reduce its capital in any manner.

                11.3.1.7. Capital Expenditures. Allow Capital Expenditures for the entire Gerdau Canada Group in any Fiscal Year to exceed the Capital Expenditure Limit for that Fiscal Year.

                11.3.1.8. Operating Lease Payments. Incur operating lease obligations requiring payments in excess of Cdn.$1,500,000 in the aggregate for the entire Gerdau Canada Group during any period of four consecutive Fiscal Quarters.

                11.3.1.9. Derivatives. Not enter into any Derivative except for the purpose of paying or hedging its actual or anticipated normal business operating expenses or hedging its interest rate or currency exposure on its long term Debt.

                11.3.1.10. No Continuance. Not continue under the laws of any other jurisdiction.

                11.3.1.11.   Fiscal Year. Not change its Fiscal Year.

                11.3.1.12.   Subsidiaries.

                             11.3.1.12.1. Not dispose of any Capital Stock in any Subsidiary, or permit any
                                             Subsidiary to issue any Capital
                                             Stock or rights to acquire Capital
                                             Stock to any Person except for
                                             disposals or issues of Capital
                                             Stock to (A) another Gerdau Canada
                                             Group Member or (B) in the case of
                                             any Subsidiary that is a limited
                                             partnership, of non-Voting Capital
                                             Stock in such Subsidiary to any
                                             other Person.

                             11.3.1.12.2. Not acquire any new Subsidiary (a) that is a body corporate unless such new Subsidiary becomes a
                                             Wholly-Owned Subsidiary on
                                             acquisition or (b) that is a
                                             limited or general partnership,
                                             unless all of the Voting Capital

                                             Stock in such Subsidiary will be
                                             owned by another Gerdau Canada
                                             Group Member on acquisition.

                             11.3.1.12.3. Not dispose of any of its Business Assets to any Subsidiary of it, or any other Gerdau Canada Group
                                             Member, except on commercially
                                             reasonable terms at fair market
                                             value consistent with commercial
                                             relations between Persons that deal
                                             at arm's length.

                11.3.1.13. Securitizations. Not dispose of any account, note receivable or accounts receivable, with or without recourse, except if such disposal arises from a dealing in the ordinary course of business with the account debtor which owes the relevant obligation.

                11.3.1.14. Other Benefit Plans. With respect to any benefit plan referred to in Section 10.1.19.3, not incur any accumulated funding deficiency or other unfunded liability in excess of $600,000 in the aggregate.

                11.3.1.15. Change in Control. Not permit any Capital Stock in Gerdau Steel to be owned and Controlled by any Person other than Gerdau S.A.

                11.3.1.16. Financial Assistance. Not provide financial assistance, by means of Investments, guarantees, provision of security or otherwise, to any Person other than to another Gerdau Canada Group Member.

                11.3.1.17. Management Contracts. Pay any amount to any Affiliate under any management agreement or service contract or for any other reason whatsoever.

                                   ARTICLE 12.
                         EVENTS OF DEFAULT AND REMEDIES

12.1. Events of Default

            The occurrence of any one or more of the following events (each such event being herein referred to as an "Event of Default") shall constitute a default under this Agreement:

      12.1.1. Non-Payment of Principal or Interest. Any Borrower fails to pay any principal or interest amount outstanding hereunder when due.

      12.1.2. Non-Payment of Other Amounts. Any Borrower fails to pay any fee or other amount payable hereunder when due and such failure continues unremedied for more than three days.

      12.1.3. Misrepresentation. Any representation or warranty made or deemed made by any Gerdau Canada Group Member or Gerdau S.A. in any Loan Document is found to have been false or incorrect in any material respect.

      12.1.4.   Financial Tests. Any financial test contained in Section
                11.1.1.13 or in the Gerdau S.A. Guarantee is not complied with.

      12.1.5. Breach of Other Covenants. Any Gerdau S.A. Group Member fails to perform or comply with any provision or obligation contained in any Loan Document to which it is a party in any material respect and such failure continues unremedied for a period of 15 Banking Days after any Borrower or Gerdau S.A. knows or ought to have known of such failure (other than those referred to in paragraphs 12.1.1, 12.1.2, 12.1.3 or 12.1.4 above).

      12.1.6. Cross-Default. Any Gerdau Canada Group Member defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding Cdn.$25,000,000 (or the Equivalent Amount in foreign currency). AmeriSteel or FLS defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding US$10,000,000 (or the Equivalent Amount in other currency). Gerdau S.A. defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding US$25,000,000 (or the Equivalent Amount in other currency).

      12.1.7. Unsatisfied Judgments. Any one or more Awards for the payment of money in an aggregate amount exceeding Cdn.$1,000,000 (or the Equivalent Amount in foreign currency) are rendered against any Gerdau S.A. Group Member and such Awards shall remain unsatisfied or unstayed for more than 10 Banking Days.

      12.1.8. Enforcement of Liens. Any one or more Persons entitled to any Liens on any property of any Gerdau Canada Group Member, AmeriSteel or FLS having an aggregate value exceeding Cdn.$1,000,000 or US$5,000,000 in the case of AmeriSteel take possession of such property or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes are issued or levied against any property of any Gerdau S.A. Group Member having an aggregate value exceeding Cdn.$1,000,000 or US$5,000,000 in the case of AmeriSteel and such property is not released within 10 Banking Days or such shorter period as would permit such Collateral to be sold, foreclosed upon or forfeited thereunder.

      12.1.9. Impossibility. Any Change in Law occurs which has given rise or could reasonably be expected to give rise to a Material Adverse Change.

      12.1.10. Insolvency. Any Gerdau S.A. Group Member does not generally pay its debts as they become due or admits its inability to pay its debts generally or makes a general assignment for the benefit of creditors or commits an act of bankruptcy (within the meaning of the Bankruptcy and Insolvency Act (Canada)) or any proceedings are instituted by or against any Gerdau S.A. Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or of its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors or other similar matters or seeking the appointment of a receiver, manager, receiver and manager, trustee, custodian or other similar official for it or for any substantial part of its Business Assets (excluding proceedings being contested by such Gerdau S.A. Group Member in good faith by appropriate proceedings so long as enforcement remains stayed, none of the relief sought is granted (either on an interim or permanent basis) and such proceedings are dismissed within 15 days of their commencement); or any Gerdau S.A. Group Member takes corporate action to authorize any of the actions set forth above in this paragraph.

      12.1.11. Cessation of Business. Any Gerdau S.A. Group Member ceases or suspends or threatens to cease or suspend all or a Substantial Portion of its business.

      12.1.12. Security Imperiled. If any Litigation is commenced which, if determined adversely to any Gerdau S.A. Group Member or to the rights of the Syndicate, could reasonably be expected to give rise to a Material Adverse Change, or any Gerdau S.A. Group Member or any other person party to any Loan Document denies that it has any or further obligations thereunder.

      12.1.13.  Material Adverse Change. Any Material Adverse Change occurs.

      12.1.14. Change of Ownership. Any Person, or more than one Person acting in concert, (other than Gerdau S.A.) acquires ownership or Control of any Capital Stock of Gerdau Steel, unless the Majority Lenders consent to such acquisition. Any Gerdau Canada Group Member (other than Gerdau Steel) ceases to be a Wholly-Owned Subsidiary of Gerdau Steel or Gerdau Steel ceases to own and Control, directly or indirectly, all of the Capital Stock of any Gerdau Canada Group Member that is a general or limited partnership. Gerdau Steel ceases to own and Control directly or indirectly, at least eighty-eight percent (88%) of the Voting Capital Stock of FLS or FLS ceases to own and Control at least eighty-five percent (85%) of the Voting Capital Stock of AmeriSteel.

      12.1.15. Condemnation. Any court, government or governmental agency shall condemn, seize, expropriate or otherwise appropriate, or take custody or control of, all or any Substantial Portion of the property of any Gerdau S.A. Group Member which, when taken together with all other property of any Gerdau S.A. Group Member so condemned, seized, expropriated, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

12.2. Remedies Upon Default

            Upon the occurrence of any Event of Default, the Agent may (or, at the direction of the Majority Lenders, shall) do any one or more or all of the following:

      12.2.1. declare the whole or any part of the unutilized portion (if any) of the Credit Facilities to be terminated or reduced, whereupon the Lenders shall not be required to make any further Drawdowns or permit any further Conversions or Rollovers (other than conversions of maturing Bankers' Acceptances to Prime Rate Loans and LIBOR Loans to Base Rate Loans);

      12.2.2. declare all or any item or part of the Loan Obligations to be immediately due and payable, whereupon they shall become so due and payable;

      12.2.3.   suspend any right of a Borrower under any Loan Document;

      12.2.4.   demand payment under any guarantee comprised in the Security;

      12.2.5. realize upon all or part of the Liens constituted under the Security; and

      12.2.6. take any other action, commence any other suit, action or proceeding or exercise such other right as may be permitted at law or in equity (whether or not provided for herein or in any other Loan Document) at such times and in such manner as the Agent may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, noting of protest, dishonour or any other action. The rights of the Syndicate hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by the Security.

12.3. Payment of Bankers' Acceptances

            Immediately upon the Agent making a declaration pursuant to Section 12.2.2, the Relevant Borrower shall, without the necessity of further act or evidence, be and become unconditionally obligated to deposit with the Agent the aggregate face amount of all Bankers' Acceptances then outstanding for the Relevant Borrower's account and the Relevant Borrower hereby authorizes each Lender to debit any then existing credit in its accounts with the amount required to make such payment to the Agent notwithstanding that any such Bankers' Acceptances may be held by the Lender in its own right at maturity. Amounts paid to the Agent pursuant to this Section 12.3 shall bear interest at the rate offered by the Agent on deposits of similar amounts for similar terms. All such amounts, together with interest earned thereon, shall be applied against and shall reduce to the extent of such amounts the Relevant Borrower's obligations to pay amounts then or thereafter payable under Bankers' Acceptances at the respective times such amounts become so payable. Any remaining cash being held by the Agent pursuant to this Section 12.3 shall be applied against any other Loan Obligations and any excess thereafter shall be released to the Relevant Borrower or its assigns, but only after all Bankers' Acceptances have matured and all Loan Obligations have been satisfied in full.

12.4. Lenders' Right of Advance

            In the event that a Borrower fails to comply with its Loan Obligations under Section 12.3 or 7.6.8, each Lender may, at such time, in its discretion, make an Advance by way of a Prime Rate Loan under the relevant Credit Facility on behalf of the Relevant Borrower in an amount not exceeding its participation in the Outstanding Amount of all outstanding Bankers' Acceptances or the Outstanding Amount of all outstanding Standby Credits under such Credit Facility (even if such Advance results in such Lender's participation in the aggregate Outstanding Amount of all Loans under any Credit Facility exceeding its Revolver Commitment or Term Commitment, as applicable) and hold the proceeds of such Loan as security for the obligations of the Relevant Borrower to indemnify such Lender in respect of such Bankers' Acceptances on their maturity to be applied in accordance with Section 12.3 or such Standby Credits under Section 7.6.8.

12.5. Distributions

            All distributions under or in respect of any of the Security shall be held by any Lender on account of the Loan Obligations without prejudice to any claim by any Lender for any deficiency after such distributions are received by any Lender and each Borrower shall remain liable for any such deficiency. All such distributions may be applied to such part of the Loan Obligations as each Lender may see fit in its sole discretion, and each Lender may at any time change any appropriation of any such distributions or other moneys received by it and reapply the same against any other part of the Loan Obligations as each Lender may see fit, notwithstanding any previous application.

                                   ARTICLE 13.
                          THE AGENT AND ADMINISTRATION
                            OF THE CREDIT FACILITIES

13.1. Appointment and Authorization

            Each Lender irrevocably appoints and authorizes the Agent to take such actions as its agent under each Loan Document to which the agent is party and to exercise such rights under each such Loan Document as are specifically delegated to the Agent by the terms thereof, together with such rights as are reasonably incidental thereto.

13.2. Declaration of Agency

            The Agent declares that it shall hold the Security, the Collateral charged thereby and the rights granted to it under each other Loan Document for its own benefit and in its capacity as agent for the ratable benefit of the Lenders. The rights vested in the Agent by any Loan Document shall be performed by the Agent in accordance with this Article Fourteen.

13.3. Protection of Agent

            The Agent shall not be liable for any action taken or omitted to be taken by it under any Loan Document or in connection therewith, except for its own gross negligence or willful misconduct.

13.4. Interest Holders

            The Agent may treat each Lender as the holder of all of the interests of such Lender in respect of the Credit Facilities until a duly executed and delivered Loan Transfer Agreement signed by such Lender and the Transferee, completed in form and substance satisfactory to the Agent, has been delivered to the Agent and the Agent has been paid its required processing fee for such loan transfer.

13.5. Consultation with Professionals

            The Agent may engage and consult with the Lenders' Counsel, accountants, consultants, financial advisors and other experts and the Agent shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of the Lenders' Counsel or such accountants, consultants, financial advisors or other experts.

13.6. Documents

            The Agent shall not be under any duty or obligation to examine, enquire into or pass upon the validity, effectiveness or genuineness of any Loan Document or any other agreement, document, instrument, or communication furnished pursuant to or in connection with any Loan Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

13.7. Agent and its Subsidiaries and Affiliates

            With respect to its Revolver Commitment, its Term Commitment and those portions of the Credit Facilities made available by it, the Agent shall have the same rights hereunder as any other Lender and may exercise the same as though it were not the Agent and the Agent and its Subsidiaries and affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Gerdau Canada Group Member and its Affiliates and Persons doing business with any Gerdau Canada Group Member or any of its Affiliates as if it were not the Agent and without any obligation to account therefor.

13.8. Responsibility of the Agent

            The obligations of the Agent to the Lenders under each Loan Document are only those expressly set forth in such Loan Document, subject as otherwise provided in this Article Thirteen. The Agent shall not have any fiduciary obligation to any Lender. The Agent shall only have those contractual obligations expressly set forth in each Loan Document. The Agent shall not have any duty or obligation to investigate whether a Default or an Event of Default has occurred. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless any officer of the Agent charged with the administration of the Loan Documents has actual knowledge or has been notified by a Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

13.9. Action by the Agent

      13.9.1. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by and with respect to taking or refraining from taking any action which it may be able to take under or in respect of any Loan Document, unless the

                Agent has been instructed by the Required Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not release or postpone any guarantee of any Gerdau S.A. Group Member or release, discharge or subordinate any Lien created under any Security without the consent of all the Lenders, unless expressly permitted or required to do so by the provisions of any Loan Document. The Agent shall not incur any obligations under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

      13.9.2. The Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

      13.9.3. Notwithstanding anything else herein contained, the Agent may refrain from doing anything which would or might in its opinion be contrary to any Applicable Law or which would or might otherwise render it liable to any Person and may do anything which is, in its opinion, necessary to comply with any Applicable Law.

      13.9.4. Without prejudice to the provisions of any other Loan Document, the Agent shall have the right, but not the obligation to insure any of the Collateral or to require any other Person to maintain any such insurance and it shall not be responsible for any losses and expenses which may be suffered by any Person as a result of the lack of or inadequacy or insufficiency of any such insurance.

      13.9.5. The Agent shall have the right to institute, prosecute and defend any Litigation affecting the Agent, the Collateral or the Security and to compromise any matter or difference or submit any such matter or difference to arbitration and to compromise or compound any debts owing to the Agent as agent or any other claims against it as such agent upon being provided with such evidence as shall seem sufficient to the Agent.

      13.9.6. The Agent shall have the right to give or enter into any obligation as it shall, with the approval of the Required Lenders and subject to all of the provisions of the Loan Documents, think fit in relation to the Collateral or the Security.

      13.9.7. Notwithstanding Subsection 13.9.1, the Agent may refrain from acting in accordance with any instructions of the Required Lenders to begin any Litigation, or to take management or control of any Collateral, arising out of or in connection with any Loan Document until it has received such security as it may require (whether by way of payment in advance or otherwise) for all losses and expenses and disbursements which it will or may expend or incur in complying with such instructions.

      13.9.8. Where the Agent is obliged by the provisions of this Article Thirteen to give any notice or notification "promptly" or "forthwith", if it gives such notice or notification within two Banking Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

13.10. Notice of Events of Default

            In the event that an officer of the Agent charged with the administration of this Agreement is notified of any Default or Event of Default, the Agent shall promptly notify the Lenders, and, subject to Section 13.9, the Agent shall take such action and assert such rights under the Loan Documents as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. Prior to receiving any instructions from the Required Lenders in respect of such Default or Event of Default, the Agent may, but shall not be obliged to, take such action or assert such rights (other than those matters requiring unanimous Lender consent under any other provision of this Agreement) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to those instructions.

13.11. Responsibility Disclaimed

            The Agent in such capacity shall not be under any obligation whatsoever:

      13.11.1. to any Gerdau Canada Group Member as a consequence of any failure or delay in the performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

      13.11.2. to any Lender, as a consequence of any failure or delay in performance by, or any breach by, any Gerdau S.A. Group Member of any of its obligations under any Loan Document; or

      13.11.3. to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or in any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for the validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

13.12. Indemnification

      13.12.1. Each of the Lenders severally agrees to indemnify the Agent (to the extent not reimbursed by the Relevant Borrower on demand) pro rata according to their respective Rateable Shares from and against any and all losses and expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other agreement, document or instrument contemplated thereby or any action taken or omitted by the Agent under any Loan Document or any agreement, document or instrument contemplated thereby, except that no Lender shall be liable to the Agent for any portion of such losses and expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent.

      13.12.2. The Agent may indemnify itself out of the Collateral charged by the Security, or any funds received by the Agent pursuant to
                Section 13.20 against all of the losses and expenses or disbursements suffered or incurred by the Agent in connection with any matter or thing done or omitted to be done in any way relating to any Loan Document.

13.13. Protection of Employees, Etc.

            Each reference in Sections 13.1, 13.3, 13.9, 13.10, 13.11, 13.12,
13.15 and 13.20 to the Agent shall (to the extent the context so admits) be deemed to include the Agent and its directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors, other experts and all other representatives and the Agent shall be constituted as agent and bare trustee of each such Person and shall hold and enforce their rights under those Sections for their respective benefits.

13.14. Credit Decision

            Each Lender represents and warrants to the Agent that:

      13.14.1. in making its decision to enter into this Agreement and to make its Revolver Commitment, Term Commitment and its portion of the Credit Facilities available to the Borrowers, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of each Gerdau S.A. Group Member and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

      13.14.2. so long as any portion of the Credit Facilities is being utilized by a Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of each Gerdau Canada Group Member.

13.15. Replacement Agent and Reference Lenders

      13.15.1. The Agent (a "Resigning Agent") may resign at any time by giving written notice thereof to the Lenders and Gerdau Steel. Such resignation will not be effective until a replacement agent is appointed. Upon receipt of notice of any such intended resignation, the Majority Lenders and the Borrowers shall have the right to appoint a replacement to the Resigning Agent who shall be one of the Lenders. If no replacement to the Resigning Agent shall have been so appointed and shall have accepted such appointment within 15 days of receipt of such notice, the Lenders (excluding the Resigning Agent) shall within the following 15 days appoint a replacement who may, but need not be, a Lender. If the Lenders fail to appoint a replacement to the Resigning Agent within such 15 day period, without limitation of its rights under this Section, the Resigning Agent may, on behalf of the Lenders, appoint a replacement Agent which shall be a financial institution organized under the laws of Canada (or a Province) which has (or whose Holding Body Corporate has) combined capital and reserves in excess of Cdn $1,000,000,000 or the Equivalent Amount in foreign currency and has an office in Toronto. Upon the resignation of a Resigning Agent, the replacement administration agent shall thereupon succeed to and become vested with all the rights and obligations of the Resigning Agent and the Resigning Agent shall be discharged from its obligations under the Loan Documents. A replacement administration agent shall evidence its acceptance of appointment hereunder by signing and delivering a counterpart of this Agreement. After any Resigning Agent's resignation or removal hereunder as Agent the provisions of this Article Thirteen shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      13.15.2. The Agent may nominate up to three Lenders to act as Reference Lenders under this Agreement. Any Reference Lender may resign at any time by giving notice thereof to the Agent. Upon receipt of such notice, the Agent may appoint a replacement Reference Lender who shall be one of the Lenders.

      13.15.3. The Swing Line Lender may resign at any time by giving notice thereof to the Agent. Upon receipt of such notice, the Majority Lenders shall appoint a replacement Swing Line Lender who shall be one of the Lenders.

13.16. Delegation

            With the prior approval of the Majority Lenders, such approval not to be unreasonably withheld, the Agent shall have the right to delegate any of its rights, duties or obligations under the Loan Documents as Agent to any other Person upon such terms and conditions as the Agent may think fit and the Agent shall not be bound to supervise the proceedings or be in any way responsible for any obligations or losses and expenses incurred by reason of any misconduct or default on the part of any such delegate.

13.17. Required Lender Decisions

            Where the Required Lenders are required to consent to any act or thing under any Loan Document, the Agent shall ask all Lenders for such consent to do any such act or thing. The foregoing shall not limit the right of the Required Lenders to consent to any such act or thing. A copy of such consent shall be sent by the Agent to all the Lenders.

13.18. Waivers and Amendments

      13.18.1. The rights of each Lender under each Loan Document shall be cumulative and not exclusive of any rights which each Lender would otherwise have, and no failure or delay by any Lender in exercising any right shall operate as a waiver of it nor shall any single or partial exercise of any right preclude its further exercise or the exercise of any other right. Subject as otherwise provided in Subsections 13.18.2 and 13.18.3, any term, covenant, agreement, or condition of any Loan Document may only be amended with the consent of the Relevant Borrower and the Majority Lenders or compliance therewith may only be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders.

      13.18.2. Without the prior consent of every Lender, no amendment, waiver or other action referred to in Subsection 13.18.1 shall:

                13.18.2.1. increase the aggregate amount of any Credit Facility, the amount or term of any of the Revolver Commitments, the Term Commitments or the proportion represented by the Rateable Share of any Lender;

                  13.18.2.2. postpone or defer the time for the payment of the principal of or interest on any Advance, any Stamping Fee, Commitment Fee or any other amount payable hereunder;

                  13.18.2.3. decrease the rate or amount or change the currency of any principal, interest or fees (including Stamping Fees and Commitment Fee) payable hereunder or the requirement of pro rata application in accordance with each Lender's Rateable Share of all amounts received by the Agent in respect of each Credit Facility;

                  13.18.2.4. change the definition of "Required Lenders" or "Majority Lenders";

                  13.18.2.5.    amend Sections 13.22, 13.25 or this Section
                                13.18; or

                  13.18.2.6. release or postpone any guarantee of any Gerdau Canada Group Member under any Loan Document or release, discharge or subordinate any Lien created under the Security except as otherwise expressly permitted or required by the provisions of any Loan Document.

        13.18.3. No amendment or waiver of any provision of any Loan Document shall affect any of the rights or obligations of the Agent, the Swing Line Lender or Issuing Bank under any Loan Document without the prior consent of the Agent, Swing Line Lender or Issuing Bank.

13.19. Determination by Agent

        13.19.1. Good Faith. Any determination to be made by the Agent under any Loan Document shall be made by the Agent in good faith and, if so made, shall be conclusive and binding on all parties, absent manifest error.

        13.19.2. Certificate of the Agent as to Rates. A certificate of the Agent certifying any amount or interest or discount rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error. No provision hereof shall be construed so as to require the Agent to issue a certificate at any particular time.

        13.19.3. Notification of Rates. Each Reference Lender and Swing Line Lender (if it is not the same Person as the Agent) shall promptly notify the Agent of each interest rate that is required to determine any rate of interest pursuant to this Agreement. Promptly following receipt of each such notice,or promptly after determination if the Agent and the Reference Lender or Swing Line Lender is the same Person, the Agent shall promptly notify the Lenders of each interest rate the Agent is required to determine and report to the Lenders pursuant to this Agreement.

13.20. Interlender Procedure for Making Advances

        13.20.1. Subject to the terms and conditions of this Agreement, each Credit Facility shall be available to the Relevant Borrower as follows: upon receipt by the Agent of a Borrowing Request, the Agent will promptly notify each Lender of the Agent's receipt of such notice and of such Lender's Rateable Share of such Borrowing. In the case of an issue of Bankers' Acceptances, the Agent will round allocations amongst the Lenders to ensure that each Bankers' Acceptance issued has a face amount which is a whole number multiple of Cdn.$100,000 (and such rounded allocations shall constitute the Lenders' respective Rateable Shares for the purposes of this Agreement). Each Lender will make its Rateable Share of each Borrowing or its Acceptance Proceeds available to the Agent by paying, no later than 11:00 a.m. (Toronto time) on the Borrowing Date requested by the Borrower, its Rateable Share of such Advance or such Acceptance Proceeds to the Agent's Accounts. The Agent will make such funds available, upon receipt, to the Relevant Borrower on the Borrowing Date by bank transfer to the Relevant Borrower's Accounts.

        13.20.2. The obligations of the Agent under this Section 13.20 shall be limited to taking such steps as are commercially reasonable to implement the instructions described in Subsection 13.20.1, and the Agent shall not be liable for any losses and expenses which may be incurred or suffered by the Relevant Borrower and occasioned by the failure or delay of funds to reach the designated destination.

        13.20.3. Unless the Agent has been notified by a Lender within two Banking Days prior to the Borrowing Date requested by a Borrower that such Lender will not make available to the Agent its Rateable Share of such Borrowing or its Acceptance Proceeds, the Agent may assume that such Lender has made such portion of the Borrowing or such Acceptance Proceeds available to the Agent on the Borrowing Date in accordance with the provisions hereof, and the Agent may, in reliance upon such assumption, make available (to the extent applicable) to the Relevant Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent a Lender has not so made its Rateable Share of the Borrowing or its Acceptance Proceeds available to the Agent, such Lender agrees to pay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Relevant Borrower within seven days of demand (without in any way obligating the Agent to take legal action with respect to such collection), such Lender's Rateable Share of the Borrowing or its Acceptance Proceeds and all losses and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Relevant Borrower in respect of such Borrowing or at the rate per annum equivalent to the one month CDOR BA Rate plus the applicable Stamping Fee which would otherwise have been applicable to such Bankers' Acceptances) for each day from the date such amount is made available by the Agent until the date such amount is paid or repaid to the Agent.

        13.20.4. Notwithstanding Subsection 13.20.3, if a Lender fails so to pay any portion of any Borrowing or its Acceptance Proceeds to the Agent pursuant to Subsection 13.20.3, the Relevant Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Agent within three Banking Days after demand therefor by the Agent.

        13.20.5. Any amount payable to the Agent pursuant to this Section 13.20 (other than Section 13.20.1) shall be set forth in a certificate delivered by the Agent to the Lender concerned and Gerdau Steel (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof. If a Lender makes the payment to the Agent required by this Section 13.20, the amount so paid shall constitute such Lender's Rateable Share of the Borrowing or its Acceptance Proceeds for purposes of this Agreement.

        13.20.6. The failure of any Lender to make its Rateable Share of any Borrowing or its Acceptance Proceeds shall not relieve any other Lender of its obligations, if any, hereunder to make its Rateable Share of the Borrowing or its Acceptance Proceeds on the Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make available its Rateable Share of any Borrowing or its Acceptance Proceeds to be made available by such other Lender on any Borrowing Date.

13.21. Remittance of Payments

            Forthwith after receipt of any payment of principal, interest, fees or other amounts for the benefit of the Lenders pursuant to the provisions hereof, the Agent shall remit to each Lender, its Rateable Share of such payment. If the Agent, on the assumption that it will receive, on any particular date, a payment of principal, interest, fees or other amounts hereunder, remits to each Lender its Rateable Share of such payment and the Relevant Borrower fails to make such payment, each Lender agrees to repay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Relevant Borrower within seven days of demand (without in any way obligating the Agent to take any legal action with respect to such collection), such Lender's Rateable Share of the payment made pursuant hereto together with all losses and expenses incurred by the Agent in connection therewith and interest thereon (at the rate payable hereunder by the Relevant Borrower in respect of such amount) for each day from the date such amount is remitted to the Lenders. The exact amount of the repayment required to be made by the Lenders will be set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes, absent manifest error.

13.22. Redistribution of Payments

        13.22.1. If any Lender shall exercise any right of counter-claim, set-off or bankers' lien or similar right with respect to the property of a Gerdau Canada Group Member or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to such Gerdau Canada Group Member, it shall apportion the amount thereof proportionately between:

                  13.22.1.1. amounts comprised in the Loan Obligations owing to such Lender, which amounts shall be applied in accordance with this Agreement; and

                  13.22.1.2. amounts otherwise owed to it by such Gerdau Canada Group Member;

                  provided that any cash collateral account funded by way of advances from a Gerdau Canada Group Member as collateral for a documentary or standby credit or letter of guarantee issued by such Lender on behalf of such Gerdau Canada Group Member may be applied by such Lender to such amounts owed by such Gerdau Canada Group Member to such Lender in respect of any such documentary or standby credit or letter of guarantee without apportionment.

        13.22.2. If a Lender shall, through the exercise of a right, or the receipt of a secured claim described above or otherwise receives payment of a portion of the Loan Obligations due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of the Loan Obligations due to such other Lender (having regard to the respective Rateable Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Loan Obligations due to the other Lender or Lenders (the

                  "Selling Lender or Lenders") so that the respective receipts shall be pro rata according to their Rateable Shares; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Gerdau Canada Group Member by the Selling Lender or Lenders, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such recovery, but without interest. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
                  13.22 to share in the benefits of any recovery on such secured claims.

        13.22.3.  If any Lender does any act or thing permitted by Subsections
                  13.22.1 or 13.22.2, it shall promptly provide full particulars thereof to the Agent and the Agent shall promptly provide copies of such particulars to the other Lenders.

13.23. Prompt Notice to Lenders

            The Agent agrees to provide to the Lenders copies of the information, notices and reports received by it pursuant to Section 11.1.1.10 promptly upon receipt of same.

13.24. Several Debts of the Lenders

            Each Lender's share in each Borrowing constitutes a several debt owing by the Relevant Borrower to such Lender.

13.25. Enforcement of Security

            Subject to the Security Coordination Agreement listed in Schedule L, to the extent that the Agent receives or recovers monies pursuant to any right of enforcement under the Security, such monies shall (without prejudice to the rights of the Agent to credit any monies received by it to the Cash Collateral Account), be applied as among the Syndicate:

        13.25.1. first, in or towards payment of all of the Agent's losses and expenses and disbursements;

        13.25.2. secondly, in or towards payment of all amounts which are due and payable at such time by each Borrower to the Lenders on account of the Loan Obligations owing by such Borrower pro rata to the respective aggregate amounts owing to the Lenders;

        13.25.3. thirdly, if the Loan Obligations have been paid in full, in payment to any Person to whom the Agent is obliged to pay in priority to the Gerdau

                  Canada Group Member otherwise entitled thereto, to the extent it is so obliged; and

        13.25.4. fourthly, thereafter, in payment of the Gerdau Canada Group Member entitled thereto.

The fact that the Agent may make a payment pursuant to paragraph 13.25.3 or
13.25.4 above or may determine that the Loan Obligations have been paid in full, will not thereafter prevent the Agent from applying any further monies, or any credit balance on any account, in the order set out in this Section 13.25.

13.26. Swing Line Loans

        13.26.1. Unless the Swing Line Lender and the Majority Lenders agree otherwise, if an Event of Default occurs then the Swing Line Lender will promptly request the Agent on behalf of each Relevant Borrower (and for this purpose the Swing Line Lender is irrevocably authorized by each Relevant Borrower to do so) for an Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) from the Lenders pursuant to Section 2.4 to repay to the Swing Line Lender the Swing Line Loans. The Lenders are irrevocably directed by each Relevant Borrower to make any Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) if so requested by the Swing Line Lender and pay the proceeds thereof directly to the Swing Line Lender. At all times thereafter the Swing Line Commitment shall be treated as reduced to nil, the Swing Line Lender's Revolver Commitment shall be increased by the amount of such reduction and the Lenders shall make such adjusting payments amongst them in the manner contemplated by Section 13.22.2 as may be required to ensure their respective participations in outstanding Advances under the Revolver Facility reflect their respective Rateable Portions of the Revolver Facility. If any Standby Instrument is thereafter drawn upon which results in a further Swing Line Loan the Swing Line Lender will again promptly request the Agent on behalf of the Relevant Borrower (and for this purpose the Swing Line Lender is irrevocably authorized by the Relevant Borrower to do so) for an Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) from the Lenders pursuant to Section 2.4 to repay that Swing Line Loan and the foregoing provisions of this Subsection 13.26.1 shall equally apply to each such further Advance. Each Lender unconditionally agrees to pay to the Agent for the account of the Swing Line Lender such Lender's Rateable Portion of each Advance requested by the Swing Line Lender on behalf of the Relevant Borrower to repay Swing Line Loans made by such Swing Line Lender.

        13.26.2. Except as provided in Subsection 13.26.4, the obligations of each Lender under Subsection 13.26.1 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

                  13.26.2.1. any lack of validity or enforceability of the Relevant Borrower's obligations under Section
                                2.6 or Article Six;

                  13.26.2.2. any of the matters referred to in Section 6.2 or 6.3;

                  13.26.2.3. the occurrence of any Default or Event of Default or the exercise of any rights by the Agent under Section 13.2; and

                  13.26.2.4. the absence of any demand for payment being made, any proof of claim being filed, any Security being enforced, any proceeding being commenced or any judgment being obtained by the Swing Line Lender or the Issuing Bank against the Relevant Borrower.

        13.26.3. If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of the Swing Line Lender pursuant to Subsection
                  13.26.1 (the balance thereof for the time being unpaid being referred to in this Subsection 13.26.3 as an "overdue amount") then until the Swing Line Lender has received payment of that amount (plus interest as provided below) in full (and without in any way limiting the rights of the Swing Line Lender in respect of such failure):

                  13.26.3.1. the Swing Line Lender shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Loan Document; and

                  13.26.3.2. the overdue amount shall bear interest payable by the Defaulting Lender to the Swing Line Lender at the rate payable by the Relevant Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

        13.26.4. If for any reason an Advance may not be made pursuant to Subsection 13.26.1 to reimburse the Swing Line Lender as contemplated thereby, then promptly upon receipt of notification of such fact from the Agent, each Lender shall deliver to the Agent for the account of such Swing Line Lender in immediately available funds the purchase price for such Lender's participation interest in the relevant unreimbursed Swing Line Advances. Each Lender shall, upon demand by such Swing Line Lender made to the Agent, deliver to the Agent for the account of such Swing Line Lender interest on such Lender's Rateable Share from the date of payment by such Swing Line Lender of such unreimbursed Swing Line Advances until the date of delivery of such funds to such Swing Line Lender by such Lender at a rate per annum equal to the Federal Funds Rate (in the case reimbursement is to be made in U.S. Dollars) or the one month CDOR BA Rate (in the case the reimbursement is to be made in Canadian Dollars) for such period. Such payment shall only, however, be made by the Lenders in the event and to the extent such Swing Line Lender has not been reimbursed in full by the Relevant Borrower for interest on the amount of such unreimbursed Swing Line Obligations.

        13.26.5. The Swing Line Lender shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Relevant Borrower for any unreimbursed Swing Line Advances in relation to which other Lenders have purchased a participation interest pursuant to Subsection 13.26.4, or of any other amount from the Relevant Borrower or any other Person in respect of such payment (other than pursuant to Section 2.6 or 6.2), transfer to such other Lender such other Lender's Rateable Share of such reimbursement or other amount. In the event that any receipt by the Issuing Bank of any reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any applicable insolvency legislation or is otherwise required to be returned, such Lender shall promptly return to such Swing Line Lender any portion thereof previously transferred to it by such Swing Line Lender, without interest to the extent that interest is not payable by such Swing Line Lender in connection therewith.

                                   ARTICLE 14.
                                     GENERAL

14.1. Reliance and Non-Merger

            All covenants, agreements, representations and warranties of each party hereto (other than the Lenders) made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of it pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Syndicate notwithstanding any investigation heretofore or hereafter made by the Syndicate or the Lenders' Counsel or any employee, agent or other representative of any of the Syndicate and shall survive the execution and delivery of this Agreement and the other Loan Documents until the Borrowers shall have satisfied and performed all of the Loan Obligations.


14.2. Amendment and Waiver

            No amendment of any provision of any Loan Document or consent to any departure by any other party thereto from any provision thereof is effective unless it is in writing and signed by the Required Lenders. No amendment of or consent to any departure from any provision of any Loan Document to which any party hereto (other than a Lender) is party shall require the agreement of any other party hereto, except the Required Lenders, to be effective and binding on all parties hereto. Such amendment or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No failure or delay on the part of the Syndicate in exercising any right under any Loan Document or under any other instrument delivered to any Lender pursuant thereto and no indulgence or forbearance by any of the Syndicate in respect of the strict application of the provisions thereof shall operate as a waiver unless made in writing and signed by an officer of the Agent in accordance with Section
13.18. Any written waiver by the Syndicate shall not preclude the further exercise by the Syndicate of any right hereunder or extend to or apply to any subsequent default of the same or any other nature.


14.3. Set-Off or Compensation

            In addition to and not in limitation of any rights now or hereafter granted under Applicable Law, but subject to Section 13.22, if a Default or Event of Default has occurred or is continuing, each Lender, may at any time and from time to time without prior notice to any other party hereto or any other Person, any such prior notice being expressly waived by each such party hereto, combine, off-set, set-off or compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, in the same or in different currencies, and any other indebtedness at any time owing by the Lender, to or for the credit of or for the account of either Borrower, against and on account of that Borrower's Loan Obligations notwithstanding that any of them are contingent or unmatured and notwithstanding that any such deposit or indebtedness may or may not be expressed in the same Currency.


14.4. Notices

            Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by telecopier or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if mailed by prepaid first-class mail at any time other than during or within three Banking Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Banking Day after the post-marked date thereof, or if sent by telecopier or other means of electronic communication, shall be deemed to have been received on the Banking Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address of the addressee either to the individual designated in Schedule A or F, as applicable, or to a senior employee of the addressee at such address (and, in the case of any Lender, at the same department within the Lender) with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 14.4. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this Section 14.4. Notwithstanding the foregoing, no notice or other communication to the Agent or (so long as they are the same Person) the Agent shall be effective or be deemed to be received by the Agent or (so long as they are the same Person) the Agent unless it is sent by telecopier or delivered by hand. Notices and other communications shall be addressed to the addresses of the relevant party hereto specified beside its name on Schedule A or F, as applicable.


14.5. Binding Effect and Assignment

        14.5.1. Benefit & Burden. The Loan Documents shall enure to the benefit of and be binding on the parties hereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by Subsection 14.5.4. Any reference in any such Loan Document to any party shall (to the extent the context so admits) be construed accordingly.

        14.5.2. Borrower. No Borrower may assign all or any part of any of its rights or obligations in respect of any Credit Facility or under any Loan Document. Where the context so admits, each reference in this Agreement to any Borrower shall be construed so as to include the successors of such Borrower.

        14.5.3. Participation. Each Lender may grant a participation in the whole or any part of its Revolver Commitment or Term Commitment (including its share in any Advances made by it hereunder) to any other Person (a "Participant") provided that, in respect of such share of its Revolver Commitment or Term Commitment and as amongst all parties to this Agreement, such Lender shall remain entitled to all rights, and shall remain responsible for the performance of all obligations, of such Lender under this Agreement with respect to the share of its Revolver Commitment or Term Commitment subject to such participation.

        14.5.4. Assignments. Each Lender (a "Transferring Lender") may assign its Revolver Commitment or Term Commitment (including its share in any

                  Advances made hereunder), or any part thereof in a minimum amount of Cdn.$10,000,000 to (i) any Person during the period of primary syndication of the Credit Facilities, (ii) any affiliate of the Transferring Lender, (iii) prior to the occurrence of an Event of Default, to any Person not referred to in clauses (i) and (ii), with the prior consent of the Agent and the Borrowers, such consent not to be unreasonably withheld or delayed or (iv) after the occurrence of an Event of Default, to any other Person without the consent of any other party hereto, other than the Agent whose consent shall still be required and which will not be unreasonably withheld or delayed. Any such transfer to any Person permitted pursuant to the preceding sentence (a "Transferee") shall be made pursuant to a loan transfer agreement (a "Loan Transfer Agreement") substantially in the form of Schedule H (or in such other form to similar effect as the Agent may approve). Each Loan Transfer Agreement must be delivered to the Agent at least five Banking Days before it takes effect accompanied, if such assignment is not being made to an affiliate of an existing Lender and is not being made during the period of primary syndication of the Credit Facilities, by payment to the Agent of a processing fee of Cdn.$3,500. Each party hereto hereby agrees that any such Transferee under any such Loan Transfer Agreement shall be entitled to rights identical to the rights assigned to such Transferee as if such Transferee were named in this Agreement as an original party in substitution for the Transferring Lender in respect of such Revolver Commitment and Term Commitment, or part thereof, assigned, and such Transferring Lender shall be released from all obligations in relation to its Revolver Commitment and Term Commitment, or part thereof, so assigned.

        14.5.5. Schedule A Revisions: The Agent shall from time to time revise Schedule A to record the Lenders and their respective Commitments and Lending Offices after giving effect to assignments and changes in Lending Offices referred to above. Any such revised Schedule A shall be prima facie evidence of the identities, Commitments and Lending Offices of the Lenders. The Agent shall provide a copy of any revised Schedule A to the Borrowers or any Lender upon request.

14.6. Confidentiality

            Each Lender shall, subject as hereinafter provided, keep confidential from any third party (excluding directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors and all other representatives of the Lender) any data or information received by it from a Borrower pursuant to this Agreement which is confidential or which is designated in writing as such by a Borrower except to the extent that such information was not confidential when received by the Lender, except as required by law, rule, regulation or official directive or as may be necessary to protect the interests of any Lender under this Agreement. Notwithstanding any other provision of this Section 14.6, any Lender may make available any confidential data or information received by it pursuant to this
Agreement:

        14.6.1.   to any other Lender;

        14.6.2. to any Person referred to in Section 14.5 to whom the Lender is soliciting to purchase or has granted a participation or assignment of the whole or any part of any of the Lender's rights or obligations under this Agreement so long as that Person agrees with the Lender to be bound by the same conditions and obligations pertaining to confidentiality which apply to the Lender under this Section 14.6;

        14.6.3. to any Person referred to in Section 13.15 to whom the Agent, Agent or the Issuing Bank is soliciting to be a successor agent, security trustee or issuing bank under this Agreement; or

        14.6.4. as may be necessary in connection with the enforcement of this Agreement or any other Loan Document.

14.7. Time

            Time is of the essence of each of the Loan Documents.

14.8. Further Assurances

            Whether before or after the happening of a Default or an Event of Default, each Obligor party hereto shall at its own expense do, make, execute or deliver all such further acts, documents and things in connection with the Loans and the Loan Documents as the Agent may reasonably require from time to time for the purpose of giving effect to the Loan Documents including for the purpose of facilitating the enforcement of the Security, all immediately upon the request of the Agent.

14.9. Currency Conversion and Indemnity

        14.9.1. All payments made hereunder shall be made in the Currency in respect of which the Loan Obligations requiring such payment arose. If, in connection with any action or proceeding brought in connection with this Agreement or any other of the Loan Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one Currency (the "first Currency") into another Currency (the "second Currency"), then the conversion shall be made at the Spot Rate on the first Banking Day prior to the day on which payment is received.

        14.9.2. If the conversion is not able to be made in the manner contemplated by subsection 14.9.1 in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Spot Rate on the day on which the judgment is given.

        14.9.3. If the Spot Rate on the date of payment is different from the Spot Rate on such first Banking Day or on the date of judgment, as the case may be, the Borrower concerned shall pay such additional amount (if any) in the second Currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second Currency which, when converted at the Spot Rate on the date of payment, is the amount due in the first Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by a Borrower to any Lender pursuant to the provisions of this Section 14.9 shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement or any other of the Loan Documents.

14.10. Taxes

        14.10.1. Each payment under each Loan Document shall be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any Applicable Law, as modified by the practice of any relevant Governmental Body, then in effect. If the Relevant Borrower is required to deduct or withhold Tax from any such payment to any Lender (the "Affected Lender"), then the Relevant Borrower will:

                  14.10.1.1.    promptly notify the Agent of such requirement;

                  14.10.1.2. pay to the relevant Governmental Body the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Relevant Borrower to the Affected Lender under this Subsection 14.10.1) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Relevant Borrower;

                  14.10.1.3. promptly forward to the Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the

                                Agent, evidencing such payment to such
                                Governmental Body; and

                  14.10.1.4. pay to the Affected Lender, in addition to the payment to which the Affected Lender is otherwise entitled under such Loan Document such additional amount as is necessary to ensure that the net amount actually received by the Affected Lender (free and clear of Tax, whether assessed against the Relevant Borrower or the Affected Lender) will equal the full amount the Affected Lender would have received had no such deduction or withholding been required.

        14.10.2. If an Affected Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by a Relevant Borrower in respect of a payment made by it hereunder which payment shall have been increased pursuant to Subsection 14.10.1, then such Affected Lender will use commercially reasonable efforts (to the extent it has the administrative controls in place to enable it to do so) to obtain such refund, credit, deduction or benefit and upon receipt thereof will pay to the Relevant Borrower such amount (if any) not exceeding the increased amount paid by the Relevant Borrower as equals the net after tax value to such Affected Lender of such part of such refund, credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same, provided that nothing herein shall (i) interfere with the right of any Affected Lender to arrange its tax affairs in whatever manner it deems fit and in particular no Affected Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect to any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it and (ii) no Affected Lender shall be obligated to disclose to any Relevant Borrower any information regarding its tax affairs or tax computations.

14.11. Joint Arrangers and Joint Bookrunners and Co-Syndication Agents

            None of the Joint Arrangers and Joint Bookrunners, Co-Syndication Agents or their respective directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors, other experts or other representatives shall be under any obligation whatsoever:

        14.11.1. to any Gerdau S.A. Group Member as a consequence of any failure or delay in performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

        14.11.2. to any Lender as a consequence of any failure or delay in performance by, or any breach by, any Gerdau S.A. Group Member of any of its obligations under any Loan Document; or

        14.11.3. to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

14.12. Entire Agreement

            From and after the date the Implementation Notice is issued, the Loan Documents will constitute the entire agreement between the parties hereto pertaining to the subject matter contemplated therein and there will be no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in the Loan Documents. Each Borrower agrees to pay and satisfy its indebtedness, obligations and liabilities under the First Syndicated Amended and Restated Loan Agreement outstanding immediately before the Effective Time in accordance with the provisions of this Agreement, and that such indebtedness, obligations and liabilities shall constitute Loan Obligations for the purposes of this Agreement. Each Borrower hereby confirms its obligations under the Prior Security and agrees that the Prior Security, subject to the terms of this Agreement and the Confirmed Loan Documents, continues in full force and effect in accordance with its terms. Each Obligor hereby confirms that, subject to the provisions of this Agreement, the Security shall secure the obligations of the Borrowers incurred hereunder or pursuant hereto.

14.13. Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.


                                       GERDAU STEEL INC.


                                       By:______________________________________
                                       Name:  Glen A. Beeby
                                       Title:  Vice President, Finance


                                       GERDAU COURTICE STEEL INC.


                                       By:______________________________________
                                       Name:  Glen A. Beeby
                                       Title:  Vice President, Finance


                                       GERDAU MRM STEEL INC.


                                       By:______________________________________
                                       Name:  Glen A. Beeby
                                       Title:  Vice President, Finance

The LENDERS:


THE TORONTO-DOMINION BANK

By:____________________________        Revolver Commitment:      Cdn.$25,000,000
                                                                 ---------------

By:____________________________        Term Commitment:       Cdn.$66,666,666.67
                                                              ------------------


THE TORONTO-DOMINION BANK
P.O. Box 1
2nd Floor, 55 King Street West at Bay
Toronto, Ontario
M5K 1A2

Attention:  Relationship Manager,
            Corporate & Financial Institutions Group

Telephone:  (416) 982-7772
Facsimile:  (416) 982-6076


CITIBANK CANADA

By:____________________________        Revolver Commitment:      Cdn.$25,000,000
                                                                 ---------------

By:____________________________        Term Commitment:       Cdn.$66,666,666.67
                                                              ------------------


CITIBANK CANADA
123 Front Street West
Suite 1900
Toronto, Ontario
M5J 2M3

Attention: Vice President

Telephone: (416) 947-2917
Facsimile: (416) 947-5813

THE CHASE MANHATTAN BANK OF CANADA

By:____________________________        Revolver Commitment:      Cdn.$25,000,000
                                                                 ---------------

By:____________________________        Term Commitment:       Cdn.$66,666,666.67
                                                              ------------------


THE CHASE MANHATTAN BANK OF CANADA
1 First Canadian Place
100 King Street West
Suite 6900
Toronto, Ontario
M5X 1A4

Attention:  Vice President

Telephone:  (416) 216-4133
Facsimile:  (416) 216-4161


THE AGENT:                             THE TORONTO-DOMINION BANK


                                       By:______________________________________
                                            Bruce Chambers
                                            Manager, Agency, Syndicated Loans

CONSENTING PARTY:

            The undersigned consents and agrees to the amendment and restatement of the Existing Loan Agreement set out above.

                                       GERDAU MRM HOLDINGS INC.


                                       By:______________________________________
                                       Name:  Glen A. Beeby
                                       Title:  Vice President, Finance

                                                                       EXHIBIT D

                                   SCHEDULE A

                    Lenders, Lending Offices and Commitments

                        Term              Revolver
Lender               Commitment          Commitment           Lending Office

The Toronto-     Cdn.$66,666,666.67   Cdn.$25,000,000   TD Centre Branch, 2nd
Dominion Bank                                           Floor
                                                        55 King Street West
                                                        2nd Floor
                                                        Toronto, Ontario
                                                        M5K 1A2

                                                        Attn: Relationship
                                                              Manager,
                                                              Corporate &
                                                              Financial
                                                              Institutions Group
                                                        Tel:  982-7772
                                                        Fax:  982 6076

Citibank         Cdn.$66,666,666.67   Cdn.$25,000,000   123 Front Street West
Canada                                                  Suite 1900
                                                        Toronto, Ontario
                                                        M5J 2M3

                                                        Attn: Vice President
                                                        Tel:  (416) 947-2917
                                                        Fax:  (416) 947-5813

The Chase        Cdn.$66,666,666.66   Cdn.$25,000,000   1 First Canadian Place
Manhattan                                               100 King Street West
Bank of Canada                                          Suite 6900
                                                        Toronto, Ontario
                                                        M5X 1A4

                                                        Attn: Vice President
                                                        Tel:  (416) 216-4133
                                                        Fax:  (416) 216-4161

                                                                       EXHIBIT D

                                   SCHEDULE B

                                 Drawdown Notice

TO:         The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention:  Manager, Agency, Syndicated Loans

RE:         GERDAU STEEL INC.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Drawdown Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            Pursuant to Section o of the Loan Agreement, the undersigned hereby requests an Advance as follows:

      1     Type of Advance:
      2     Amount of Advance:
      3     Currency of Advance:
      4     Drawdown Date:
      5     [Interest Period/Maturity Date]:
      6     Payment instructions (if any):

            The undersigned acknowledges and agrees that prior to obtaining the Advance requested by this Drawdown Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

            DATED this ______ day of ____________________, _________.


                                      ____________________________________

                                      By: ______________________________________
                                      Title:

                                      By: ______________________________________
                                      Title:

                                                                       EXHIBIT D

                                   SCHEDULE C

                            Form of Conversion Notice

TO:         The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention:  Manager, Agency, Syndicated Loans

RE:         GERDAU STEEL INC.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Conversion Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            Notice is hereby given in accordance with subsection o of the Loan Agreement that the undersigned wishes to convert an Advance, and, in connection therewith the undersigned hereby advises the Agent that the Advance made [specify date of Advance] in the amount of [specify amount and Currency of Advance] by way of [specify Type of Loan] and which has a Maturity Date of [specify date] is hereby requested to be converted on such Maturity Date to a [specify type of Advance] as follows:

      (i)   Amount of Advance:
      (ii)  Conversion Date:
      (iii) [Interest Period/new Maturity Date]:
      (iv)  Payment instructions (if any):

            The undersigned acknowledges and agrees that prior to obtaining the Conversion requested by this Conversion Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

            DATED this ______ day of ____________________, _________.


                                      ____________________________________

                                      By: ______________________________________
                                      Title:

                                      By: ______________________________________
                                      Title:

                                                                       EXHIBIT D

                                   SCHEDULE D

                             Form of Rollover Notice

TO:         The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention:  Manager, Agency, Syndicated Loans

RE:         GERDAU STEEL INC.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Rollover Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            Notice is hereby given in accordance with subsection o of the Loan Agreement that the undersigned wishes to Rollover an Advance, and, in connection therewith the undersigned hereby advises the Agent that the Advance made [specify date of Advance] in the amount of [specify amount and Currency of Advance] by way of [specify type of Advance] and which has a Maturity Date of [specify date] is hereby requested to be rolled-over on such Maturity Date as follows:

      (i)   Amount of Advance:
      (ii)  Rollover Date:
      (iii) [Interest Period/new Maturity Date]:
      (iv)  Payment instructions (if any):

            The undersigned acknowledges and agrees that prior to obtaining the Rollover requested by this Rollover Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

            DATED this ______ day of ____________________, _________.


                                      ____________________________________

                                      By: ______________________________________
                                      Title:

                                      By: ______________________________________
                                      Title:

                                                                       EXHIBIT D

                                   SCHEDULE E

                                  Subsidiaries

                                   GERDAU S.A.
                                    (Brazil)
                                      100%
                                       |
                                       |
                                       |
                                       |
              ----------------------------------------------
              |                                             |
              |                                             |
        Gerdau Industrial                             GTL Trade
        International Ltda                          Corporation (BVI)
           (Brazil)
              |                                             |
              |                                             |
              |                 Gerdau Steel Inc            |
              -----------------      (CBCA)     ------------
                                      100%
                                       |
                                       |
         -------------------------------------------------------
         |                                                     |
         |                                                     |
Gerdau Courtice Steel Inc.    Gerdau MRM Holdings Inc. [Gerdau USA Inc.]
    Kyoei Steel, Ltd.
        (Sask.)                      (CBCA)                 (Del.)       (Japan)
                                      100%           88% (176 shares)
12% (24 shares)                        |                    |                |
                                       |                    |                |
                                       |                    |----------------
                                       |                    |
                              Gerdau MRM Steel Inc.     FLS Holdings Inc.

Sumitomo Corporation
                                     (Sask.)                (Del.)       (Japan)
                                      100%          (95%) (9MM shares)
5% (455,545 shares)                                                          |
                                       |                    |                |
                                       |                    |----------------
                                       |                    |
                            Porter Bros Corporation     AmeriSteel Corporation
                                  (N. Dakota)               (Del.)

                                                                       EXHIBIT D

                                   SCHEDULE F

                              Addresses for Notices

1.    if to Courtice:

            Orion Place
            Box 1734
            Cambridge, Ontario
            N1R 7G8

            Attention:        Glen Beeby
            Telecopier No.:   (519) 623-2062

2.    if to MRM:

            Orion Place
            Box 1734
            Cambridge, Ontario
            N1R 7G8

            Attention:        Glen Beeby
            Telecopier No.:   (519) 623-2062

3.    if to Gerdau Steel:

            Orion Place
            Box 1734
            Cambridge, Ontario
            N1R 7G8

            Attention:        Glen Beeby
            Telecopier No.:   (519) 623-2062

4.    if to TD in its capacity as Swing Line Lender:

            Toronto-Dominion Centre Branch
            Commercial Banking
            King Street West and Bay Street
            Toronto, Ontario
            M5K 1A2

            Attention:        The Vice President & Manager
            Telecopier No.:   (416) 982-6076

5.    if to the Agent:

            The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention:       Manager, Agency, Syndicated Loans
                             Telecopier No.: (416) 982-5535

                                                                       EXHIBIT D

                                   SCHEDULE G

                          Form of Borrowing Base Report

TO:         The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention:  Manager, Agency, Syndicated Loans

Re:         Gerdau Steel Inc.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Borrowing Base Report which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            This Certificate is given to the Agent pursuant to Section 11.1.1.10 of the Loan Agreement in respect of the Fiscal Quarter ending on ________,
______.

            The undersigned hereby certifies to the Syndicate that the attachment to this Certificate shows the calculation of the Borrowing Base as at _________, ____ to be Cdn.$________ which does [not] exceed the Outstanding Amount of all Advances under the Operating Facility at that time.

            DATED this ______ day of ____________________, _________.*

                                          GERDAU STEEL INC.


                                          By:___________________________________
                                          Title

* same date as the fiscal month end

                                      - ii


                                GERDAU STEEL INC.

(Outstanding Amount of
  Revolver Facility not to exceed sum of 80% Eligible
Receivables + lesser of
  $40,000,000 or 50% Eligible
Inventory

                                               AUGUST '99
                              --------------------------------------------------
                              COURTICE            MRM               CONSOLIDATED
Advances under Revolver:
Cdn.$ Concentration Acct
US$ Concentration Acct in
Cdn.$
Short Term BA (net)
Tranche B
                                                              __________________

Total

Accounts Receivable
Less: > 90 days
Less: intercompany
                               ____________________________   __________________

% Allowed
                               ____________________________   __________________

Add: 1/2 eligible inventory

Total Leverage

Total Margin Surplus

Attachments
A/R Reports
Payables Reports
Inventory Lists

                                     - iii

                                                                       EXHIBIT D

                                   SCHEDULE H

                             Loan Transfer Agreement

            THIS AGREEMENT is made the day of , .

B E T W E E N :

        -----------------------------------------------------------------
                      (hereinafter called the "Transferor")

                                                               OF THE FIRST PART

                                     - and -

        -----------------------------------------------------------------
                      (hereinafter called the "Transferee")

                                                              OF THE SECOND PART

                                     - and -

        -----------------------------------------------------------------
        for its own benefit and in its capacity as agent for the rateable benefit of the Lenders under the Loan Agreement defined below

                        (hereinafter called the "Agent")

                                                               OF THE THIRD PART

BACKGROUND

            Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc. as Borrowers, the Institutions named therein as Lenders, and The Toronto-Dominion Bank as Agent entered into a loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time. In addition, terms defined in Sections 1.1 and 1.2 of the Loan Agreement (and not otherwise defined herein) are used with the same respective defined meanings in this loan transfer agreement.

            The Transferor is a Lender under the Loan Agreement with a Revolver Commitment of Cdn.$___________ and a Term Commitment of Cdn.$___________ , for a Total Commitment of Cdn.$___________ . The Transferor has agreed to transfer to the Transferee _______% (the "Revolver

Transfer Percentage") of its Revolver Commitment and ______% (the "Term Transfer Percentage") of its Term Commitment. The portion of the Transferor's Commitment so transferred is hereinafter called the "Transferred Commitment".

            WITNESSETH THAT in consideration of the mutual covenants herein contained and other valuable consideration now paid by each party hereto, the one to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transferred Commitment

            The Transferor confirms to each of the Transferee and the other parties to the Loan Agreement that the Transferred Commitment relates to the Revolver Transfer Percentage of its Revolver Commitment and the Term Transfer Percentage of its Term Commitment (including the corresponding percentage of each outstanding Loan under each such portion of its Commitment) represented as of the date hereof as set out in Appendix 1 to this loan transfer agreement.

2. Transfer

            As of and from ____________, _______ (herein called the "Effective Date") and subject to the terms and conditions herein contained:

      (a) the Transferee assumes obligations identical to the obligations of the Transferor under the Loan Agreement arising on or after the Effective Date in relation to the Transferred Commitment (herein called the "Transferred Obligations") and agrees to perform and be responsible for such obligations as if the Transferee were named in the Loan Agreement as an original party in substitution for the Transferor or its predecessor in title, as applicable, in respect of the Transferred Obligations;

      (b) the Agent on behalf of each of the Lenders other than the Transferor (herein called the "Other Lenders") hereby releases and forever discharges the Transferor of and from any and all losses and expenses and obligations arising on or after the Effective Date under, by reason of, or in connection with the Transferred Obligations;

      (c) the Agent on behalf of each of the Other Lenders acknowledges and agrees that, except as otherwise provided in section 3 of this loan transfer agreement, the Transferee is entitled to rights identical to the rights of the Transferor under the Loan Agreement existing on or arising after the Effective Date in relation to the Transferred Commitment (herein called the "Transferred Rights");

      (d) the Transferor hereby releases and forever discharges each of the Other Lenders of and from any and all losses and expenses and obligations arising under, by reason of, or in connection with the Transferred Rights or the Transferred Obligations.

3. Transitional Provisions

      Subject to the terms and conditions contained herein:

      (a) any payments due and payable by the Borrowers on or before the Effective Date in respect of the Transferred Commitment; and

      (b) any payments due and payable by the Borrowers after the Effective Date, but payable in respect of the Transferor's participation in any LIBOR Loan or issue of Bankers' Acceptances outstanding on the Effective Date, shall, upon receipt by the Agent, be paid to the Transferor. For certainty, the Transferee acknowledges that its participation in Loans outstanding under the Credit Facilities as at the Effective Date is subject to the maturity of existing contracts on their respective Maturity Dates (to the extent there are Bankers' Acceptances and LIBOR Loans outstanding on the Effective Date), and that the Transferor's participation in outstanding Loans will increase in proportion to its Rateable Portion as such existing contracts mature.

4. Copy to the Borrower

            Each of the Transferor and Transferee hereby authorizes the Agent to provide a signed copy of this loan transfer agreement (without the attached Appendices) to Courtice (to be received by Courtice for itself, MRM and the Guarantors) in acceptance of the offer contained in the Loan Agreement of the Borrowers and the Guarantors to the Transferee to become a party to the Loan Agreement in respect of the Transferred Commitment. Upon receipt thereof by Courtice, the provisions of Section 16.5.4 of the Loan Agreement in respect of the Transferred Commitment shall become effective and be binding upon all parties to the Loan Agreement.

5. Interpretation

            This agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein and shall be construed as supplemental to and form part of the Loan Agreement.

            IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

                                    ____________________________________
                                    as Transferor

                                    By:_________________________________

                                    ____________________________________
                                    as Transferor

                                    By:_________________________________

                                    ____________________________________
                                    as Agent

                                    By:_________________________________

                                   Appendix 1
                             TRANSFEROR'S COMMITMENT

                               As of [Insert Date]

                                                                     Outstanding             Outstanding
  Amount of                                Outstanding                 Bankers'            Participations in
 Commitment         Undrawn                   Loans                  Acceptances            Standby Credits
-------------       -------                   -----                  -----------            ---------------
REVOLVER FACILITY
Cdn.$________     [stipulate portion     [stipulate types of         [stipulate             [stipulate
                  undrawn]               Advances                    outstanding            outstanding
                                         outstanding,                Acceptances,           participations in
                                         amount, interest            amount and             Standby Credits]
                                         rate and maturity           maturity]
                                         of current Interest
                                         Periods]
TERM FACILITY
Cdn.$________      [stipulate portion    [stipulate types of         [stipulate             [stipulate
                   undrawn]              Advances                    outstanding            outstanding
                                         outstanding,                Acceptances,           participations in
                                         amount, interest            amount and             Standby Credits]
                                         rate and maturity           maturity]
                                         of current Interest
                                         Periods]
                                                   TRANSFERRED COMMITMENT

 Amount of                                                           Outstanding             Outstanding
 Transferred                               Outstanding                 Bankers'            Participations in
 Commitment         Undrawn                   Loans                  Acceptances            Standby Credits
-------------       -------                   -----                  -----------            ---------------
REVOLVER FACILITY
Cdn.$________      *[stipulate portion    *[stipulate types of        *[stipulate            *[stipulate
                   undrawn]               Advances                    outstanding            outstanding
                                          outstanding,                Acceptances,           participations in
                                          amount, interest            amount and             Standby Credits]
                                          rate and maturity           maturity]
                                          of current Interest
                                          Periods]
TERM FACILITY
Cdn.$________      **[stipulate portion   **[stipulate types of       **[stipulate           **[stipulate
                   undrawn]               Advances                    outstanding            outstanding
                                          outstanding,                Acceptances,           participations in
                                          amount, interest            amount and             Standby Credits]
                                          rate and maturity           maturity]
                                          of current Interest
                                          Periods]

*Amount determined as the Revolver Transfer Percentage x corresponding amount set out above with respect to the Transferor's Revolver Commitment.

**Amount determined as the Term Transfer Percentage x corresponding amount set out above with respect to the Transferor's Term Commitment.

NOTE: Each portion of the Revolver Commitment and the Term Commitment transferred must be in a minimum amount of Cdn.$5,000,000.

                                                                       EXHIBIT D

                                   SCHEDULE I

                        Borrower's Compliance Certificate

TO:         The Toronto-Dominion Bank
            Toronto Dominion Bank Tower, 9th Floor
            55 King Street West & Bay Street
            P.O. Box 1, Toronto Dominion Centre
            Toronto, Ontario
            M5K 1A2

            Attention: Manager, Agency, Syndicated Loans

Re:         Gerdau Steel Inc.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions Named Therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Compliance Certificate which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            This certificate is given pursuant to Section 11.1.1.10 of the Loan Agreement.

            The Borrowers hereby certify as follows:

      (a) Current Ratio. The attachment hereto shows the calculations of the ratio referred to in Section 11.1.1.13.1 of the Loan Agreement.

      (b) Debt Service Coverage Ratio. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.2 of the Loan Agreement.

      (c) Interest Average Ratio. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.3 of the Loan Agreement.

      (d) Total Debt/EBITDA Ratio. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.4 of the Loan Agreement.

      (e) Term Debt/Capitalization Ratio. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.5 of the Loan Agreement.

      (f) Tangible Net Worth. The attachment hereto shows the calculation of the amount referred to in Section 11.1.1.13.6 of the Loan Agreement.

            Each of the calculations in the attachment hereto demonstrates compliance with the relevant financial tests listed above as at, or for the relevant period ending on ____________________,__________________.

            In addition, the Borrowers confirm that the representations and warranties contained in Article 10 of the Loan Agreement are true and correct as if made on the date hereof.

            DATED this _______ day of ______, ________.

            Yours very truly,

 GERDAU STEEL INC.                   GERDAU COURTICE STEEL INC.

 By:_________________________        By:_______________________
    [Title]                             [Title]


                                     GERDAU MRM STEEL INC.

                                     By:_______________________
                                        [Title]

                                                                       EXHIBIT D
                                   SCHEDULE J

                                Legal Description

PIN No. 03826-0209(R)
Part Lot 3, Concession 11 (Eleven),
City of Cambridge (formerly, in the City of Galt), Regional Municipality of Waterloo, designated as:

Firstly:

Part 5 on Reference Plan 67R-3397, save and except Part 1 on Reference Plan 58R-10199 and save and except Parts 2 and 7 on Reference Plan 67R-3585;
Subject to an easement in favour of the Corporation of the City of Cambridge over Parts 1, 2 and 3 on Reference Plan 67R-1595 as in Instrument No. 562772; Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Reference Plan 67R-2662, as set out in Instrument Nos. 672505 and 719705;
Subject to an easement in favour of Ontario Hydro over Parts 10, 11 and 13 on Reference Plan 67R-2555 as set out in Instrument No. 519440;
Subject to an easement in favour of Ontario Hydro over Part 3 on Reference Plan 67R-2744 as set out in Instrument No. 672553;
Subject to an easement in favour of Ontario Hydro over Part 1 on Reference Plan 67R-2721 as set out in Instrument No. 675358;
Subject to the restrictive covenants more particularly set out in Instrument Nos. 664863, 666649 and 657448;

Secondly:

Parts 3, 4 and 6 on Reference Plan 67R-3397, save and except Parts 5 and 6 on Reference Plan 67R-3585;
Subject to an easement over part of the lands being part of Part 10 on Reference Plan 67R-2555 in favour of Ontario Hydro, as set out in Instrument No. 519440; Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 (now Parts 12, 13 and 14 on Reference Plan 67R-2555 and Part 2 on Reference Plan 58R-8029) in favour of the City of Cambridge, as set out in Instrument No. 562772;
Subject to the restrictive covenants as contained in Instrument No. 731985;

Thirdly:

Parts 1 and 2 on Reference Plan 58R-8029;
Subject to an easement in favour of the Corporation of the City of Cambridge over Part 2 on Plan 58R-8029 as set out in Instrument No. 562772;

Fourthly:

Parts 1 and 2 on Reference Plan 67R-3567;
Subject to an easement over part of the lands being part of Part 5 on Reference Plan 67R-1595, as set out in Instrument No. 519440;

Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 in favour of Ontario Hydro, as set out in Instrument No. 562772; Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-2721 in favour of Ontario Hydro as set out in Instrument No. 675358; Subject to the restrictive covenants as contained in Instrument No. 1272674;

Fifthly:

Parts 1 and 2 on Reference Plan 58R-10049;
Subject to an easement over Part 2 on Reference Plan 58R-10049, as set out in Instrument No. 562772;

Sixthly:

Part of Orion Place (closed by By-law No. 160-96 registered as Instrument No. 1306011), City of Cambridge and designated as Part 1 on Reference Plan 58R-8704;

Seventhly:

Part of Orion Place being part of Lot 3, Concession 11 (closed by By-law No. 159-93 registered as Instrument No. 1181142), City of Cambridge, (formerly in the City of Galt), Regional Municipality of Waterloo and designated as Part 2 on Reference Plan 58R-8704;
Subject to an easement over that portion of the lands being composed of Part 1 on Reference Plan 58R-8785 in favour of Union Gas Limited, as set out in Instrument No. 1181141; Subject to the restrictive covenants contained in Instrument No. 1181143; and

Eighthly:

Part of Orion Place being part of Lot 3, Concession 11 (closed by By-law No. 160-96 registered as Instrument No. 1306011), designated as Parts 2 and 3 on Reference Plan 58R-10199. Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Plan 58R-10566 as set out in Instrument No. 1353996;
Subject to an easement in favour of Bell Canada over Part 3 on Plan 58R-10199 as set out in Instrument No. 1314826.

Encumbrances Outstanding Against Courtice Steel Inc. Real Property

      Affecting the lands Firstly described

      (a) Subject to an easement in favour of the Corporation of the City of Cambridge over Parts 1, 2 and 3 on Reference Plan 67R-1595 as in Instrument No. 562772;

      (b) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Reference Plan 67R-2662, as set out in Instrument Nos. 672505 and 719705;

      (c) Subject to an easement in favour of Ontario Hydro over Parts 10, 11 and 13 on Reference Plan 67R-2555 as set out in Instrument No. 519440;

      (d) Subject to an easement in favour of Ontario Hydro over Part 3 on Reference Plan 67R-2744 as set out in Instrument No. 672553;

      (e) Subject to an easement in favour of Ontario Hydro over Part 1 on Reference Plan

            67R-2721 as set out in Instrument No. 675358

      Affecting the lands Secondly described

      (f) Subject to an easement over part of the lands being part of Part 10 on Reference Plan 67R-2555 in favour of Ontario Hydro, as set out in Instrument No. 519440;

      (g) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 (now Parts 12, 13 and 14 on Reference Plan 67R-2555 and Part 2 on Reference Plan 58R-8029) in favour of the City of Cambridge, as set out in Instrument No. 562772;

      Affecting the lands Thirdly described

      (h) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 2 on Plan 58R-8029 as set out in Instrument No. 562772;

      Affecting the lands Fourthly described

      (i) Subject to an easement over part of the lands being part of Part 5 on Reference Plan 67R-1595, as set out in Instrument No. 519440;

      (j) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 in favour of Ontario Hydro, as set out in Instrument No. 562772;

      (k) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-2721 in favour of Ontario Hydro as set out in Instrument No. 675358;

      Affecting the lands Fifthly described

      (l) Subject to an easement over Part 2 on Reference Plan 58R-10049, as set out in Instrument No. 562772;

      Affecting the lands Seventhly described

      (m) Subject to an easement over that portion of the lands being composed of Part 1 on Reference Plan 58R-8785 in favour of Union Gas Limited, as set out in Instrument No. 1181141;

      Affecting the lands Eighthly described

      (n) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Plan 58R-10566 as set out in Instrument No. 1353996;

      (o) Subject to an easement in favour of Bell Canada over Part 3 on Plan 58R-10199 as set out in Instrument No. 1314826;

      Affecting all lands

      (p) a reservation of all mines and minerals to Her Majesty the Queen registered as Instrument No. 16907;

      (q) Instrument No. 1113692 is a site plan agreement registered April 9, 1992 made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands Firstly and Secondly described);

      (r) Instrument No. 1186874 registered September 28, 1993 being a site plan control agreement made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands Firstly and Secondly described);

      (s) Instrument No. 1193190 registered November 18, 1993 being a site plan agreement made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands Firstly and Secondly described);

      (t) restrictive covenants registered as Instrument Nos. 593522, 657448, 664863, 666649, 672553, 719704, 731985, 1181143 and 1272674;

      (u) Instrument No. 718821 is a demand debenture registered October 31, 1989 made between Courtice Steel Inc. and The Toronto-Dominion Bank securing an original principal sum of $50,000,000 as amended by a supplemental debenture registered as Instrument No. 1258106 on June 28, 1995 and further amended by a debenture amending agreement registered as Instrument No. 1314747 on November 12, 1996 (collectively, the "Courtice Original Debenture")

      (v) Instrument No. 732365 is a demand debenture registered June 28, 1990 made between Courtice Steel Inc. and The Toronto-Dominion Bank as amended by a supplemental debenture registered as Instrument No. 1258107 registered June 28, 1995 (collectively the "Courtice Supplemental Debenture");

      (w) Instrument No. 1342135 registered June 23, 1997 is an encroachment agreement made between the Corporation of the City of Cambridge and Gerdau Courtice Steel Inc. with respect to a right to allow Gerdau Courtice Steel's storm sewer pipe to encroach on the southerly limit of the public road allowance;

      (x) Any reservations, limitations, provisos and conditions expressed in the original grant from the Crown, as the same may be varied by statute;

      (y) Any right of expropriation, access or user or any similar rights conferred or reserved by or in any Statutes of Canada or the Province of Ontario;

      (z) Any unregistered easements, rights of access or rights-of-way, not disclosed by the registered title;

      (aa) Any governing municipal by-laws other than those disclosed in this opinion;

      (bb) The rights of persons having unperfected liens under the Construction Lien Act to the extent of any deficiency in holdbacks required to be retained by the owner of the Property under that Act;

      (cc) Any unregistered statutory charge arising under the Bankruptcy and Insolvency Act (Canada) in respect of amounts expended by any governmental authority to remediate any environmental condition;

      (dd)  Liens for taxes not due or payable.

      (ee)  Liens for public utility accounts not due or payable.

      (ff) Any errors, omissions, encroachments or discrepancies which may be revealed by an up-to-date survey of the Property.

                                                                       EXHIBIT E

                               FLS HOLDINGS, INC.

                             STOCK PLEDGE AGREEMENT
                       (Shares of AmeriSteel Corporation)

      This Stock Pledge Agreement, dated as of September 27, 1999, is by and between FLS HOLDINGS, INC., a corporation incorporated under the laws of Delaware, and THE TORONTO-DOMINION BANK, for its own benefit and in its capacity as Agent (as hereinafter defined) for the ratable benefit of the Lenders (as hereinafter defined).

                                R E C I T A L S:

      A. Pursuant to the Loan Agreement (as hereinafter defined) the Lenders have agreed to make certain loans and other financial accommodations to the Borrowers;

      B. As a condition to the availability and further extension of credit under the Loan Agreement, the Agent and the Lenders have requested that the Pledgor grant to the Agent, on behalf of the Agent and the Lenders, a security interest in the Collateral (as hereinafter defined); and

      C. The Pledgor is a wholly-owned indirect Subsidiary of one of the Borrowers, and the availability and further extension of credit under the Loan Agreement inures to the substantial direct and indirect benefit of the Pledgor.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS.

      As used in this Pledge Agreement:

      "Agent" means The Toronto-Dominion Bank, as administration agent for ratable benefit of the Lenders and not in its individual capacity as a Lender, and any replacement or successor Agent appointed pursuant to the Loan Agreement.

      "Collateral" means the Pledged Stock, the Stock Rights and all proceeds of the foregoing.

      "Default" means an event described in Section 6.1.

      "Guaranty" means that certain guarantee dated as of the date hereof by the Pledgor in favor of the Agent, for its own benefit and for the benefit of the Lenders, with respect to, inter alia, the "Loan Obligations" (as defined in the Loan Agreement).

      "Issuer" means AmeriSteel Corporation, a corporation incorporated under the laws of Delaware, and its successors (including any successor by merger, amalgamation or continuation under the laws of another jurisdiction).

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, lien, claim, charge, encumbrance, title retention agreement, or lessor's interest, in, of or on the Collateral or any portion thereof.

      "Loan Agreement" means the loan agreement dated as of November 8, 1996, as further amended and restated as of December 18, 1998 and September 27, 1999, among Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Agent, and the institutions named therein as Lenders, as it may be amended, supplemented, restated, novated or otherwise modified from time to time.

      "Obligations" means all "Guarantor's Obligations" as defined in the Guaranty.

      "Pledge Agreement" means this Stock Pledge Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

      "Pledged Stock" means all of the outstanding shares of capital stock of the Issuer.

      "Pledgor" means FLS Holdings, Inc., a corporation incorporated under the laws of Delaware, and its successors and assigns.

      "Section" means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

      "Shareholders' Agreement" means the agreement dated as of September 27, 1999 among Gerdau USA Inc., Kyoei Steel Ltd. and FLS Holdings, Inc. with respect to, among other things, the shares of the Issuer.

      "Stock Rights" means any stock, any dividend or other distribution and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Pledgor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement.

      2. PLEDGE AND SECURITY INTEREST. In order to secure the full and complete payment and performance by the Pledgor of the Obligations when due, the Pledgor hereby pledges and grants to the Agent for the benefit of the Agent and the ratable benefit of the Lenders a first priority lien on, and security interest in, all of the Pledgor's right, title and interest in and to the Collateral.

      3. DEPOSIT OF CERTIFICATES FOR PLEDGED STOCK. The certificates representing the Pledged Stock listed on Schedule A attached hereto shall be delivered to the Agent contemporaneously herewith together with appropriate undated stock powers duly executed in blank. Neither the Agent nor the Lenders shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not the Agent or any Lender are deemed to have knowledge of such matters.

      4. REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants to the Agent and the Lenders that:

      4.1. Existence and Standing. The Pledgor is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Pledgor has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      4.2. Authorization, Validity and Enforceability. The execution, delivery and performance by the Pledgor of this Pledge Agreement has been duly authorized by proper corporate proceedings, and this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought, and creates a security interest which is enforceable against the Pledgor in all now owned and hereafter acquired Collateral. No consent or approval of any Governmental Body which has not been obtained is required in connection with the execution, delivery and performance by the Pledgor of this Pledge Agreement.

      4.3. Conflicting Laws and Contracts. Neither the execution and delivery by the Pledgor of this Pledge Agreement, nor the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance by the Pledgor with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Pledgor or the Pledgor's articles of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Pledgor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement.

      4.4. No Default. No Default or Unmatured Default exists.

      4.5. Pledged Stock. The Pledgor is the direct and beneficial owner of each share of the Pledged Stock and the Pledged Stock represents the percentage (on a fully diluted basis) of the issued and outstanding capital stock of its issuer as set forth on Schedule A hereto. All of the shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable. Subject to the restrictions contained in the Shareholders' Agreement (a true copy of which has been provided by the Pledgor to the Agent prior to the execution hereof), the Pledgor has good and marketable title to the Pledged Stock and has all requisite rights, power, and authority to execute, deliver and comply with the terms of this Pledge Agreement and to pledge and deliver the Collateral to the Agent pursuant hereto. The Pledged Stock is free and clear of all Liens, options, warrants, puts, calls, or other rights of third persons, and restrictions, other than (i) those liens arising under this Pledge Agreement, (ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations and (iii) the restrictions contained in the Shareholders' Agreement. Assuming the Agent has possession of the Pledged Stock, the pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates a valid, continuing, first perfected Lien on the Pledged Stock in favor of the Agent, for the benefit of the Agent and the Lenders, subject to no prior Lien of any other Person, other than Permitted Liens referred to in clauses (i), (ii), (xviii) and (xix) of the definition of "Permitted Liens" in the Loan Agreement.

      5. COVENANTS.

      From the date hereof and continuing thereafter until this Pledge Agreement is terminated pursuant to Section 9.10, the Pledgor covenants and agrees with the Agent and the Lenders as follows:

      5.1. Pledge of Additional Stock. If the Pledgor shall at any time acquire any additional shares of the capital stock of any class of the Issuer, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, the Pledgor shall forthwith (and without the necessity for any request or demand by the Agent or any Lender) deliver the certificates representing such shares to the Agent, in the same manner as described in
Section 3. The Pledgor will hold in trust for the Agent and the Lenders upon receipt and immediately thereafter deliver to the Agent any other instrument evidencing or constituting Collateral (except, prior to the occurrence of an Unmatured Default or a Default, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights and permitted by the Loan Agreement).

      5.2. Applications, Approvals and Consents. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery by the issuer of the Pledged Stock of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agent on behalf of the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Governmental Body necessary or appropriate for the effective exercise of any rights under this Pledge Agreement. Upon the Pledgor's request therefor, the Agent shall acknowledge in writing receipt of all such certificates, instruments and other documents. Without limiting the generality of the foregoing, the Pledgor agrees that in the event the Agent on behalf of the Lenders shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Collateral pursuant to this Pledge Agreement, the Pledgor shall execute and deliver all applications, certificates, and other documents the Agent may reasonably request and shall otherwise promptly, fully and diligently cooperate with the Agent and any other necessary Persons, in making any application for the prior consent or approval of any relevant Governmental Body to the exercise by the Agent or the Lenders of any of such rights relating to all or any part of the Collateral. Furthermore, because the Pledgor agrees that the Lenders' remedy at law for failure of the Pledgor to comply with the provisions of this Section 5.2 would be inadequate and that such failure would not be adequately compensable in damages, the Pledgor agrees that the covenants of this Section 5.2 may be specifically enforced.

      5.3. Title; Security Interest and Lien. The Pledgor (a) will preserve, warrant, and defend title to and ownership of the Pledged Stock and the Lien in the Collateral created hereby against the claims of all Persons whomsoever; (b) will not at any time assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; (c) will not do or suffer any matter or thing whereby the Lien created by this Pledge Agreement in and to the Collateral might or could be impaired; and (d) will not at any time, directly or indirectly, create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions in and to the Collateral or any part thereof other than (i) those Liens arising under this Pledge Agreement,
(ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations, (iii) Permitted Liens referred to in clauses (i), (ii), (xviii) and (xix) of the definition of that term in the Loan Agreement, and (iv) the restrictions contained in the Shareholders' Agreement.

      5.4. Further Assurances. The Pledgor, at its expense, shall from time to time execute and deliver to the Agent all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as the Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Lien created hereby. If so requested by the Agent, the Pledgor shall cause the Pledged Stock to be registered and recorded in the books, records and registers of the Issuer in the name of the Agent or its nominee.

      5.5. Pledged Stock.

            5.5.1. Changes in Capital Structure of Issuers. The Pledgor will not
      (i) permit or suffer the Issuer to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, except for a merger permitted by Section 11.3 of the Loan Agreement, or (ii) vote any of the Pledged Stock in favor of any of the foregoing.

            5.5.2. Issuance of Additional Stock. The Pledgor will not permit or suffer the Issuer to issue any stock, any right to receive stock or any right to receive earnings, except to the Pledgor.

            5.5.3. Disposition of Collateral. The Pledgor will not sell or otherwise dispose of all or any part of the Collateral.

            5.5.4. Registration of Pledged Stock. After the occurrence of a Default, the Pledgor will, to the extent permitted by applicable law and to the extent not previously registered in the name of the Agent or its nominee under Section 5.4 above, permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Required Lenders.

            5.5.5. Exercise of Rights in Pledged Stock. The Pledgor will permit the Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights as if it were the absolute owner thereof.

      5.6. Notice of Default. The Pledgor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially adversely affect the Collateral.

      6. RIGHTS OF PLEDGOR, AGENT AND THE LENDERS.

      6.1. Default; Exercise of Stockholder Rights.

            (a) Unless and until an Unmatured Default or a Default shall occur and be continuing, the Pledgor shall be entitled to receive all cash dividends or other distributions on the Pledged Stock except (i) distributions made in capital stock on the Pledged Stock resulting from stock dividends or on subdivision, combination, or reclassification of the outstanding capital stock of any corporation or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation; and (ii) all sums paid on any Pledged Stock upon liquidation or dissolution or reduction of capital, repurchase, retirement or redemption. All such sums, dividends, distributions, proceeds or property described in the immediately preceding clauses (i) and (ii) shall, if received by any Person other than the Agent, be held in trust for the benefit of the Agent and the Lenders and shall forthwith be delivered to the Agent for the benefit of the Agent and the Lenders (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Agent's instructions) to be held subject to the terms of this Pledge Agreement. Upon the occurrence of a Default, the Agent, for the benefit of the Agent and the Lenders, shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral and to hold such payments as Collateral or apply such payments pursuant to the terms of this Agreement and the Guaranty. As used herein, the term "Default" shall mean the occurrence of any one or more of the following events:

                  (A) Any representation or warranty made by or on behalf of the
            Pledgor to the Agent or the Lenders under or in connection with this Pledge Agreement or the Guaranty shall be materially false on the date as of which made.

                  (B) The breach by the Pledgor (other than a breach which
            constitutes a Default under Section 6.1(a)(A)) of any of the terms or provisions of this Pledge Agreement which is not remedied within 15 Business Days after the Pledgor knows or should have known of such failure.

                  (C) The occurrence of any "Event of Default" under, and as defined in, the Loan Agreement.

            (b) Prior to the occurrence of a Default, the Pledgor shall have the sole and exclusive right to vote and give consents with respect to all of the Collateral and to consent to, ratify, or waive notice of any and all meetings. Upon the occurrence of a Default, the Agent, on behalf of the Lenders, shall have the right, but shall not be obligated, (A) to vote and give consents with respect to any Pledged Stock and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to the Agent, on behalf of the Lenders, to protect or further their interests in respect of the Collateral, (B) to deposit the Collateral under any such plan, and (C) to make any exchange, substitution, cancellation, or surrender of the Collateral required by any such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof, and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Collateral from the Lien of this Pledge Agreement.

      6.2. Right of Sale after Default. Upon the occurrence and during the continuance of a Default, the Agent on behalf of the Lenders may exercise any or all of the rights and remedies provided (i) in this Pledge Agreement, (ii) to a secured party when a debtor is in default under a security agreement by the New York Uniform Commercial Code and (iii) by any other applicable law including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien. Without limiting the generality of the foregoing, upon the occurrence and continuance of a Default, the Agent may sell, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, the Collateral or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor of the time and place of sale, for cash, upon credit or for future delivery, at the Lenders' option and in the Lenders' complete discretion:

            (a) At public sale, including a sale at any broker's board or exchange;

            (b) At private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. The Agent and the Lenders are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Collateral. The Pledgor understands that the Agent, on behalf of the Lenders, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. The Pledgor agrees that (i) in the event the Agent shall so sell the Collateral, or any portion thereof, at such private sale or sales, the Agent and the Lenders shall have the right to rely upon the advice and opinion of any Person with whom the Lenders deal at arm's length who regularly deals in or evaluates stock of the type constituting the Collateral as to the price obtainable in a commercially reasonable manner upon such a private sale thereof, and (ii) such reliance shall be conclusive evidence that the Agent and the Lenders handled such matter in a commercially reasonable manner.

      In the case of any sale by the Agent on behalf of the Lenders of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Agent until the selling price is paid by the purchaser, but neither the Agent nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Collateral so sold.

      In the event that the Agent and the Lenders reasonably determine that a private sale is not economically practical, and if in the opinion of the Agent and the Lenders it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, the Pledgor agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and do or cause to be done such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and the Pledgor will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as the Agent shall request, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by the Agent; and (iii) at the request of the Agent, indemnify and hold harmless the Lenders, the Agent, any underwriters (and any Person controlling any of the foregoing), and their respective employees, officers, agents, attorneys, and accountants (collectively, the "Indemnified Parties") from and against any loss, liability, claim, damage, and expense (including, without limitation, fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished by the Pledgor contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of or are based upon any omission or alleged omission by the Pledgor to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided, however, that the Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to the Pledgor by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus.

      6.3. Application of Proceeds. The Agent shall apply the proceeds of the Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under Section 6, to payment of such part of the Obligations and in such order as the Agent determines in its sole discretion, unless a court of competent jurisdiction shall otherwise direct.

      6.4. Governance. All rights and remedies available to the Agent or the Lenders with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by the Agent acting, where so required by the Loan Agreement, with the concurrence of the Required Lenders.

      7. WAIVERS, AMENDMENTS AND REMEDIES.

      No delay or omission of the Agent to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence, where so required by the Loan Agreement, of the Required Lenders, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

      8. GENERAL PROVISIONS.

      8.1. Indemnity. The Pledgor hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless the Agent and the Lenders, and their respective successors, assigns, agents, employees, directors, officers, attorneys, accountants and other representatives (each an "Indemnitee"), from and against any and all liabilities, damages, penalties, suits, costs and expenses of any kind and nature, imposed on, incurred by or asserted against any of the Indemnitees, in any way relating to or arising out of any action taken or failure to act by the Pledgor under or in respect of this Pledge Agreement, provided that no such Person shall be entitled to indemnification for liabilities, damages, penalties, suits, costs and expenses caused by its or their own gross negligence or willful misconduct.

      8.2. Secured Party Performance of Pledgor Obligations. Without having any obligation to do so, if a Default has occurred and is continuing the Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Pledge Agreement and the Pledgor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.2. The Pledgor's obligation to reimburse the Agent pursuant to the preceding sentence shall constitute an Obligation payable on demand.

      8.3. Authorization for Secured Party to Take Certain Action. The Pledgor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact to act on behalf of the Pledgor (i) to execute on behalf of the Pledgor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's and the Lenders' security interest in the Collateral, and (iv) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Section 6.3 if a Default has occurred and is continuing.

      8.4. Specific Performance of Certain Covenants. The Pledgor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1 and
5.3 will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Pledgor contained in this Pledge Agreement, that the covenants of the Pledgor contained in the Sections referred to in this Section 9.4 shall be specifically enforceable against the Pledgor.

      8.5. Definition of Certain Terms. Terms defined in the New York Uniform Commercial Code which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the New York Uniform Commercial Code as in effect on the date hereof.

      8.6. Benefit of Agreement. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent and the Lenders and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights under this Pledge Agreement or any interest herein, without the prior written consent of the Agent.

      8.7. Survival of Representations. All representations and warranties of the Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

      8.8. Taxes and Expenses. Any taxes (including income taxes other than taxes on the overall net income of the Lenders) payable or ruled payable by Federal, Provincial or State authority or other Governmental Body in respect of this Pledge Agreement shall be paid by the Pledgor, together with interest and penalties, if any. The Pledgor shall reimburse the Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys' fees and reasonable time charges of attorneys and paralegals who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Pledge Agreement or in the collection, preservation or sale of the Collateral.

      8.9. Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

      8.10. Termination. This Pledge Agreement and the Lien arising hereunder shall (i) become effective as of the date hereof upon the execution hereof and
(ii) continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until no Obligations or commitments of the Pledgor or any of the Borrowers to the Agent or the Lenders which could give rise to any Obligations shall be outstanding. Upon the termination of this Pledge Agreement, the Agent will promptly deliver to the Pledgor (or to such other Person as the Pledgor or a court of competent jurisdiction shall direct), any Pledged Stock then still held by the Agent and not theretofore disposed of in foreclosure or otherwise. Such delivery shall be without warranty of, or recourse to, the Agent.

      8.11. Releases; Partial Releases. Any cash dividends received by the Pledgor in accordance with the terms of Section 6.1(a) shall be deemed released from the Lien of this Pledge Agreement and shall be held by the Pledgor (or any transferee of Pledgor) free and clear of the Lien created by this Pledge Agreement. Upon termination of this Pledge Agreement in accordance with the provisions of Section 8.10, the Agent shall, at the Pledgor's request and expense, execute such release as the Pledgor may reasonably request, in form and upon terms acceptable to the Agent in all respects, and shall deliver all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in the Agent's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to the Pledgor.

      8.12. Entire Agreement. This Pledge Agreement together with the Loan Agreement and the other Loan Documents embodies the entire agreement and understanding among the Pledgor, the Lenders and the Agent relating to the Collateral and supersedes all prior agreements and understandings among the Pledgor, the Lenders and the Agent relating to the Collateral.

      8.13. CHOICE OF LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      8.14. Waivers. Except to the extent expressly otherwise provided herein or in any Loan Document, the Pledgor waives, to the extent permitted by applicable law, (i) any right to require the Agent or any Lender to proceed against any other Person, to exhaust their rights in any other collateral, or to pursue any other right which the Agent or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (iii) all rights of marshalling in respect of any and all of the Collateral.

      8.15. Agent Appointed Attorney-In-Fact. The Pledgor hereby irrevocably appoints the Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion reasonably exercised, to take any action and to execute any instrument that the Agent deems reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Pledge Agreement.

      8.16. Severability. The provisions of this Pledge Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement or any jurisdiction.

      9. NOTICES.

      9.1. Sending Notices. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given and sent in accordance with the provisions of the Guaranty.

      9.2. Change in Address for Notices. Each of the Pledgor and the Agent may change the address for service of notice upon it by a notice in writing to the other party.

      10. THE AGENT.

      The Toronto-Dominion Bank has been appointed Agent hereunder pursuant to
Article 13 of the Loan Agreement, and the Agent has agreed to act (and any successor or replacement Agent shall act) as such only upon the express conditions contained in such Article. Any successor or replacement Agent appointed pursuant to Article 13 of the Loan Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

      IN WITNESS WHEREOF, the undersigned have executed this Stock Pledge Agreement as of the date first above written.

                                    FLS HOLDINGS, INC.

                                    By:   __________________________________

                                    Name: __________________________________

                                    Title: _________________________________


                                    THE TORONTO-DOMINION BANK,
                                    as Agent

                                    By:   __________________________________

                                    Name: __________________________________

                                    Title: _________________________________

                                  Schedule A to
                             Stock Pledge Agreement

                                  Pledged Stock

-------------------------------------------------------------------------------
                                             No. of
Pledged Stock Corporation    Jurisdiction     Stock       No. of      Par Value
           Name              of Domicile   Certificates   Shares      Per Share
           ----              -----------   ------------   ------      ---------
-------------------------------------------------------------------------------
AmeriSteel Corporation       Delaware
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   SCHEDULE K

                                The Real Property
                           The Manitoba Real Property
                 Legal Descriptions and Registered Encumbrances

           (all information is based upon Certified Titles dated December 15, 1998, and all C/T's listed below evidence registered ownership in "Gerdau MRM Steel Inc.")

C/T No. 1398757

      ALL THOSE PORTIONS OF RL 21, 22 AND 24, PARISH OF ST CLEMENTS WHICH LIE TO THE WEST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1610 FEET FROM THE WESTERN LIMIT OF RIGHT OF WAY OF RLY PLAN 380 WLTO

      Registered Encumbrances
      Mortgage No. 1922866 in favour of The Toronto-Dominion Bank (the "TD Mortgage")
      Mortgage No. 1922867 in favour of The Canam Manac Group Inc. (the "Canam Mortgage")

C/T No. 1398762

      ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS WHICH LIES TO THE WEST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1610 FEET PERP FROM THE WESTERN LIMIT OF RIGHT OF WAY OF RLY PLAN 380 WLTO

      Registered Encumbrances

      The TD Mortgage and the Canam Mortgage (hereinafter together referred to as the "Permitted Mortgages")

C/T No. 1398763

      FIRSTLY: ALL THAT PORTION OF RL 20, PARISH OF ST CLEMENTS LYING TO THE EAST OF THE EASTERN LIMIT OF RLY PLAN 380 WLTO, WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE EASTERN LIMIT OF LOT 8 PLAN 3527 WLTO EXC, PARCEL "A" PLAN 10373 WLTO

      SECONDLY: LOT 2 PLAN 21763 WLTO IN RL 19 PARISH OF ST CLEMENTS

      Registered Encumbrances
      Easement No. J23544
      Caveat No. 217089
      The Permitted Mortgages

C/T No. 1416136

      FIRSTLY: LOTS 1, 2 AND 3 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      SECONDLY:   PARCELS 1 TO 5 PLAN 6736 WLTO EXC OUT OF SAID PARCELS 4 AND 5:
                  PLAN 32978 WLTO IN RL 21 TO 28 PARISH OF ST CLEMENTS

      Registered Encumbrances
      Caveat No. 144534
      Caveat No. 217089
      The Permitted Mortgages
      Caveat No. 2217728
      Caveat No. 2264931
      Builders Lien Nos. 2296942, 2311566 and 2312510

C/T No. 1398765

      PARCEL 1: ALL THAT PORTION OF RL 24, PARISH OF ST CLEMENTS LYING TO THE WEST OF THE WESTERN LIMIT OF LORD SELKIRK HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF SAID LOT, FROM A POINT IN THE SAME DISTANT WLY THEREON 660 FEET FROM SAID WESTERN LIMIT, EXC, FIRSTLY: PARCEL 3 PLAN 6736 WLTO AND SECONDLY:
      ROAD PLAN 10247 WLTO

      PARCEL 2: ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 25 OF SAID PARISH LYING TO THE WEST OF THE WESTERN LIMIT OF SAID HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN NLY AT RIGHT ANGLES TO THE SOUTHERN LIMIT OF SAID LOT 25 FROM A POINT IN THE SAME DISTANT WLY THEREON 660 FEET FROM SAID WESTERN LIMIT.

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398786

      LOT 9 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398787

      LOTS 4, 5 AND 6 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398788

      E 1/2 OF LOT 7 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398804

      W 1/2 OF LOT 7 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398805

      ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS, BOUNDED AS FOLLOWS: ON THE NORTH BY A LINE DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET FROM THE NORTHERN LIMIT OF SAID LOT ON THE EAST BY THE WESTERN LIMIT OF PARCEL 3 PLAN 6736 WLTO ON THE SOUTH BY A LINE DRAWN NORTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 66 FEET FROM THE SOUTHERN LIMIT OF SAID LOT AND ON THE WEST BY THE EASTERN LIMIT OF PARCEL 4 PLAN 6736 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398806

      ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 23 PARISH OF ST CLEMENTS, LYING TO THE WEST OF THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A STRAIGHT LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF RL 24 OF SAID PARISH, FROM A POINT THEREIN DISTANT WLY THEREON 660 FEET FROM THE WESTERN LIMIT OF SAID HIGHWAY EXC, PARCEL 3 PLAN 6736 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398808

      LOT 8 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398809

      ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 25 PARISH OF ST CLEMENTS WHICH LIES BETWEEN 2 LINES DRAWN AT RIGHT ANGLES TO THE SOUTHERN LIMIT OF SAID LOT FROM POINTS IN THE SAME DISTANT WLY THEREON 660 FEET AND 666 FEET FROM THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398811

      ALL THAT PORTION OF RL 21, PARISH OF ST CLEMENTS, TAKEN FOR SUNNYSIDE ROAD PLAN 3527 (NOW CLOSED) WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF LOT 8 PLAN 3527 WLTO EXC, ALL MINES AND MINERALS

      Registered Encumbrances

      Caveat No. 217089
      The Permitted Mortgages

C/T No. 1398813

      PARCEL 1: ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS BOUNDED AS
      FOLLOWS: ON THE NORTH AND SOUTH BY 2 LINES DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET AND 149 FEET FROM THE NORTHERN LIMIT OF SAID RL, ON THE EAST BY THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO AND ON THE WEST BY A LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF THE HEREIN DESCRIBED PARCEL OF LAND FROM A POINT IN THE SAME DISTANT WLY THEREON 80 FEET FROM WESTERN LIMIT OF SAID HIGHWAY EXC, ROAD PLAN 10247 WLTO.

      PARCEL 2: ALL THAT PORTION OF THE NLY 99 FEET PERP OF SAID RL 23 LYING TO THE WEST OF THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN

      3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN AT RIGHT ANGLES TO THE NORTHERN LIMIT OF RL 24 OF SAID PARISH FROM A POINT THEREIN DISTANT WLY THEREON 660 FROM THE FEET SAID WESTERN LIMIT EXC OUT OF PARCEL 2, FIRSTLY:
      PARCEL 3 PLAN 6736 WLTO AND SECONDLY: ROAD PLAN 10247 WLTO.

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398815

      LOT 10 PLAN 3527 WLTO EXC, THE WLY 134 FEET OF THE SLY 150 FEET IN RL 21 AND 22 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398818

      ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS, BOUNDED AS FOLLOWS: ON THE EAST BY THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO ON THE WEST BY THE EASTERN LIMIT OF PARCEL 3 PLAN 6736 WLTO ON THE SOUTH BY A LINE DRAWN NORTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 66 FEET FROM THE SOUTHERN LIMIT OF SAID RL AND ON THE NORTH BY A LINE DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET FROM THE NORTHERN LIMIT OF SAID RL EXC, FIRSTLY: ALL THAT PORTION OF THE NLY 50 FEET PERP WHICH LIES TO THE EAST OF A LINE DRAWN AT RIGHT ANGLES TO THE NORTHERN LIMIT OF THE LAND ABOVE DESCRIBED FROM A POINT IN THE SAME DISTANT WLY THEREON 80 FEET FROM SAID WESTERN LIMIT AND SECONDLY: PUBLIC ROAD PLAN 10247 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398819

      ALL THAT PORTION OF RL 21, PARISH OF ST CLEMENTS TAKEN FOR SUNNYSIDE ROAD (NOW CLOSED) CONTAINED WITHIN THE LIMITS SHOWN PINK ON PLAN 3527 WLTO, LYING TO THE EAST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF LOT 8 PLAN 3527 WLTO, WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF ELY 55 FEET OF SAID LOT 8 EXC, ALL MINES AND MINERALS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398820

      LOT 1 PLAN 20926 WLTO IN RL 28 AND 29 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398821

      ALL THOSE PORTIONS OF RL 26 AND 27, PARISH OF ST CLEMENTS LYING TO THE WEST OF PARCEL 5 PLAN 6736 WLTO WHICH LIE TO THE EAST OF THE EASTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO

      Registered Encumbrances

      Caveat No. 198384
      The Permitted Mortgages
      Builders Lien Nos. 2296942, 2311566 and 2312510

C/T No. 1398824

      ALL THOSE PORTIONS OF RL 19 AND 20, PARISH OF ST CLEMENTS WHICH LIE TO THE WEST OF THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398826

      ALL THAT PORTION OF RL 25, PARISH OF ST CLEMENTS LYING TO THE WEST OF THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1082 FEET FROM SAID WESTERN LIMIT

      Permitted Liens

      The Permitted Mortgages

C/T No. 1398827

      LOT 1 PLAN 18880 WLTO IN RL 21 TO 25 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398830

      LOT 1 PLAN 16426 WLTO IN RL 27 AND 28 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398831

      LOT 1 PLAN 26644 WLTO IN RL 27 TO 30 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398833

      ALL THOSE PORTIONS OF RL 26, 27 AND 28, PARISH OF ST CLEMENTS LYING TO THE WEST OF A LINE DRAWN PARALLEL WITH THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO AND ITS STRAIGHT PRODUCTIONS AND PERPENDICULARLY DISTANT WLY THEREFROM 99 FEET EXC OUT OF RL 27 AND 28, PLANS 16426 AND 26644 WLTO

      Registered Encumbrances

      The Permitted Mortgages

C/T No. 1398835

      LOT 1 PLAN 21763 WLTO IN RL 19 PARISH OF ST CLEMENTS

      Registered Encumbrances

      Easement No. J23544
      The Permitted Mortgages

C/T No. 1507428

      LOT 2 PLAN 34782 WLTO IN RL 28 TO 31 PARIS OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages
      Caveat No. 2059433
      Caveat No. 2059434
      Caveat No. 2087192
      Caveat No. 2162371

C/T No. 1507432

      LOT 3 PLAN 34782 WLTO IN RL 28 TO 31 PARISH OF ST CLEMENTS

      Registered Encumbrances

      The Permitted Mortgages
      Caveat No. 2059433
      Caveat No. 2059434
      Caveat No. 2087192

Encumbrances Outstanding Against Gerdau MRM Steel Inc. Real Property

1.    Secured Party:                            Greater Winnipeg Gas Company
      Date Registered:                          May 7, 1969
      Registration Number:                      J23544
      Consideration:                            0
      Comments:                                 Easement

2.    Secured Party:                            Manitoba Hydro Electric Board
      Date Registered:                          217089
      Registration Number:                      September 23, 1970
      Consideration:                            0
      Comments:                                 Caveat

3.    Secured Party:                            Manitoba Power Commission
      Date Registered:                          October 26, 1942
      Registration Number:                      144534
      Consideration:                            0
      Comments:                                 Caveat

4.    Secured Party:                            Manitoba Hydro Electric Board
      Date Registered:                          July 14, 1965
      Registration Number:                      198384
      Consideration:                            0
      Comments:                                 Caveat

5.    Secured Party:                            The Canam Manac Group Inc.
      Date Registered:                          June 29, 1995
      Registration Number:                      1922867
      Consideration:                            $30,000,000
      Comments:                                 Mortgage

6.    Secured Party:                            Royal Bank of Canada
      Date Registered:                          September 10, 1996
      Registration Number:                      2059433
      Consideration:                            0
      Comments:                                 Caveat as to equitable mortgage
                                                and charge of the interest of
                                                658817 Alberta Ltd., as lessee

7.    Secured Party:                            Royal Bank of Canada
      Date Registered:                          September 10, 1996
      Registration Number:                      2059434
      Consideration:                            0
      Comments:                                 Caveat as to equitable mortgage
                                                and charge by virtue of
                                                Mortgage of Lease by way of
                                                Sub-lease, executed by 658817
                                                Alberta Ltd.

8.    Secured Party:                            Manitoba Development Corporation
      Date Registered:                          November 29, 1996
      Registration Number:                      2087192
      Consideration:                            0
      Comments:                                 Charge granted by 658817
                                                Alberta Ltd. to Manitoba
                                                Development Corporation over
                                                its interest in an Option
                                                Agreement to acquire title to
                                                lands described in C/T1507428

9.    Secured Party:                            658817 Alberta Ltd. and Black
                                                Cat Blades Ltd.
      Date Registered:                          July 15, 1997
      Registration Number:                      2162371
      Consideration:                            0
      Comments:                                 Option to purchase lands
                                                described in C/T150728 in
                                                favour of 658817 Alberta Ltd.
                                                and Black Cat Blades Ltd.

                                   SCHEDULE L

                                Security Schedule

PRIOR SECURITY

1.    Given by Courtice

      (a)   Guarantee of MRM's obligations dated as of December 18, 1998

      (b)   Guarantee of Gerdau Steel's obligations dated as of December 18,
            1998

      (c)   Cdn.$50,000,000 Debenture dated October 31, 1989

      (d)   Debenture Pledge Agreement dated October 31, 1989

      (e)   Cdn.$50,000,000 Supplemental Debenture dated June 27, 1990

      (f)   Debenture Pledge Agreement dated June 27, 1990

      (g)   Debenture Amending Agreement dated November 8, 1996

      (h)   Debenture Delivery Agreement dated November 8, 1996

2.    Given by MRM

      (a)   Guarantee of Courtice's obligations dated as of December 18, 1998

      (b)   Guarantee of Gerdau Steel's obligations dated as of December 18,
            1998

      (c)   Cdn.$80,000,000 Fixed and Floating Charge Debenture dated June 27,
            1995

      (d)   Hypothecation and Pledge of Debenture dated June 27, 1995

      (e) US$20,000,000 Working Capital General Security Agreement (Inventory and Receivables) dated as of November 8, 1996

      (f)   Guarantee of Porter Bros.' obligations dated as of December 18, 1998

3.    Given by Gerdau Steel

      (a)   Guarantee of Courtice's obligations dated as of December 18, 1998

      (b)   Guarantee of MRM's obligations dated as of December 18, 1998

4.    Given by Metalurgica Gerdau S.A.

      (a) Cdn.$50,000,000 Guarantee of Courtice's obligations dated as of December 18, 1998

      (b) Cdn.$50,000,000 Guarantee of MRM's obligations dated as of December 18, 1998

5.    Given by Porter Bros.

      (a)   Guarantee of MRM's obligations dated as of December 18, 1998

6.    Given by GTL Trade Corporation

      (a) Subordination by GTL Trade Corporation in respect of Gerdau Steel and Courtice promissory notes

7.    Given by Oruscom S.A.

      (a) Subordination by Oruscom S.A. in respect of Gerdau Steel promissory note

NEW SECURITY

8.    To be given by Courtice

      (a)   Guarantee of obligations of MRM and Gerdau Steel

      (b)   Guarantee of MRM Holdings' obligations

      (c)   Cdn.$350,000,000 Fixed and Floating Demand Debenture

      (d)   Debenture Delivery Agreement

      (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

      (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

      (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

      (h)   Working Capital Security Agreement (Inventory and Receivables)

9.    To be given by MRM

      (a)   Guarantee of obligations of Courtice and Gerdau Steel

      (b)   Guarantee of MRM Holdings' obligations

      (c)   Cdn.$350,000,000 Fixed and Floating Demand Debenture

      (d)   Debenture Delivery Agreement

      (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

      (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

      (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

      (h)   Working Capital Security Agreement (Inventory and Receivables)

      (i) Stock Pledge of all issued Porter Bros. shares, with deposit of stock certificates

10.   To be given by Steel

      (a)   Guarantee of obligations of Courtice and MRM

      (b)   Guarantee of MRM Holdings' obligations

      (c)   Cdn.$350,000,000 Fixed and Floating Demand Debenture

      (d)   Debenture Delivery Agreement

      (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

      (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

      (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

      (h)   Working Capital Security Agreement (Inventory and Receivables)

      (i) Share Pledge of all issued Courtice and MRM Holdings shares, with deposit of share certificates

      (j) Stock Pledge of all issued Gerdau USA shares, with deposit of stock certificates

11.   To be given by MRM Holdings

      (a)   Guarantee of obligations of Gerdau Steel and MRM

      (b)   Cdn.$350,000,000 Fixed and Floating Charge Debenture

      (c)   Debenture Delivery Agreement

      (d) Share Pledge of all issued MRM shares, with deposit of share certificates

12.   To be given by Porter Bros.

      (a) Cdn.$350,000,000 Guarantee of obligations of Courtice, MRM and Gerdau Steel

      (b)   Security Agreement

      (c)   Working Capital Security Agreement (Inventory and Receivables)

13.   To be given by Gerdau USA

      (a)   Cdn.$350,000,000 Guarantee of Gerdau Steel's obligations

      (b) Stock Pledge of all issued FLS shares held by Gerdau USA, with deposit of stock certificates

14.   To be given by FLS

      (a)   Limited Recourse Guarantee of Gerdau Steel's obligations

      (b) Stock Pledge of the Target Shares held by FLS, with deposit of stock certificate

15.   To be given by Gerdau S.A.

      (a) Cdn.$350,000,000 Guarantee of obligations of Courtice, MRM and Gerdau Steel

      (b)   Subordination Agreements

16.   To be given by GTL Trade Corporation

      (a) Subordination by GTL Trade Corporation in respect of Gerdau Steel and Courtice promissory notes

17.   To be given by Oruscom S.A.

      (a) Subordination by Oruscom S.A. in respect of Gerdau Steel promissory note

18.   To be given by all Gerdau S.A. Group Members and the Agent

      (a) Security Coordination Agreement among all the Gerdau S.A. Group Members and the Agent

19.   To be given by the Gerdau Canada Group and Gerdau S.A.

      (a) Confirmation of Security Agreement, among the Gerdau Canada Group and Gerdau S.A. in favour of the Agent

                                   SCHEDULE M

                      Form of Repayment/Cancellation Notice

TO:         The Toronto-Dominion Bank, as Agent
            Corporate Investment Banking Group
            9th Floor , Toronto Dominion Bank Tower
            Toronto Dominion Centre
            55 King Street West, P.O. Box 1
            Toronto, Ontario
            M5K 1A2

            Attention: Manager
            Agency, Syndicated Loans

Re:         Gerdau Steel Inc.

            Reference is made to an amended and restated loan agreement (the "Loan Agreement") dated as of November 8, 1996, as further amended and restated on December 18, 1998 and on September 27, 1999, and as further amended, supplemented, restated or novated from time to time, between Gerdau Steel Inc., Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Repayment Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

            [Notice is hereby given in accordance with Section o of the Loan Agreement that the undersigned wishes to cancel the [Revolver/Term] Facility by the amount of Cdn.$o.]*

            Notice is hereby given in accordance with Section o of the Loan Agreement that the undersigned wishes to repay a Borrowing, and in connection therewith, the undersigned advises the Agent that the [specify type of Borrowing] in the amount of [specify amount and currency] will be repaid on [specify date].

            DATED as of the _____ day of ____________, _______.*


                                        __________________________________


                                        By:_____________________________________
                                           Title:

                                        By:_____________________________________
                                           Title:


* as applicable

                                   SCHEDULE N

                        Environmental Disclosure Schedule

                                      None

                                   SCHEDULE O

                          Intellectual Property Rights

                                      None

                                   SCHEDULE P

                             Chief Executive Offices

1.    Courtice     -     Ontario

2.    MRM          -     Manitoba

3.    Gerdau Steel -     Ontario